Exhibit 10.1

LOAN AGREEMENT

between

BROADWAY 500 WEST MONROE FEE LLC,

as Borrower

and

MORGAN STANLEY MORTGAGE CAPITAL HOLDINGS LLC,

as Lender

Dated as of July 11, 2007

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ARTICLE III

INTENTIONALLY OMITTED

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Section 4.1	Borrower Representations		47
	4.1.1	Organization	47
	4.1.2	Proceedings	47
	4.1.3	No Conflicts	47
	4.1.4	Litigation	47
	4.1.5	Agreements	48
	4.1.6	Solvency	48
	4.1.7	Full and Accurate Disclosure	48
	4.1.8	No Plan Assets	49
	4.1.9	Compliance	49
	4.1.10	Financial Information	49
	4.1.11	Condemnation	49
	4.1.12	Federal Reserve Regulations	49
	4.1.13	Utilities and Public Access	50
	4.1.14	Not a Foreign Person	50
	4.1.15	Separate Lots	50
	4.1.16	Assessments	50
	4.1.17	Enforceability	50
	4.1.18	No Prior Assignment	50
	4.1.19	Insurance	50
	4.1.20	Use of Property	50
	4.1.21	Certificate of Occupancy; Licenses	50
	4.1.22	Flood Zone	51
	4.1.23	Physical Condition	51
	4.1.24	Boundaries	51
	4.1.25	Leases	51
	4.1.26	Survey	52
	4.1.27	Loan to Value	52
	4.1.28	Filing and Recording Taxes	52
	4.1.29	[Intentionally Omitted]	53
	4.1.30	Management Agreement	53
	4.1.31	Illegal Activity	53
	4.1.32	No Change in Facts or Circumstances; Disclosure	53
	4.1.33	Investment Company Act	53
	4.1.34	Principal Place of Business; State of Organization	53
	4.1.35	Single Purpose Entity	54
	4.1.36	Business Purposes	58
	4.1.37	Taxes	58

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	4.1.38	Forfeiture	58
	4.1.39	Environmental Representations and Warranties	58
	4.1.40	Taxpayer Identification Number	59
	4.1.41	OFAC	59
	4.1.42	Standard Form of Lease	59
	4.1.43	Accounts	59
	4.1.44	Embargoed Person	60
	4.1.45	Pre-Existing Liabilities. Borrower hereby represents with respect to Borrower that it:	61
Section 4.2	Survival of Representations		61

ARTICLE V

BORROWER COVENANTS

Section 5.1	Affirmative Covenants		62
	5.1.1	Existence; Compliance with Legal Requirements	62
	5.1.2	Taxes and Other Charges	63
	5.1.3	Litigation	63
	5.1.4	Access to the Property	63
	5.1.5	Notice of Default	63
	5.1.6	Cooperate in Legal Proceedings	64
	5.1.7	Award and Insurance Benefits	64
	5.1.8	Further Assurances	64
	5.1.9	Mortgage and Intangible Taxes	65
	5.1.10	Financial Reporting	65
	5.1.11	Business and Operations	69
	5.1.12	Costs of Enforcement	69
	5.1.13	Estoppel Statement	69
	5.1.14	Loan Proceeds	69
	5.1.15	Performance by Borrower	69
	5.1.16	Confirmation of Representations	70
	5 1.17	Leasing Matters	70
	5.1.18	Management Agreement	73
	5.1.19	Environmental Covenants	75
	5.1.20	Alterations	76
	5.1.21	OFAC	77
Section 5.2	Negative Covenants		77
	5.2.1	Liens	77
	5.2.2	Dissolution	77
	5.2.3	Change in Business	77
	5.2.4	Debt Cancellation	78
	5.2.5	Zoning	78
	5.2.6	No Joint Assessment	78
	5.2.7	Name, Identity, Structure, or Principal Place of Business	78
	5.2.8	ERISA	78

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	5.2.9	Affiliate Transactions	79
	5.2.10	Transfers	79
	5.2.11	Permitted Transfer	81
Section 5.3	Transfer Fee		82

ARTICLE VI

INSURANCE; CASUALTY; CONDEMNATION

Section 6.1	Insurance		82
Section 6.2	Casualty		87
Section 6.3	Condemnation		87
Section 6.4	Restoration		88

ARTICLE VII

RESERVE FUNDS

Section 7.1	Required Repairs		93
Section 7.2	Tax and Insurance Escrow Fund		93
Section 7.3	Intentionally Deleted		95
Section 7.4	Rollover Replacement Reserve		95
	7.4.1	Deposits into the Rollover/Replacement Reserve Account	95
	7.4.2	Disbursements from the Rollover/Replacement Reserve Account	95
Section 7.5	Intentionally Omitted		99
Section 7.6	Intentionally Omitted		99
Section 7.7	Debt Service Shortfall Reserve Funds		99
	7.7.1	Deposits into the Debt Service Shortfall Reserve Fund	99
	7.7.2	Withdrawals from the Debt Service Shortfall Reserve Fund	99
Section 7.8	Reserve Funds, Generally		99
Section 7.9	Provisions Regarding Letters of Credit		100
	7.9.1	Letters of Credit Generally	100
	7.9.2	Event of Default	100
	7.9.3	Security for Debt	101
	7.9.4	Additional Rights of Lender	101
	7.9.5	Reduction of Letter of Credit	101
	7.9.6	Limitations on Guaranties and Letters of Credit	101

ARTICLE VIII

DEFAULTS

Section 8.1	Event of Default		102
Section 8.2	Remedies		105
Section 8.3	Remedies Cumulative; Waivers		106

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SCHEDULE IV	Organizational Chart of Borrower
SCHEDULE V	Forms of Certificates for Financial Reporting
SCHEDULE V-A	Form of Certificate with respect to Annual and Quarterly Financials
SCHEDULE V-B	Form of Certificate with respect to Monthly Financials
SCHEDULE VI	Litigation
SCHEDULE VII	Intentionally Deleted
SCHEDULE VIII	Intentionally Deleted
SCHEDULE IX	Standard Form of Lease
SCHEDULE X	Form of Draw Request
SCHEDULE XI	Tenant Direction Letter
SCHEDULE XII	[Reserved]
SCHEDULE XIII	Intentionally Deleted
SCHEDULE XIV	Form of Certificate for Replacements from the Rollover/Replacement Reserve Funds
SCHEDULE XV	Form of Certificate with respect to disposition of Cash Security Deposit
SCHEDULE XVI	Form of Certificate with respect to disposition of Letter of Credit Security Deposit
SCHEDULE XVII	Form of Non-disturbance Agreement
SCHEDULE XVIII	Form of Officer’s Certificate with respect to Leasing Expenses from the Rollover/Replacement Reserve Funds

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LOAN AGREEMENT

THIS LOAN AGREEMENT, dated as of July 11, 2007 (as amended, restated, replaced, supplemented or otherwise modified from time to time, this “Agreement”), between MORGAN STANLEY MORTGAGE CAPITAL HOLDINGS LLC, a New York limited liability company, having an address at 1221 Avenue of the Americas, New York, New York 10020 (“Lender”) and BROADWAY 500 WEST MONROE FEE LLC, a Delaware limited liability company, having its principal place of business at c/o Broadway Partners, 375 Park Avenue, Suite 2107, New York, New York 10152 (“Borrower”).

W I T N E S S E T H:

WHEREAS, Borrower desires to obtain the Loan (as hereinafter defined) from Lender; and

WHEREAS, Lender is willing to make the Loan to Borrower, subject to and in accordance with the terms of this Agreement and the other Loan Documents (as hereinafter defined); and

NOW THEREFORE, in consideration of the making of the Loan by Lender and the covenants, agreements, representations and warranties set forth in this Agreement, the parties hereto hereby covenant, agree, represent and warrant as follows:

ARTICLE I

DEFINITIONS; PRINCIPLES OF CONSTRUCTION

Section 1.1 Definitions. For all purposes of this Agreement, except as otherwise expressly required or unless the context clearly indicates a contrary intent:

“Acceptable Counterparty” means any Counterparty to the Interest Rate Cap Agreement that has and shall maintain, until the expiration of the applicable Interest Rate Cap Agreement, a Minimum Counterparty Rating.

“Acceptable Guarantor” means a Person which (A) owns a direct or indirect equity interest in Borrower and (B) is a creditworthy entity in Lender’s reasonable determination (including sufficient net worth and liquidity).

“Account Collateral” shall mean: (i) the Accounts and the Lockbox Account, and all Cash, checks, drafts, certificates and instruments, if any, from time to time deposited or held in the Accounts and the Lockbox Account from time to time, including, without limitation, all deposits or wire transfers made to the Accounts and the Lockbox Account; (ii) any and all amounts invested in Permitted Investments; (iii) all interest, dividends, Cash, instruments, investment property and other property from time to time received, receivable or otherwise payable in respect of, or in exchange for, any or all of the foregoing; and (iv) to the extent not covered by clauses (i) through (iii) above, all “proceeds” (as defined under the UCC as in effect in the State of New York) of any or all of the foregoing.

“Accounts” shall have the meaning set forth in the Cash Management Agreement.

“Accrual Period” shall mean, in connection with the calculation of interest accrued with respect to any specified Payment Date, the period commencing on the fifteenth (15th) day of the prior calendar month and ending on the fourteenth (14th) day of the calendar month in which such Payment Date occurs; provided, however, the initial Accrual Period shall be the period commencing on the Closing Date and ending on July 14, 2007. Each Accrual Period shall be a full month and shall not be shortened by reason of any payment of the Loan prior to the expiration of such Accrual Period.

“Acquired Property” shall have the meaning set forth in Section 5.1.10(g)(i) hereof.

“Acquired Property Statements” shall have the meaning set forth in Section 5.1.10(g)(i) hereof.

“Act” shall have the meaning set forth in Section 4.1.35(hh) hereof.

“Actual Required Payment” shall have the meaning specified in Section 2.3.1.

“Affiliate” shall mean, as to any Person, any other Person that, directly or indirectly, owns more than forty percent (40%) of, is in control of, is controlled by or is under common ownership or control with such Person or is a controlling director or controlling officer of such Person or of an Affiliate of such Person. Such term shall include Guarantor unless otherwise specified or if the context may otherwise require.

“Affiliated Loans” shall have the meaning set forth in 5.1.10(1) hereof.

“Affiliated Manager” shall mean any property manager which is an Affiliate of, or in which Borrower, Principal, or Guarantor has, directly or indirectly, any legal, beneficial or economic interest.

“Agent Bank” shall mean KeyCorp Real Estate Capital Markets, Inc., and any successor Eligible Institution thereto.

“Aggregate Debt Service” shall mean the aggregate Debt Service for the Loan and the Mezzanine Loan.

“Agent” shall have the meaning set forth in Section 9.7.2(d) hereof.

“ALTA” shall mean American Land Title Association or any successor thereto.

“Alteration Security Threshold” shall have the meaning set forth in Section 5.1.20 hereof.

“Alteration Threshold Amount” shall mean an amount equal to $6,500,000 provided, however, that for so long as the Mezzanine Loan D is outstanding, the Alteration Threshold Amount shall equal $2,500,000.00.

“Annual Budget” shall mean the operating budget, including Borrower’s good faith estimate of all planned capital expenditures, for the Property prepared by Borrower for the applicable calendar year or other period.

“Applicable Interest Rate” shall mean (A) from and including the Closing Date through and including July 14, 2007, an interest rate per annum equal to 6.3437%; and (B) for the Accrual Period commencing on July 15, 2007 and for each successive Accrual Period through and including the date on which the Debt is paid in full, an interest rate per annum equal to (I) the Eurodollar Rate or (II) the Substitute Rate plus the Substitute Spread, if the Loan is a Substitute rate Loan in accordance with the provisions of Section 2.2.3 hereof.

“Applicable Laws” shall mean all existing and future federal, state and local laws, orders, ordinances, governmental rules and regulations and court orders.

“Appraisal” shall mean an appraisal prepared in accordance with the requirements of FIRREA, prepared by an independent third party appraiser holding an MAI designation, who is State licensed or State certified if required under the laws of the State where the Property is located, who meets the requirements of FIRREA and who is otherwise satisfactory to Lender.

“Approved Accountant” shall mean a “Big Four” accounting firm, The Schonbraun McCann Group LLP, Anchin, Block & Anchin LLP or other independent certified public accountant reasonably acceptable to Lender.

“Approved Annual Budget” shall have the meaning set forth in Section 5.1.10(d) hereof.

“Approved Bank” shall mean (i) a bank or other financial institution with a long term debt obligation rating of “A” or better by S&P and Fitch (if rated by Fitch) and “A2” or better by Moody’s (or a comparable long term debt obligation rating) as determined by the Rating Agencies and (ii) WestLB AG, provided that (A) WestLB AG has and maintains as long as the applicable Letter of Credit is in effect a long term unsecured debt rating of not less than “A-” by S&P and Fitch (if rated by Fitch) and “A3” by Moody’s and (B) Lender reasonably determines that delivery of a Letter of Credit by WestLB AG would not, in and of itself, result in a downgrade, qualification or withdrawal of the initial, or, if higher, then current ratings assigned to the Securities.

“Assignment and Assumption” shall have the meaning set forth in Section 9.7.2(a).

“Assignment of Interest Rate Cap” shall mean that certain Collateral Assignment of Interest Rate Cap Agreement to be made by Borrower to Lender as required by this Agreement as security for the Loan, consented to by the Counterparty, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Assignment of Leases” shall mean that certain first priority Assignment of Leases and Rents, dated as of the date hereof, from Borrower, as assignor, to Lender, as assignee, assigning to Lender all of Borrower’s interest in and to the Leases and Rents of the Property as security for the Loan, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Assignment of Management Agreement” shall mean that certain Conditional Assignment of Management Agreement dated as of the date hereof, among Lender, Borrower and Manager, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Award” shall mean any compensation paid by any Governmental Authority in connection with a Condemnation in respect of all or any part of the Property.

“Bankruptcy Code” shall mean Title 11 U.S.C. §101 et seq., and the regulations adopted and promulgated pursuant thereto (as the same may be amended from time to time).

“Basic Carrying Costs” shall mean the sum of the following costs associated with the Property for the relevant Fiscal Year or payment period: (i) Taxes and (ii) Insurance Premiums.

“Borrower” shall have the meaning set forth in the introductory paragraph hereto, together with its permitted successors and permitted assigns.

“Breakage Costs” shall have the meaning set forth in Section 2.2.3(d) hereof.

“Business Day” shall mean any day other than a Saturday, Sunday or any other day on which national banks in New York, New York are not open for business.

“Capital Expenditures” shall mean, for any period, the amount expended for items capitalized under GAAP (or such other accounting basis reasonably acceptable to Lender).

“Cash” shall mean coin or currency of the United States of America or immediately available funds, including such funds delivered by wire transfer.

“Cash Equivalents” shall mean any of the following, to the extent owned by a Person free and clear of all Liens: (a) readily marketable direct obligations of the Government of the United States or any agency or instrumentality thereof or obligations unconditionally guaranteed by the full faith and credit of the Government of the United States, (b) certificates of deposit of or time deposits with any federally insured commercial bank that is a member of the Federal Reserve System, which issues (or the parent of which issues) commercial paper rated as described in clause (c) below, is organized under the laws of the United States or any State thereof and has combined capital and surplus of at least $1 billion (c) commercial paper issued by any corporation organized under the laws of any State of the United States and rated at least “Prime-1” (or the then equivalent grade) by Moody’s or “A-1” (or the then equivalent grade) by S&P, or (d) a Letter of Credit.

“Cash Management Agreement” shall mean that certain Cash Management Agreement dated as of the date hereof among Lender, Borrower, Manager and Agent Bank, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Casualty” shall have the meaning set forth in Section 6.2 hereof.

“Casualty Consultant” shall have the meaning set forth in Section 6.4(b)(iii) hereof.

“Casualty Retainage” shall have the meaning set forth in Section 6.4(b)(iv) hereof.

“Closing Date” shall mean the date of the funding of the Loan.

“Code” shall mean the Internal Revenue Code of 1986, as amended, as it may be further amended from time to time, and any successor statutes thereto, and all applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

“Co-Lender” shall have the meaning set forth in Section 9.7.2(a) hereof.

“Co-Lending Agreement” shall mean the Co-Lending Agreement entered into between Lender, individually as a Co-Lender and as Agent and the other Co-Lenders in the event of a Syndication, as the same may be further supplemented modified, amended or restated.

“Collateral” shall mean the Property, the Accounts, the Lockbox Account, the Reserve Funds, the Guaranty, the Personal Property, the Rents, the Account Collateral, and all other real or personal property of Borrower or any Guarantor that is at any time pledged, mortgaged or otherwise given as security to Lender for the payment of the Debt under the Security Instrument, this Agreement or any other Loan Document.

“Condemnation” shall mean a temporary or permanent taking by any Governmental Authority as the result or in lieu or in anticipation of the exercise of the right of condemnation or eminent domain, of all or any part of the Property, or any interest therein or right accruing thereto, including any right of access thereto or any change of grade affecting the Property or any part thereof.

“Condemnation Proceeds” shall have the meaning set forth in Section 6.4(b) hereof.

“control” (and the correlative terms “controlled by” and “controlling”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management and policies of the business and affairs of the entity in question by reason of the ownership of beneficial interests, by contract or otherwise.

“Counterparty” shall mean (a) the counterparty under the Interest Rate Cap Agreement that is the issuer of the Interest Rate Cap Agreement or (b) a Person that guarantees such counterparty’s obligations under the Interest Rate Cap Agreement or otherwise provides to such counterparty credit support acceptable to Lender or, after a Securitization, the Rating

Agencies, provided, however, that such guarantor shall be deemed the “Counterparty” for so long as the long-term credit rating issued by the Rating Agencies to such guarantor is better than the long-term credit rating of the actual counterparty under the Interest Rate Cap Agreement.

“Creditors Rights Laws” shall mean with respect to any Person, any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, conservatorship, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to its debts or debtors.

“Debt” shall mean the outstanding principal amount set forth in, and evidenced by, this Agreement and the Note together with all interest accrued and unpaid thereon (including, without limitation, any interest that would accrue on the outstanding principal amount of the Loan through and including the end of any applicable Accrual Period, even if such Accrual Period extends beyond any applicable Payment Date or the Maturity Date) and all other sums due to Lender in respect of the Loan under the Note, this Agreement, the Security Instrument or any other Loan Document.

“Debt Service” shall mean, with respect to any particular period of time, interest payments due under the Note for such period.

“Debt Service Account” shall have the meaning set forth in the Cash Management Agreement.

“Debt Service Shortfall Reserve Account” shall have the meaning set forth in the Cash Management Agreement.

“Debt Service Shortfall Reserve Fund” shall have the meaning set forth in Section 7.7.1 hereof.

“Default” shall mean the occurrence of any event hereunder or under any other Loan Document which, but for the giving of notice or passage of time, or both, would constitute an Event of Default.

“Default Rate” shall mean, with respect to the Loan, a rate per annum equal to the lesser of (a) the Maximum Legal Rate, or (b) five percent (5%) above the Applicable Interest Rate.

“Deposit Account” shall have the meaning set forth in the Cash Management Agreement.

“Disclosure Document” shall have the meaning set forth in Section 9.2(a) hereof.

“Eligible Account” shall mean a separate and identifiable account from all other funds held by the holding institution that is either (a) an account or accounts maintained with a federal or State chartered depository institution or trust company which complies with the definition of Eligible Institution or (b) a segregated trust account or accounts maintained with a federal or State chartered depository institution or trust company acting in its fiduciary capacity which, in the case of a State chartered depository institution or trust company, is subject to regulations substantially similar to 12 C.F.R. § 9.10(b), having in either case a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal and State authority. An Eligible Account will not be evidenced by a certificate of deposit, passbook or other instrument.

“Eligible Institution” shall mean a depository institution or trust company, insured by the Federal Deposit Insurance Corporation, (a) the short term unsecured debt obligations or commercial paper of which are rated at least A 1+ by S&P, P 1 by Moody’s and F 1+ by Fitch in the case of accounts in which funds are held for thirty (30) days or less, or (b) the long term unsecured debt obligations of which are rated at least “AA” by Fitch and S&P and “Aa2” by Moody’s in the case of accounts in which funds are held for more than thirty (30) days.

“Embargoed Person” shall have the meaning set forth in Section 4.1.44 hereof.

“Environmental Indemnity” shall mean that certain Environmental Indemnity Agreement dated as of the date hereof executed by Borrower and Guarantor in connection with the Loan for the benefit of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Environmental Law” shall mean any federal, State and local laws, statutes, ordinances, rules, regulations, standards, policies and other government directives or requirements, that, at any time, apply to Borrower and Guarantor or the Property and relate to Hazardous Materials, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act and the Resource Conservation and Recovery Act.

“Environmental Liens” shall have the meaning set forth in Section 5.1.19(a) hereof.

“Environmental Report” shall have the meaning set forth in Section 4.1.39 hereof.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

“Estimated Interest Payment” shall have the meaning specified in Section 2.3.1.

“Eurodollar Rate” shall mean, with respect to any Accrual Period, an interest rate per annum equal to the sum of (a) LIBOR applicable to the Accrual Period plus (b) the Eurodollar Spread per annum.

“Eurodollar Spread” shall mean 102.37 basis points (1.0237%).

“Event of Default” shall have the meaning set forth in Section 8.1 (a) hereof.

“Exchange Act” shall have the meaning set forth in Section 9.2(a) hereof.

“Exchange Act Filing” shall have the meaning set forth in Section 9.2(a) hereof.

“Executive Order” shall have the meaning set forth in the definition of Prohibited Person.

“Extended Maturity Date” shall have the meaning set forth in Section 2.2.1(c) hereof.

“Extension Fee” shall mean one-fourth of one percent (0.25%) of the then-outstanding principal amount of the Loan.

“Extension Maturity Date” Shall have the meaning set forth in Section 2.2.1.

“Extension Option” shall have the meaning set forth in Section 2.2.1.

“Extension Period” shall have the meaning set forth in Section 2.2.1.

“FIRREA” means the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as the same may be amended from time to time.

“Fiscal Year” shall mean each twelve (12) month period commencing on January 1 and ending on December 31 during the term of the Loan.

“Fitch” shall mean Fitch, Inc.

“Flood Insurance Act” shall have the meaning set forth in Section 6.1(a)(vii) hereof.

“Flood Insurance Policies” shall have the meaning set forth in Section 6.1(a)(vii) hereof.

“Force Majeure” shall mean the failure of Borrower to perform any obligation hereunder by reason of any act of God, enemy or hostile government action, terrorist attacks, civil commotion, insurrection, sabotage, strikes or lockouts or any other reason primarily due to cause or causes beyond the reasonable control of Borrower or any Affiliate of Borrower.

“GAAP” shall mean generally accepted accounting principles as of the date of the applicable financial report set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession), or in such other statements by such entity as may be in general use by significant segments of the U.S. accounting profession.

“Governmental Authority” shall mean any court, board, agency, commission, office, central bank or other authority of any nature whatsoever for any governmental unit (federal, State, county, district, municipal, city, country or otherwise) or quasi-governmental unit whether now or hereafter in existence.

“Gross Income from Operations” shall mean all income, determined on an accrual basis and computed in accordance with GAAP (or such other accounting basis reasonably acceptable to Lender), derived from the ownership and operation of the Property from whatever source, including, but not limited to, the Rents (net of rent concessions or credits), utility charges, escalations, forfeited security deposits, interest on credit accounts, service fees or charges, license fees, parking fees, other required pass-throughs, proceeds of business interruption insurance or other loss of income insurance for the applicable period and interest on the Reserve Funds, sales, use and occupancy or other taxes on receipts required to be accounted for by Borrower to any Governmental Authority, non-recurring revenues as reasonably determined by Lender, payments received by Borrower under the Interest Rate Cap Agreement, proceeds from the sale or refinancing of the Property, refunds and uncollectible accounts, sales of furniture, fixtures and equipment, Insurance Proceeds (other than business interruption or other loss of income insurance), Awards, unforfeited security deposits, utility and other similar deposits, any extraordinary revenues, including without limitation, any Lease Termination Payments, and any disbursements to Borrower from the Reserve Funds. Gross Income from Operations shall not be diminished as a result of the Security Instrument or the creation of any intervening estate or interest in the Property or any part thereof. Notwithstanding the foregoing, Gross Income from Operations shall include Rents to be paid pursuant to a Lease executed before or during the applicable period for which Gross Income from Operations is being measured provided (i) the remaining free rent period for such Lease does not exceed ninety (90) days and (ii) the applicable tenant under such Lease is occupying its space or is expected to take occupancy of its space within ninety (90) days of such calculation, such Rents to be included in Gross Income from Operations as if the applicable tenant was paying Rent at the full monthly rate set forth in the applicable Lease from the effective date of such Lease or the commencement of the period for which Gross Income from Operations is being measured, whichever later occurs.

“Guarantor” shall mean each of (i) Broadway Partners Parallel Fund B III, L.P., (ii) Broadway Partners Real Estate Fund III, L.P. and (iii) Broadway Partners Parallel Fund P III, L.P., jointly and severally, and any other entity guaranteeing any payment or performance obligation of Borrower, including, without limitation, any Replacement Guarantor.

“Guaranty” shall mean that certain Guaranty of Recourse Obligations of Borrower, dated as of the date hereof, from Guarantor to Lender.

“Hazardous Materials” shall mean petroleum and petroleum products and compounds containing them, including gasoline, diesel fuel and oil; explosives; flammable materials; radioactive materials; polychlorinated biphenyls and compounds containing them; lead and lead-based paint; asbestos or asbestos-containing materials in any form that is or could become friable; toxic mold; any substance the presence of which on the Property is prohibited by any federal, State or local authority; any substance that requires special handling; and any other material or substance now or in the future defined as a “hazardous substance,” “hazardous material,” “hazardous waste,” “toxic substance,” “toxic pollutant,” “contaminant,” “pollutant” or other words of similar import within the meaning of any Environmental Law.

“Immediate Family Member” shall mean a parent, spouse, sibling, child or grandchild of a natural person.

“Impositions” shall mean any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority.

“Improvements” shall have the meaning set forth in Article 1 of the Security Instrument with respect to the Property.

“Indebtedness” of a Person, at a particular date, means the sum (without duplication) at such date of (a) all indebtedness of such Person (including, without limitation, amounts for borrowed money); (b) obligations evidenced by bonds, debentures, notes, or other similar instruments; (c) obligations for the deferred purchase price of property or services (including trade obligations); (d) obligations under letters of credit; (e) all guaranties, endorsements (other than for collection or deposit in the ordinary course of business) and other contingent obligations to purchase, to provide funds for payment, to supply funds, to invest in any Person or entity, or otherwise to assure a creditor against loss; (f) obligations secured by any Liens, whether or not the obligations have been assumed; (g) all amounts required to be paid by such Person as a guaranteed payment to partners or a preferred or special dividend, including any mandatory redemption of shares or interests; (h) all obligations under leases that constitute capital leases for which such Person is liable; and (i) all obligations of such Person under interest rate swaps, caps, floors, collars and other interest hedge agreements, in each case whether such Person is liable contingently or otherwise, as obligor, guarantor or otherwise.

“Indemnified Parties” shall mean Lender, any person or entity in whose name the encumbrance created by the Security Instrument is or will have been recorded, persons and entities who may hold or acquire or will have held a full or partial interest in the Loan (including, but not limited to, Investors or prospective Investors in the Securities, as well as custodians, trustees and other fiduciaries who hold or have held a full or partial interest in the Loan for the benefit of third parties) as well as the respective directors, officers, shareholders, partners, members, employees, agents, Affiliates, subsidiaries, participants, successors and assigns of any and all of the foregoing (including but not limited to any other Person who holds or acquires or will have held a participation or other full or partial interest in the Loan or the Property, whether during the term of the Loan or as a part of or following a foreclosure of the Loan and including, but not limited to, any successors by merger, consolidation or acquisition of all or a substantial portion of Lender’s assets and business).

“Indemnified Taxes” shall mean Impositions, excluding, in the case of Lender or any Co-Lender (or any successor and/or assign of Lender or any Co-Lender), (a) Impositions imposed on or measured by its net income or franchise taxes on it by the jurisdiction (or any political subdivision or taxing authority thereof) under the laws of which such Lender or such Co-Lender, as applicable, is incorporated or otherwise organized or in which its principal office is located or in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which such Lender or such Co-Lender, as applicable, is located, (c) any Impositions imposed, deducted or withheld by reason of any present or former connection between such Lender or such Co-Lender, as applicable, and the jurisdiction imposing the Imposition (other than on account of the execution, delivery, performance, filing, recording, and enforcement of, and the other activities contemplated in, this Agreement and the other Loan Documents, and such Lender’s or such

Co-Lender’s participation in the transactions contemplated by this Agreement and the other Loan Documents) and (d) any Impositions imposed, deducted or withheld with respect to amounts payable to such Lender or such Co-Lender, as applicable, at the time such Lender or such Co-Lender, as applicable, becomes a party hereto or designates a new lending office, except to the extent that such Lender or such Co-Lender, as applicable, is an assignee and its assignor was entitled at the time of such assignment to receive additional amounts from Borrower with respect to such Impositions pursuant to Section 2.2.8.

“Indemnitor” shall mean each of (i) Broadway Partners Parallel Fund B III, L.P., (ii) Broadway Partners Parallel Fund P III, L.P. and (iii) Broadway Partners Real Estate Fund III, L.P., jointly and severally.

“Independent Manager” shall mean a natural Person who is not at the time of initial appointment, or at any time while serving as a member of Borrower and has not been at any time during the preceding five (5) years: (a) a stockholder, director (with the exception of serving as the Independent Manager of Borrower), officer, employee, partner, member, attorney or counsel of Borrower or any Affiliate of Borrower; (b) a creditor, customer, supplier or other Person who derives any of its purchases or revenues from its activities with Borrower or any Affiliate of Borrower; (c) a Person controlling, controlled by or under common control with Borrower or any Affiliate of Borrower or any such stockholder, partner, member, creditor, customer, supplier or other Person; or (d) an Immediate Family Member of any such stockholder, director, officer, employee, partner, manager, creditor, customer, supplier or other Person.

A natural Person who satisfies the foregoing definition other than subparagraph (b) shall not be disqualified from serving as an Independent Manager of Borrower if such individual is an independent director or manager provided by a nationally-recognized company that provides professional independent directors or managers and that also provides other corporate services in the ordinary course of its business to Borrower and/or its Affiliates or if such individual receives customary director’s fees for so serving, subject to the limitation on fees set forth below.

A natural Person who otherwise satisfies the foregoing shall not be disqualified from serving as an Independent Manager of Borrower if such individual is at the time of initial appointment, or at any time while serving as an Independent Manager of Borrower, an “Independent Manager” of a “Single Purpose Entity” affiliated with Borrower (other than any entity that owns a direct or indirect equity interest in Borrower) if such natural Person is an independent director or manager provided by a nationally-recognized company that provides professional independent directors or managers or such individual does not derive more than 5% of his or her annual income from serving as a director of Borrower or any Affiliate of Borrower.

“Initial Rollover/Replacement Reserve Deposit” shall have the meaning set forth in Section 7.4.1 hereof.

“Insolvency Opinion” shall mean, that certain bankruptcy non-consolidation opinion letter delivered by counsel for Borrower in connection with the Loan and approved by Lender or the Rating Agencies, as the case may be.

“Insurance Reserve Account” shall have the meaning set forth in the Cash Management Agreement.

“Insurance Premiums” shall have the meaning set forth in Section 6.1(b) hereof.

“Insurance Proceeds” shall have the meaning set forth in Section 6.4(b) hereof.

“Interest Rate Cap Agreement” shall mean the Interest Rate Cap Agreement (together with a confirmation from the Counterparty in the form attached hereto as Schedule XX, and the schedules relating thereto), between an Acceptable Counterparty and Borrower obtained by Borrower. The Interest Rate Cap Agreement shall otherwise be written on the then current standard ISDA documentation with such changes thereto as are required by Lender, and shall provide for interest periods and calculations consistent with the payment terms of this Agreement, together with all amendments, restatements, replacements, supplements and modifications thereto. After delivery of a Replacement Interest Rate Cap Agreement to Lender, the term “Interest Rate Cap Agreement” shall be deemed to mean such Replacement Interest Rate Cap Agreement.

“Investment Grade” shall mean a rating of “BBB-” or its equivalent (or higher) by Fitch and S&P and “Baa3” by Moody’s.

“Investor” shall have the meaning set forth in Section 5.1.10(f) hereof.

“Lease Termination Payments” shall mean all payments made to Borrower in connection with any termination, cancellation, surrender, sale or other disposition of any Lease; provided, however, the first $150,000 in payments (in the aggregate) made to Borrower in connection with any termination, cancellation, surrender, sale or other disposition of any Lease after the date hereof shall not be considered Lease Termination Payments for purposes of this Agreement.

“Leases” shall have the meaning set forth in Article 1 of the Security Instrument.

“Leasing Approval Period” shall have the meaning set forth in Section 5.1.17(h) hereof.

“Leasing Expenses” shall mean the tenant improvements (including base building improvements required pursuant to a Lease) and leasing commission obligations incurred by Borrower in connection with any new Major Leases that have been approved by Lender or, so long as such obligations are on market rates and terms, any other Leases or Renewal Leases entered into by Borrower in accordance with the terms hereof.

“Legal Requirements” shall mean, with respect to the Property or Borrower, all federal, State, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities affecting the Property or any part thereof, or the zoning, construction, use, alteration, occupancy or operation thereof, or any part thereof, whether now or hereafter enacted and in force, including, without limitation, the Americans with Disabilities Act of 1990, and all permits, licenses and authorizations and regulations relating thereto, and all covenants, agreements and restrictions contained in any instruments, either of record or known to Borrower, at any time in force affecting the Property or any part thereof, including, without limitation, any which may (a) require repairs, modifications or alterations in or to the Property or any part thereof, or (b) in any way limit the use and enjoyment thereof.

“Lender” shall have the meaning set forth in the introductory paragraph hereto, together with its successors and assigns.

“Letter of Credit” shall mean a transferable, irrevocable, unconditional, clean sight draft standby letter of credit in form reasonably satisfactory to Lender issued by an Approved Bank. The Letter of Credit shall be payable upon presentation of a sight draft only to the order of Lender and a statement executed by an officer or authorized signatory or Lender stating that it has the right to draw thereon at a New York City bank. The Letter of Credit shall have an initial expiration date of not less than one (1) year and shall be automatically renewed for successive twelve (12) month periods (unless such Letter of Credit provides that the issuing bank may elect not to renew the Letter of Credit upon written notice to the beneficiary at least thirty (30) days prior to its expiration date) and shall provide for multiple draws. The Letter of Credit shall be transferable by Lender and its successors and assigns at a New York City bank.

“Liabilities” shall have the meaning set forth in Section 9.2(b) hereof.

“LIBOR” shall mean, for the first Accrual Period 5.32% per annum. For each Accrual Period thereafter LIBOR shall mean the rate (expressed as a percentage per annum and rounded upward, if necessary, to the next nearest 1/1000 of 1%) for deposits in U.S. dollars, for a one-month period, that appears on Telerate Page 3750 as of 11:00 a.m., London time, on the related LIBOR Determination Date. If such rate does not appear on Telerate Page 3750 as of 11:00 a.m., London time, on such LIBOR Determination Date, LIBOR shall be the arithmetic mean of the offered rates (expressed as a percentage per annum) for deposits in U.S. dollars for a one-month period that appear on the Reuters Screen Libor Page as of 11:00 a.m., London time, on such LIBOR Determination Date, if at least two such offered rates so appear. If fewer than two such offered rates appear on the Reuters Screen Libor Page as of 11:00 a.m., London time, on such LIBOR Determination Date, Lender shall request the principal London Office of any four major reference banks in the London interbank market selected by Lender to provide such bank’s offered quotation (expressed as a percentage per annum) to prime banks in the London interbank market for deposits in U.S. dollars for a one-month period as of 11:00 a.m., London time, on such LIBOR Determination Date for the then outstanding principal amount of the Loan. If at least two such offered quotations are so provided, LIBOR shall be the arithmetic mean of such quotations. If fewer than two such quotations are so provided, Lender shall request any three major banks in New York City selected by Lender to provide such bank’s rate (expressed as a percentage per annum) for loans in U.S. dollars to leading European banks for a one-month period as of approximately 11:00 a.m., New York City time on the applicable LIBOR Determination Date for the then outstanding principal amount of the Loan. If at least two such rates are so provided, LIBOR shall be the arithmetic mean of such rates. LIBOR shall be determined by Lender or its agent and at Borrower’s request, Lender shall provide Borrower with the basis for its determination.

“LIBOR Business Day” shall mean any day other than a Saturday, Sunday or any other day on which commercial banks in London, England or New York, New York are not open for business.

“LIBOR Determination Date” shall mean, with respect to each Accrual Period, the date that is two (2) LIBOR Business Days prior to the fifteenth (15th) day of the calendar month in which such Accrual Period commences; provided, however, that Lender shall have the right to change the LIBOR Determination Date to any other day upon notice to Borrower (in which event such change shall then be deemed effective) and, if requested by Lender, Borrower shall promptly execute an amendment to this Agreement to evidence such change.

“Licenses” shall have the meaning set forth in Section 4.1.21 hereof.

“Lien” shall mean, with respect to the Property, any mortgage, deed of trust, lien, pledge, hypothecation, assignment, security interest, or any other encumbrance, charge or transfer of, on or affecting Borrower, the Property, any portion thereof or any interest therein, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement, and mechanic’s, materialmen’s and other similar liens and encumbrances.

“Lien Charges” shall mean charges for labor or materials or other charges that can create liens on the Property.

“Liquid Assets” shall mean, with respect to any Person, the available credit lines, undrawn and unencumbered capital commitments, and unencumbered cash or Cash Equivalents of such Person and its wholly owned subsidiaries.

“LLC Agreement” shall have the meaning set forth in Section 4.1.35(hh) hereof.

“Loan” shall mean the loan made by Lender to Borrower pursuant to this Agreement and the other Loan Documents.

“Loan Documents” shall mean, collectively, this Agreement, the Note, the Security Instrument, the Assignment of Leases, the Lockbox Agreement, the Cash Management Agreement, the Environmental Indemnity, the Assignment of Management Agreement, the Guaranty and all other documents executed and/or delivered in connection with the Loan, each as may be modified, amended, supplemented and/or replaced from time to time.

“Lockbox Account” shall mean the “Account” or “Accounts” as defined in the Lockbox Agreement.

“Lockbox Agreement” shall mean that certain Deposit Account Control Agreement, dated as of the date hereof among Lender, Borrower and Lockbox Bank, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Lockbox Bank” shall mean KeyBank, N. A., and any successor Eligible Institution thereto.

“Losses” shall mean any and all claims, suits, liabilities (including, without limitation, strict liabilities), actions, proceedings, obligations, debts, actual out-of-pocket damages (excluding consequential, punitive and/or special damages), actual out-of-pocket losses, actual out-of-pocket costs, actual out-of-pocket expenses, fines, penalties, charges, fees, judgments, awards, amounts paid in settlement of whatever kind or nature (including but not limited to reasonable attorneys’ fees and other costs of defense), but excluding punitive and unforeseeable damages.

“Major Lease” shall mean (i) any Lease which together with all other Leases to the same tenant and to all Affiliates of such tenant, (1) provides for rental income representing ten percent (10%) or more of the total rental income for the Property, in the aggregate, or (2) covers at least one (1) full floor, in the aggregate, (ii) any Lease with an Affiliate of Borrower other than for a management office of no more than 2500 square feet, and (iii) any instrument guaranteeing or providing credit support for any Major Lease.

“Management Agreement” shall mean, with respect to the Property, the management agreement dated as of the date hereof entered into by and between Borrower and Manager, pursuant to which the Manager is to provide management and other services with respect to the Property, or, if the context requires, the Replacement Management Agreement executed in accordance with the terms and provisions of this Agreement.

“Manager” shall mean Broadway Real Estate Services, LLC or, if the context requires, a Qualified Manager who is managing the Property in accordance with the terms and provisions of this Agreement.

“Material Adverse Effect” shall mean any event or condition that has a material adverse effect on (a) the value or possession of the Property taken as a whole (including the Net Operating Income) or (b) the business, operations or financial condition of Borrower, including but not limited to the ability of Borrower to repay the principal and interest of the Loan as it becomes due.

“Maturity Date” shall mean the Payment Date occurring in August, 2009, as such date may be extended pursuant to the terms hereof, or such other date on which the final payment of the principal of the Note becomes due and payable as therein or herein provided, whether at such stated maturity date, by declaration of acceleration, or otherwise.

“Maximum Legal Rate” shall mean the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the indebtedness evidenced by the Note and as provided for herein or in the other Loan Documents, under the laws of such State or States whose laws are held by any court of competent jurisdiction to govern the interest rate provisions of the Loan.

“Member” shall mean Broadway 500 West Monroe Mezz I LLC, a Delaware limited liability company.

“Member Cessation Event” shall have the meaning specified in Section 4.1.35(hh).

“Mezzanine A Loan Agreement” shall mean the Mezzanine A Loan Agreement, dated as of the date hereof, between Mezzanine Lender A and Mezzanine Borrower A, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Mezzanine B Loan Agreement” shall mean the Mezzanine B Loan Agreement, dated as of the date hereof, between Mezzanine Lender B and Mezzanine Borrower B, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Mezzanine Borrower” shall mean, collectively, Mezzanine Borrower A, Mezzanine Borrower B, Mezzanine Borrower C and Mezzanine Borrower D.

“Mezzanine Borrower A” shall mean Broadway 500 West Monroe Mezz I LLC, a Delaware limited liability company.

“Mezzanine Borrower B” shall mean Broadway 500 West Monroe Mezz II LLC, a Delaware limited liability company.

“Mezzanine Borrower C” shall mean, Broadway 500 West Monroe Mezz III LLC, a Delaware limited liability company.

“Mezzanine Borrower D” shall mean Broadway 500 West Monroe Mezz IV LLC, a Delaware limited liability company.

“Mezzanine C Loan Agreement” shall mean the Mezzanine C Loan Agreement, dated as of the date hereof, between Mezzanine Lender C and Mezzanine Borrower C, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Mezzanine D Loan Agreement” shall mean the Mezzanine D Loan Agreement, dated as of the date hereof, between Mezzanine Lender D and Mezzanine Borrower D, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Mezzanine Lender” shall collectively refer to the Mezzanine Lender A, Mezzanine Lender B, Mezzanine Lender C and Mezzanine Lender D.

“Mezzanine Lender A” shall mean Morgan Stanley Mortgage Capital Holdings LLC, the lender of the Mezzanine Loan A to Mezzanine Borrower A, together with its successors and assigns.

“Mezzanine Lender B” shall mean Morgan Stanley Mortgage Capital Holdings LLC, the lender of the Mezzanine Loan B to Mezzanine Borrower B, together with its successors and assigns.

“Mezzanine Lender C” shall mean Morgan Stanley Mortgage Capital Holdings LLC, the lender of the Mezzanine Loan C to Mezzanine Borrower C, together with its successors and assigns.

“Mezzanine Lender D” shall mean Transwestern Mezzanine Realty Partners II, LLC, the lender of the Mezzanine Loan D to Mezzanine Borrower D, together with its successors and assigns.

“Mezzanine Loan” shall mean, collectively, Mezzanine Loan A, Mezzanine Loan B, Mezzanine Loan C and Mezzanine Loan D.

“Mezzanine Loan A” shall mean the mezzanine loan made by Mezzanine Lender A to Mezzanine Borrower A.

“Mezzanine Loan Agreement” shall mean, collectively, the Mezzanine A Loan Agreement, Mezzanine B Loan Agreement, Mezzanine C Loan Agreement and Mezzanine D Loan Agreement.

“Mezzanine Loan B” shall mean the mezzanine loan made by Mezzanine Lender B to Mezzanine Borrower B.

“Mezzanine Loan C” shall mean the mezzanine loan made by Mezzanine Lender C to Mezzanine Borrower C.

“Mezzanine Loan D” shall mean the mezzanine loan made by Mezzanine Lender D to Mezzanine Borrower D.

“Mezzanine Loan Documents” shall mean, collectively, the Mezzanine Note, the Mezzanine Loan Agreement and any and all other documents defined as “Loan Documents” in any Mezzanine Loan Agreement.

“Mezzanine Note” shall mean, collectively, (a) that certain Mezzanine A Promissory Note dated the date hereof, made by Mezzanine Borrower A and payable to Mezzanine Lender A in the principal amount of up to $65,600,000.00, (b) that certain Mezzanine B Promissory Note dated the date hereof, made by Mezzanine Borrower B and payable to Mezzanine Lender B in the principal amount of $36,200,000.00, (c) that certain Mezzanine C Promissory Note dated the date hereof, made by Mezzanine Borrower C and payable to Mezzanine Lender C in the principal amount of $40,200,000.00 and (d) that certain Mezzanine D Promissory Note dated the date hereof, made by Mezzanine Borrower D and payable to Mezzanine Lender D in the principal amount of $48,500,000.00, as each of the foregoing may be amended, restated, extended, increased, consolidated, supplemented or severed from time to time.

“Minimum Counterparty Rating” shall mean (a) either a short term credit rating from S&P (and if Fitch rates the entity, from Fitch) of at least “A-l” or a long term credit rating from S&P (and if Fitch rates the entity, from Fitch) of at least “A+” and (b) either (i) a long term credit rating from Moody’s of at least “Aa3” or (ii) a long term credit rating from Moody’s of at least “Al” and a short term credit rating from Moody’s of “P-l”. After a

Securitization of the Loan, only the ratings of those Rating Agencies rating the Securities shall apply.

“Minimum Replacement Disbursement Amount” shall mean $25,000.

“Monthly Debt Service Payment Amount” shall mean the amount of interest due and payable on each Payment Date pursuant to the Note and Section 2.2 hereof.

“Monthly Insurance Premium Deposit” shall have the meaning set forth in Section 7.2(c) hereof.

“Monthly Tax Deposit” shall have the meaning set forth in Section 7.2(b) hereof.

“Moody’s” shall mean Moody’s Investors Service, Inc.

“Morgan Stanley” shall have the meaning set forth in Section 9.2(b) hereof.

“Morgan Stanley Group” shall have the meaning set forth in Section 9.2(b) hereof.

“Net Cash Flow” for any period shall mean the amount obtained by subtracting Operating Expenses and Capital Expenditures for such period from Gross Income from Operations for such period.

“Net Cash Flow Schedule” shall have the meaning set forth in Section 5.1.10(b) hereof.

“Net Operating Income” means the amount obtained by subtracting Operating Expenses from Gross Income from Operations.

“Net Proceeds” shall have the meaning set forth in Section 6.4(b) hereof.

“Net Proceeds Deficiency” shall have the meaning set forth in Section 6.4(b)(vi) hereof.

“Net Worth” of a Person means, as of any date of determination, the excess of total assets of such Person over total liabilities of such Person (in each case on a consolidated basis), total assets and total liabilities each to be determined in accordance with GAAP (or such other accounting basis reasonably acceptable to Lender).

“Note” shall mean that certain Promissory Note of even date herewith in the principal amount of ONE HUNDRED FIFTY MILLION AND 00/100 DOLLARS ($150,000,000.00), made by Borrower in favor of Lender, as the same may be amended, restated, replaced, extended, renewed, supplemented, severed, split, or otherwise modified from time to time.

“Obligations” shall mean Borrower’s obligation to pay the Debt and perform its obligations under the Note, this Agreement and the other Loan Documents.

“Officer’s Certificate” shall mean a certificate delivered to Lender by Borrower which is signed by a Responsible Officer of Borrower.

“Operating Expenses” shall mean the total of all expenditures, determined on an accrual basis and computed in accordance with GAAP (or such other accounting basis reasonably acceptable to Lender), of whatever kind relating to the operation, maintenance and management of the Property that are incurred on a regular monthly or other periodic basis, including without limitation, utilities, ordinary repairs and maintenance, insurance premiums, license fees, property taxes and assessments, advertising expenses, management fees, capital costs, tenant rollover expenses, computer processing charges, operational equipment or other lease payments as reasonably approved by Lender, and other similar costs, but excluding depreciation, Debt Service, Capital Expenditures and contributions to the Reserve Funds and any “extraordinary expenses” under GAAP; provided, however such costs and expenses shall be subject to adjustment by Lender to normalize such costs and expenses.

“Organizational Documents” shall mean (i) with respect to a corporation, such Person’s certificate of incorporation and by laws, and any shareholder agreement, voting trusts or similar arrangements, if any, applicable to any of such Person’s authorized shares of capital stock, (ii) with respect to a partnership, such Person’s certificate of limited partnership and partnership agreement, and voting trusts or similar arrangements, if any, applicable to any of its partnership interests, (iii) with respect to a limited liability company, such Person’s certificate of formation and limited liability company agreement, and voting trusts or similar arrangements, if any, applicable to any of its limited liability company interests, and (iv) any and all agreements, if any, between any constituent member, partner or shareholder of the Person in question applicable to such Person, including any contribution agreement or indemnification agreements.

“Other Charges” shall mean all maintenance charges, impositions other than Taxes, and any other charges, including, without limitation, vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Property, now or hereafter levied or assessed or imposed against the Property or any part thereof.

“Participant” shall have the meaning set forth in Section 9.7.2(i).

“Payment Date” shall mean August 9, 2007, and the ninth (9th) day of each calendar month thereafter during the term of the Loan or, if such day is not a Business Day, the immediately preceding Business Day.

“Permitted Encumbrances” shall mean, collectively, (a) the Liens and security interests created (or otherwise expressly permitted) by the Loan Documents, (b) all Liens, encumbrances and other matters disclosed in the Title Insurance Policy relating to the Property or any part thereof, (c) Liens, if any, for Taxes imposed by any Governmental Authority not yet delinquent, (d) existing Leases and subsequent Leases entered into in accordance with the terms of the Loan Documents and (e) such other title and survey exceptions (including, without limitation, Leases, special taxes and assessments, zoning and development restrictions, and historic or landmark restrictions) as Lender has approved or may approve in writing in Lender’s sole discretion.

“Permitted Investments” shall have the meaning set forth in the Cash Management Agreement

“Person” shall mean any individual, corporation, partnership, joint venture, limited liability company, estate, trust, unincorporated association, any other entity, any federal, State, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

“Personal Property” shall have the meaning set forth in Article 1 of the Security Instrument with respect to the Property.

“Physical Conditions Report” shall mean the report dated June 27, 2007 prepared by EMG and delivered to Lender in connection with the Loan.

“Plan” shall mean an employee benefit plan (as defined in section 3(3) of ERISA) subject to Title I of ERISA or a plan or other arrangement subject to section 4975 of the Code.

“Plan Assets” shall mean assets of a Plan within the meaning of 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA.

“Policies” shall have the meaning set forth in Section 6.1(b) hereof.

“Principal” shall have the meaning set forth in Section 4.1.35 hereof, together with its successors and assigns. Lender and Borrower agree that, based on Borrower’s organizational structure as of the date hereof, no Principal exists on the date hereof.

“Prohibited Person” shall mean any Person:

(a) listed in the Annex to, or otherwise subject to the provisions of, the Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (the “Executive Order”);

(b) that is owned or controlled by, or acting for or on behalf of, any person or entity that is listed to the Annex to, or is otherwise an object of any of the restrictions, limitations or prohibitions set forth in the provisions of the Executive Order;

(c) with whom Lender is prohibited from dealing or otherwise engaging in any transaction by any terrorism or money laundering law, including the Executive Order;

(d) who commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order;

(e) that is named as a “specially designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, http://www.treas.gov.ofac/tl lsdn.pdf or at any replacement website or other replacement official publication of such list; or

(f) who is an Affiliate of or affiliated with a Person listed above.

“Property” shall mean the real property, the Improvements thereon and all Personal Property owned and/or leased by Borrower and encumbered by the Security Instrument, together with all rights pertaining to the Property and the Improvements, as more particularly described in Article 1 of the Security Instrument and referred to therein as the “Property”.

“Provided Information” shall have the meaning set forth in Section 9.1(a) hereof.

“Qualified Fund Transferee” shall mean either:

(A) any Person that in Lender’s reasonable determination meets the criteria set forth in any of the following clauses:

(i) a pension fund, pension trust or pension account that (a) has total real estate assets of at least $2 Billion and (b) is managed by a Person who controls or manages at least $2 Billion of real estate equity assets; or

(ii) a pension fund advisor who (a) immediately prior to such transfer, controls at least $2 Billion (exclusive of the Property) of real estate equity assets and (b) is acting on behalf of one or more pension funds that, in the aggregate, satisfy the requirements of clause (i) of this definition; or

(iii) an insurance company which is subject to supervision by the insurance commissioner, or a similar official or agency, of a state or territory of the United States (including the District of Columbia) (a) with a Net Worth, as of a date no more than six (6) months prior to the date of the transfer, of at least $800 Million and (b) who, immediately prior to such transfer, controls real estate equity assets of at least $2 Billion (exclusive of the Property); or

(iv) a corporation organized under the banking laws of the United States or any state or territory of the United States (including the District of Columbia) (a) with a combined capital and surplus of at least $800 Million and (b) who, immediately prior to such transfer, controls real estate equity assets of at least $2 Billion (exclusive of the Property); or

(v) any Person who (a) owns or operates at least 15,000,000 square feet of gross leaseable area of commercial space, of which not less than 5,000,000 square feet (excluding the Property) is “Class A” office space in major metropolitan areas, (b) has a Net Worth, as of a date no more than six (6) months prior to the date of such transfer, of at least $800 Million and (c) immediately prior to such transfer, controls real estate equity assets of at least $2 Billion or non-real estate equity assets of $4 Billion; or

(vi) any Person controlled directly or indirectly by Morgan Stanley Mortgage Capital Holdings LLC, or any Affiliate of Morgan Stanley Mortgage Capital Holdings LLC; or

(vii) any Person controlled directly or indirectly by Transwestern Mezzanine Realty Partners, LLC, or any Affiliate of Transwestern Mezzanine Realty Partners, LLC.

or

(B) any other Person (a) approved by Lender or, (b) if a Securitization shall have occurred, regarding which Lender shall have received written confirmation by the Rating Agencies that the transfer to such Person will not, in and of itself, cause a downgrade, withdrawal or qualification of the ratings then assigned to the Securities.

“Qualified Insurer” shall have the meaning set forth in Section 6.1(b) hereof.

“Qualified Manager” shall mean either (1) Broadway Real Estate Services, LLC or any property manager which is an Affiliate of Broadway Partners Fund Manager LLC, (2) Cushman & Wakefield, (3) CB Richard Ellis, or (4) a reputable and experienced professional management organization (a) which manages, together with its Affiliates, seven (7) or more properties of a type, quality and size similar to the Property, totaling in the aggregate no less than 3,500,000 square feet of gross leaseable area of space (in each case of (2), (3) or (4), excluding the Property) and (b) prior to whose employment as manager of the Property (i) prior to the occurrence of a Securitization, such employment shall have been approved by Lender, and (ii) after the occurrence of a Securitization, Lender shall have received written confirmation from the Rating Agencies that the employment of such manager will not result in a downgrade, withdrawal or qualification of the initial, or if higher, then current ratings of the Securities.

“Qualified Transferee” shall mean either:

(A) any Person that in Lender’s reasonable determination meets the criteria set forth in any of the following clauses:

(i) a pension fund, pension trust or pension account that (a) has total real estate assets of at least $800 Million and (b) is managed by a Person who controls or manages at least $800 Million of real estate equity assets; or

(ii) a pension fund advisor who (a) immediately prior to such transfer, controls at least $800 Million of real estate equity assets and (b) is acting on behalf of one or more pension funds that, in the aggregate, satisfy the requirements of clause (i) of this definition; or

(iii) an insurance company which is subject to supervision by the insurance commissioner, or a similar official or agency, of a state or territory of the United States (including the District of Columbia) (a) with a Net Worth, as of a date no more than six (6) months prior to the date of the transfer, of at least $400 Million and (b) who, immediately prior to such transfer, controls real estate equity assets of at least $800 Million; or

(iv) a corporation organized under the banking laws of the United States or any state or territory of the United States (including the District of

Columbia) (a) with a combined capital and surplus of at least $400 Million and (b) who, immediately prior to such transfer, controls real estate equity assets of at least $800 Million; or

(v) any Person who (a) owns or operates at least 2,000,000 square feet (excluding the Property) of gross leaseable area of “Class A” office space in major metropolitan areas, (b) has a Net Worth, as of a date no more than six (6) months prior to the date of such transfer, of at least $400 Million and (c) immediately prior to such transfer, controls real estate equity assets of at least $800 Million.

or

(B) any other Person (a) approved by Lender or, (b) if a Securitization shall have occurred, regarding which Lender shall have received written confirmation by the Rating Agencies that the transfer to such Person will not, in and of itself, cause a downgrade, withdrawal or qualification of the ratings then assigned to the Securities.

“Rating Agencies” shall mean each of S&P, Moody’s, and Fitch, and any other nationally recognized statistical rating agency which has been approved by Lender.

“Register” shall have the meaning set forth in Section 9.7.2(h) hereof.

“Registration Statement” shall have the meaning set forth in Section 9.2(b) hereof.

“Regulation D” shall mean Regulation D of the Board of Governors of the Federal Reserve System from time to time in effect, including any successor or other Regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

“Release” of any Hazardous Materials shall mean any release, deposit, discharge, emission, leaking, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing or other movement of Hazardous Materials (other than for purposes of remediation of such Hazardous Materials) in violation of any Environmental Law.

“REMIC Trust” shall mean a “real estate mortgage investment conduit” within the meaning of Section 860D of the Code that holds the Note.

“Renewal Lease” shall have the meaning set forth in Section 5.1.17(a) hereof.

“Rents” shall have the meaning set forth in Article 1 of the Security Instrument.

“Replacement Guarantor” shall mean any Acceptable Guarantor.

“Replacement Interest Rate Cap Agreement” means an interest rate cap agreement from an Acceptable Counterparty in form and substance substantially similar to the Interest Rate Cap Agreement in all material respects.

“Replacement Management Agreement” shall mean, collectively, (a) either (i) a management agreement with a Qualified Manager substantially in the same form and substance as the Management Agreement, or (ii) a management agreement with a Qualified Manager, which management agreement shall be reasonably acceptable to Lender in form and substance, provided, with respect to this subclause (ii), Lender, at its option after the occurrence of a Securitization, may require that Borrower obtain confirmation from the applicable Rating Agencies that such management agreement will not result in a downgrade, withdrawal or qualification of the initial, or if higher, then current rating of the Securities or any class thereof; and (b) a conditional assignment of management agreement substantially in the form of the Assignment of Management Agreement (or such other form acceptable to Lender), executed and delivered to Lender by Borrower and such Qualified Manager at Borrower’s expense.

“Replacements” shall mean replacements and repairs required to be made to the Property during the calendar year.

“Required Leasing Reserve Deposits” shall have the meaning set forth in Section 7.4.1 hereof.

“Required Repairs” shall have the meaning set forth in Section 7.1.1.

“Reserve Fund Deposits” shall mean the amounts to be deposited into the Reserve Funds for any given month.

“Reserve Funds” shall mean the Tax and Insurance Escrow Fund, the Rollover/Replacement Reserve Fund, the Debt Service Shortfall Reserve Fund or any other escrow or reserve fund established by the Loan Documents.

“Resizing Mezzanine Borrower” shall have the meaning set forth in Section 9.5 hereof.

“Resizing Mezzanine Loan” shall have the meaning set forth in Section 9.5 hereof.

“Responsible Officer” means with respect to a Person, the chairman of the board, president, chief operating officer, chief financial officer, treasurer, vice president-finance or other authorized representative of such Person.

“Restoration” shall mean the repair and restoration of the Property after a Casualty or Condemnation as nearly as possible to the condition the Property was in immediately prior to such Casualty or Condemnation, with such alterations as may be approved by Lender, which approval shall not be unreasonably withheld, conditioned or delayed.

“Restoration Threshold Amount” shall mean an amount equal to $5,000,000.

“Restricted Party” shall mean Borrower or any direct shareholder, partner, member (springing or otherwise) or non member manager thereof, or any direct or indirect legal or beneficial owner of, Borrower or any non member manager or springing member thereof.

Rollover/Replacement Reserve Account” shall have the meaning set forth in the Cash Management Agreement.

Rollover/Replacement Reserve Fund” shall have the meaning set forth in Section 7.4.1 hereof.

“S&P” shall mean Standard & Poor’s Ratings Services, a division of McGraw Hill, Inc.

“Sale or Pledge” shall mean a voluntary or involuntary sale, conveyance, transfer or pledge of a direct or indirect legal or beneficial interest (other than in connection with a Condemnation).

“Secondary Market Transaction” shall have the meaning set forth in Section 9.1 hereof.

“Securities” shall have the meaning set forth in Section 9.1 hereof.

“Securitization” shall have the meaning set forth in Section 9.1 hereof.

“Securities Act” shall have the meaning set forth in Section 9.2(a) hereof.

“Security Deposits” shall have the meaning set forth in Section 5.1.17(e) hereof.

“Security Instrument” shall mean that certain first priority Mortgage, Fixture Filing and Security Agreement dated as of the date hereof, executed and delivered by Borrower as security for the Loan and encumbering the Property, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Servicer” shall have the meaning set forth in Section 9.3 hereof.

“Servicing Agreement” shall have the meaning set forth in Section 9.3 hereof.

“Severed Loan Documents” shall have the meaning set forth in Section 8.2(c) hereof.

“Spread Maintenance Premium” shall mean, with respect to any repayment of the outstanding principal amount of the Loan on or prior to the Permitted Prepayment Date, a payment to Lender in an amount equal to the present value discounted at LIBOR on the most recent LIBOR Determination Date with respect to any period when the Loan bears interest at the a Eurodollar Rate (or, with respect to any period when the Loan is a Substitute Rate Loan, discounted at an interest rate that Lender believes, in its judgment, would equal LIBOR on such LIBOR Determination Date if LIBOR was then available), of all future installments of interest which would have been due hereunder through and including the last calendar day of the Accrual Period in which the Permitted Prepayment Date occurs, on the portion of the outstanding principal balance of the Loan being prepaid as if interest accrued on such portion of the principal balance being prepaid at an interest rate per annum equal to the Eurodollar Spread. The Spread Maintenance Premium shall be calculated by Lender and shall be final absent manifest error.

“Standard Statement” shall have the meaning set forth in Section 5.1.10(g)(i) hereof.

“State” shall mean any State of the United States of America or the District of Columbia.

“Substitute Rate” shall have the meaning set forth in Section 2.2.3(a).

“Substitute Rate Loan” shall mean the Loan at any time in which the Applicable Interest Rate is calculated at the Substitute Rate plus the Substitute Spread in accordance with the provisions of Article II hereof.

“Substitute Spread” shall have the meaning set forth in Section 2.2.3(a).

“Successor Borrower” shall have the meaning set forth in Section 2.4.2 hereof.

“Survey” shall mean a survey of the Property prepared by a surveyor licensed in the State where the Property is located and satisfactory to Lender and the company or companies issuing the Title Insurance Policies, and containing a certification of such surveyor satisfactory to Lender.

“Syndication” shall have the meaning set forth in Section 9.7.2(a).

“Tax Reserve Account” shall have the meaning set forth in the Cash Management Agreement.

“Tax and Insurance Escrow Fund” shall have the meaning set forth in Section 7.2(c) hereof.

“Taxes” shall mean all real estate and personal property taxes, assessments, water rates or sewer rents, now or hereafter levied or assessed or imposed against the Property or part thereof, together with interest and penalties thereon.

“Telerate Page 3750” means the display designated as “Reuters Screen LIBOR01 Page” (formerly Telerate page 3750), or such other page or display as may replace such page or display, or such other service as may be nominated by the British Bankers-Association as the information vendor for the purposes of displaying British Bankers-Association Interest Settlement Rates for U.S. dollar deposits.

“Terrorism Insurance Cap” shall mean $578,600.

“Third Party Reports” shall have the meaning set forth in Section 4.1.32 hereof.

“Title Insurance Policy” shall mean, with respect to the Property, an ALTA mortgagee title insurance policy in a form acceptable to Lender (or, if the Property is located in a State which does not permit the issuance of such ALTA policy, such form as shall be permitted in such State and acceptable to Lender) issued with respect to the Property and insuring the lien of the Security Instrument encumbering the Property.

“Transfer” shall have the meaning set forth in Section 5.2.10(a) hereof.

“Transferee” shall have the meaning set forth in Section 5.2.1l(b) hereof.

“TRIA” shall have the meaning set forth in Section 6.1(b) hereof

“UCC” or “Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect in the State in which the Property is located.

“Underwriter Group” shall have the meaning set forth in Section 9.2(b) hereof.

Section 1.2 Principles of Construction. All references to sections and schedules are to sections and schedules in or to this Agreement unless otherwise specified. All uses of the word “including” shall mean “including, without limitation” unless the context shall indicate otherwise. Unless otherwise specified, the words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined.

ARTICLE II

GENERAL TERMS

Section 2.1 Loan Commitment; Disbursement to Borrower.

2.1.1 Agreement to Lend and Borrow. Subject to and upon the terms and conditions set forth herein, Lender hereby agrees to make and Borrower hereby agrees to accept the Loan on the Closing Date.

2.1.2 Single Disbursement to Borrower. Borrower may request and receive only one borrowing hereunder in respect of the Loan. Any amount borrowed and repaid hereunder in respect of the Loan may not be reborrowed.

2.1.3 The Note, Security Instrument and Loan Documents. The Loan shall be evidenced by the Note and secured by the Security Instrument, the Assignment of Leases and the other Loan Documents.

2.1.4 Use of Proceeds. Borrower shall use the proceeds of the Loan to (a) finance the Property, (b) pay all past due Basic Carrying Costs, if any, with respect to the Property, (c) make deposits into the Reserve Funds on the Closing Date in the amounts provided herein or in the other Loan Documents, (d) pay costs and expenses incurred in connection with the financing of the Property, (e) pay costs and expenses incurred in connection with the closing of the Loan, as approved by Lender, and/or (f) fund any working capital requirements of the Property.

Section 2.2 Interest; Loan Payments; Late Payment Charge.

2.2.1 Payments.

(a) Payments Generally. Interest on the outstanding principal balance of the Loan shall accrue from and including the Closing Date to and including the last day of the Accrual Period in which the Maturity Date occurs at the Applicable Interest Rate (even if such period extends beyond the Maturity Date). The Monthly Debt Service Payment Amount shall be paid on each Payment Date commencing with the Payment Date occurring in August, 2007 and on each subsequent Payment Date thereafter up to and including the Payment Date preceding the Maturity Date. Provided no Event of Default shall have occurred and be continuing, each such payment shall be applied to the payment of interest that has accrued and will accrue during the Accrual Period in which the Payment Date occurs (calculated in accordance with Section 2.2.2 below).

(b) No Offsets, etc. All payments and other amounts due under the Note, this Agreement and the other Loan Documents shall be made without any setoff, defense or irrespective of, and without deduction for, counterclaims.

(c) Extension of the Maturity Date. Borrower shall have the option to extend the term of the Loan beyond the initial Maturity Date for three (3) successive terms (the “Extension Option”) of one (1) year each (each, an “Extension Period”) to (x) the Payment Date occurring in August, 2010 if the first Extension Option is exercised, (y) the Payment Date occurring in August, 2011 if the second Extension Option is exercised and (z) the Payment Date occurring in August, 2012 if the last Extension Option is exercised (each such date, the “Extended Maturity Date”) upon satisfaction of the following terms and conditions:

(i) no Event of Default shall have occurred and be continuing at the time an Extension Option is exercised and on the date that the applicable Extension Period is commenced;

(ii) Borrower shall notify Lender of its irrevocable election to extend the Maturity Date as aforesaid not earlier than sixty (60) days and no later than thirty (30) days prior to the Maturity Date; provided, however, that Borrower shall be permitted to revoke such notice at any time up to five (5) days before the Maturity Date provided that Borrower pays to Lender all actual out-of-pocket costs incurred by Lender in connection with such notice, including, without limitation, any Breakage Costs;

(iii) Borrower shall obtain and deliver to Lender prior to exercise of such Extension Option, one or more Replacement Interest Rate Cap Agreements having a LIBOR strike price not greater than 6.25%, which Replacement Interest Rate Cap Agreements shall be effective commencing on the first day of such Extension Option and shall have a maturity date not earlier than the then current Extended Maturity Date;

(iv) Borrower shall have paid to Lender the Extension Fee on or prior to the commencement of each Extension Period; and

(v) Borrower shall have paid to Lender funds for deposit into the Rollover/Replacement Reserve Account to the extent necessary based on the then anticipated Leasing Expenses calculated at a rate of $1.25 per square foot with respect to Leasing Expenses (and such funds will be disbursed to Borrower in accordance with Section 7.4 to be used solely for Leasing Expenses), and $0.25 per square foot with respect to Replacements (and such funds shall be disbursed to Borrower in accordance with Section 7.4 to be used solely for Replacements), during the Extension Period for which an Extension Option is being exercised; and

(vi) Borrower shall have paid to Lender funds for deposit into the Debt Service Shortfall Reserve Account in an amount equal to the projected shortfall in the Aggregate Debt Service payments during the Extension Period for which an Extension Option is being exercised, as determined by Lender in its reasonable discretion and using a per annum interest rate (A) for the Loan, equal to the sum of (1) the actual LIBOR strike price set forth in the Replacement Interest Rate Cap Agreement required under subsection (iii) above; provided, however, that such LIBOR strike price shall in no event be greater than 6.25%, plus (2) the Eurodollar Spread, (B) for Mezzanine Loan A, equal to the sum of (1) the actual LIBOR strike price set forth in the Replacement Interest Rate Cap Agreement required under Section 2.2.1(c)(iii) of the Mezzanine A Loan Agreement, plus (2) the Eurodollar Spread (as defined in the Mezzanine A Loan Agreement), (C) for Mezzanine Loan B, equal to the sum of the actual LIBOR strike price set forth in the Replacement Interest Rate Cap Agreement required under Section 2.2.1(c)(iii) of the Mezzanine B Loan Agreement, plus (2) the Eurodollar Spread (as defined in the Mezzanine B Loan Agreement), and (D) for Mezzanine Loan C, equal to the sum of the actual LIBOR strike price set forth in the Replacement Interest Rate Cap Agreement required under Section 2.2.1(c)(iii) of the Mezzanine B Loan Agreement, plus (2) the Eurodollar Spread (as defined in the Mezzanine C Loan Agreement).

(d) All references in this Agreement and in the other Loan Documents to the Maturity Date shall mean the Extended Maturity Date in the event the applicable Extension Option is exercised.

(e) All payments and other amounts due under the Note, this Agreement and the other Loan Documents shall be made without any setoff, defense or irrespective of, and without deduction for, counterclaims.

2.2.2 Interest Calculation. Interest on the outstanding principal balance of the Loan shall be calculated by multiplying (a) the actual number of days elapsed in the Accrual Period for which the calculation is being made by (b) a daily rate equal to the Applicable Interest Rate divided by three hundred sixty (360) by (c) the outstanding principal balance of the Loan.

2.2.3 Eurodollar Rate or Substitute Rate Unascertainable; Illegality; Increased Costs.

(a) In the event that Lender shall have determined (which determination shall be conclusive and binding upon Borrower absent manifest error) that by reason of circumstances affecting the interbank eurodollar market, adequate and reasonable means do not exist for ascertaining LIBOR, then Lender shall, by notice to Borrower (“Lender’s Notice”), which notice shall set forth in reasonable detail such circumstances, establish the Applicable Interest Rate at a spread (the “Substitute Spread”) above a published index used for other variable rate loans and chosen by Lender (the “Substitute Rate”) such that such Substitute Rate shall yield to Lender a rate of return substantially the same as (but no less than) the rate of return Lender would have realized had the Applicable Interest Rate been the Eurodollar Rate, all as reasonably determined by Lender. If, pursuant to the terms of this Agreement, the Loan has been converted to a Substitute Rate Loan and Lender shall determine (which determination shall be conclusive and binding upon Borrower absent manifest error) that the event(s) or circumstance(s) which resulted in such conversion shall no longer be applicable, Lender shall give notice thereof to Borrower, and the Substitute Rate Loan shall automatically convert to a LIBOR Loan on the effective date set forth in such notice. Notwithstanding any provision of this Agreement to the contrary, in no event shall Borrower have the right to elect to convert a LIBOR Loan to a Substitute Rate Loan. If any requirement of law or any change therein or in the interpretation or application thereof, shall hereafter make it unlawful for Lender to make or maintain a LIBOR Loan as contemplated hereunder, (i) the obligation of Lender hereunder to make a LIBOR Loan shall be cancelled forthwith and (ii) Lender may give Borrower a Lender’s Notice, establishing the Applicable Interest Rate at the Substitute Rate plus the Substitute Spread, in which case the Applicable Interest Rate shall be a rate equal to the Substitute Rate in effect from time to time plus the Substitute Spread. In the event the condition necessitating the cancellation of Lender’s obligation to make a LIBOR Loan hereunder shall cease, Lender shall promptly notify Borrower of such cessation and the Loan shall resume its characteristics as a LIBOR Loan in accordance with the terms herein from and after the first day of the Interest Period next following such cessation. Borrower hereby agrees promptly to pay Lender, upon demand, any additional amounts necessary to compensate Lender for any reasonable out-of-pocket costs actually incurred by Lender in making any conversion in accordance with this Agreement, including, without limitation, any interest or fees payable by Lender to lenders of funds obtained by it in order to make or maintain the LIBOR Loan hereunder. Lender’s notice of such costs, as certified to Borrower, shall be set forth in reasonable detail and Lender’s calculation shall be conclusive absent manifest error.

(b) In the event that any change in any requirement of any Applicable Law or in the interpretation or application thereof, or compliance in good faith by Lender or any Co-Lender with any request or directive hereafter issued from any Governmental Authority which is generally applicable to all lenders subject to such Governmental Authority’s jurisdiction:

(i) shall hereafter impose, modify, increase or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of Lender or any Co-Lender which is not otherwise included in the determination of LIBOR hereunder;

(ii) shall, if the Loan is then bearing interest at the Eurodollar Rate, hereafter have the effect of reducing the rate of return on Lender’s or any Co-Lender’s capital as a consequence of its obligations hereunder to a level below that which Lender or any Co-Lender could have achieved but for such adoption, change or compliance (taking into consideration Lender’s or any Co-Lender’s policies with respect to capital adequacy) by any amount deemed by Lender or any Co-Lender to be material; or

(iii) shall, if the Loan is then bearing interest at the Eurodollar Rate, hereafter impose on Lender or any Co-Lender any other condition, the result of which is to increase the cost to Lender or such Co-Lender of making, renewing or maintaining loans or extensions of credit or to reduce any amount receivable hereunder;

then, in any such case, Borrower shall promptly pay Lender or such Co-Lender (within ten (10) Business Days of Lender’s or such Co-Lender’s written demand therefor), any additional amounts necessary to compensate Lender or such Co-Lender for such additional cost or reduced amount receivable which Lender or such Co-Lender deems to be material in its reasonable discretion. If Lender or any Co-Lender becomes entitled to claim any additional amounts pursuant to this Section 2.2.3(c), Lender and such Co-Lender shall provide Borrower with not less than ten (10) Business Days written notice specifying in reasonable detail the event or circumstance by reason of which it has become so entitled and the additional amount required to fully compensate Lender and such Co-Lender for such additional cost or reduced amount. A certificate as to any additional costs or amounts payable pursuant to the foregoing sentence submitted by Lender or such Co-Lender to Borrower shall be conclusive absent manifest error. Subject to Section 2.2.3(e) hereof, this provision shall survive payment of the Note and the satisfaction of all other obligations of Borrower under the Note, this Agreement and the other Loan Documents.

(c) Subject to Section 9.4 hereof, after the occurrence of a Syndication of all or any portion of the Loan Borrower agrees to indemnify Lender and the Co-Lenders and to hold Lender and the Co-Lenders harmless from any actual, out-of-pocket loss or expense which Lender or any Co-Lender sustains or incurs as a consequence of (I) any default by Borrower in payment of the principal of or interest on the Loan while bearing interest at the Eurodollar Rate, including, without limitation, any such loss or expense arising from interest or fees payable by Lender or any Co-Lenders to lenders of funds obtained by it in order to maintain the Eurodollar Rate, (II) any prepayment (whether voluntary or mandatory) of the Loan on a day that (A) is not the Payment Date occurring on the last day of an Accrual Period with respect thereto or (B) is the Payment Date occurring on the last day of an Accrual Period with respect thereto if Borrower did not give the prior written notice of such prepayment required pursuant to the terms of this Agreement, including, without limitation, such loss or expense arising from interest or fees payable by Lender or any Co-Lender to lenders of funds obtained by it in order to maintain the Eurodollar Rate hereunder and (III) the conversion of the Applicable Interest Rate from the Eurodollar Rate to the Substitute Rate with respect to any portion of the outstanding principal amount of the Loan then bearing interest at the Eurodollar Rate on a date other than the Payment Date immediately following the last day of an Accrual Period, including, without limitation, such loss or expenses arising from interest or fees payable by Lender or any Co-Lender to lenders of funds obtained by it in order to maintain the Eurodollar Rate hereunder (the amounts referred to in clauses (I), (II) and (III) are herein referred to collectively as the “Breakage Costs”). Subject to Section 2.2.3 hereof, this provision shall survive payment of the Note and the satisfaction of all other obligations of Borrower under this Agreement and the other Loan Documents. Notwithstanding anything to the contrary contained in this Agreement, there shall be no

Breakage Costs applicable to any portion of the Loan after the occurrence of a Securitization (other than a Syndication) of the entire Loan.

(d) Neither Lender nor the applicable Co-Lender shall be entitled to claim compensation pursuant to this Section 2.2.3 or Section 2.2.8 for any increased cost or reduction in amounts received or receivable hereunder, or any reduced rate of return, which was incurred or which accrued more than the earlier of (i) ninety (90) days before the date Lender or the applicable Co-Lender notified Borrower of the change in law or other circumstance on which such claim of compensation is based and delivered to Borrower a written statement setting forth in reasonable detail the basis for calculating the additional amounts owed to Lender or the applicable Co-Lender under this Section 2.2.3 or Section 2.2.8, which statement shall be conclusive and binding upon all parties hereto absent manifest error or (ii) any earlier date (but not earlier than the effective date of such change in law or circumstance) provided that Lender notified Borrower of such change in law or circumstance and delivered the written statement referenced in clause (i) within one ninety (90) days after Lender received written notice of such change in law or circumstance. Each Lender or Co-Lender must use reasonable efforts to avoid or reduce or any other increased costs.

(e) This Section shall not apply to increased costs with respect to Indemnified Taxes, which shall be governed solely by Section 2.2.8.

2.2.4 Intentionally Deleted.

2.2.5 Payment on Maturity Date. Borrower shall pay to Lender on the Maturity Date the outstanding principal balance of the Loan, all accrued and unpaid interest and all other amounts due hereunder and under the Note, the Security Instrument and the other Loan Documents, including, without limitation, all interest that would accrue on the outstanding principal balance of the Loan through and including the end of the Accrual Period in which the Maturity Date occurs (even if such Accrual Period extends beyond the Maturity Date).

2.2.6 Payments after Default. Upon the occurrence and during the continuance of an Event of Default, interest on the outstanding principal balance of the Loan and, to the extent permitted by Applicable Law, overdue interest and other amounts due in respect of the Loan, shall accrue at the Default Rate, calculated from the date such payment was due without regard to any grace or cure periods contained herein. Interest at the Default Rate shall be computed from the occurrence and continuance of an Event of Default until the actual receipt and collection of the Debt (or that portion thereof that is then due). To the extent permitted by Applicable Law, unpaid interest at the Default Rate shall be added to the Debt, shall itself accrue interest at the same rate as the Loan and shall be secured by the Security Instrument. This paragraph shall not be construed as an agreement or privilege to extend the date of the payment of the Debt, nor as a waiver of any other right or remedy accruing to Lender by reason of the occurrence of any Event of Default.

2.2.7 Late Payment Charge. If any Monthly Debt Service Payment Amount is not paid by Borrower on or prior to the date on which it is due or any other sums due under the Loan Documents (other than the payment of the balance of the principal sum of the Note due on the Maturity Date) are not paid by Borrower within five (5) days of written demand therefor,

Borrower shall pay to Lender upon demand an amount equal to the lesser of five percent (5%) of such unpaid sum or the maximum amount permitted by Applicable Law in order to defray the expense incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment. Any such amount shall be secured by the Security Instrument and the other Loan Documents to the extent permitted by Applicable Law.

2.2.8 Indemnified Taxes. All payments made by Borrower hereunder shall be made free and clear of, and without reduction for or on account of, Indemnified Taxes. If any Indemnified Taxes are required by Applicable Law to be withheld from any amounts payable to Lender or any Co-Lender hereunder, the amounts so payable to Lender or such Co-Lender shall be increased to the extent necessary to yield to Lender or such Co-Lender (after payment of all Indemnified Taxes and all taxes with respect to such increased amounts) interest or any such other amounts payable hereunder at the rate or in the amounts specified hereunder and due at that time. Whenever any Indemnified Tax is payable pursuant to Applicable Law by Borrower, Borrower shall send to Lender or the applicable Co-Lender an original official receipt if available, showing payment of such Indemnified Tax or other evidence of payment reasonably satisfactory to Lender or the applicable Co-Lender. Borrower hereby indemnifies Lender and each Co-Lender for any incremental taxes, interest or penalties that may become payable by Lender or any Co-Lender which may result from any failure by Borrower to pay any such Indemnified Tax when due to the appropriate taxing authority or any failure by Borrower to remit to Lender or any Co-Lender the required receipts or other required documentary evidence. Each Lender and each Co-Lender (and any successor and/or assign of such Lender or such Co-Lender, as applicable) shall deliver to Borrower on or prior to the date on which such Lender or such Co-Lender, as applicable, becomes a party to this Agreement (i) two duly completed copies of United States Internal Revenue Service Form W-8BEN, W-8IMY (with all the requisite attachments) or Form W-8ECI or successor applicable form, as the case may be, certifying in each case that such entity is entitled to receive payments under the Note, without deduction or withholding of any United States federal income taxes, (ii) two duly completed copies of an Internal Revenue Service Form W-9 or successor applicable form, as the case may be, to establish an exemption from United States backup withholding tax, or (iii) in the case of a Lender or Co-Lender that is a foreign corporation claiming such an exemption under Section 881(c) of the Code, a duly completed certificate to the effect that such Lender or Co-Lender is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of such Borrower within the meaning of section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code. Each entity required to deliver to Borrower a Form W-8BEN, W-8IMY or W-8ECI or Form W-9 pursuant to the preceding sentence further undertakes to deliver to Borrower two further copies of Form W-8BEN, W-8IMY or Form W-8ECI or Form W-9, or successor applicable forms, as the case may be, on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to Borrower, or upon request by Borrower, certifying in the case of a Form W-8BEN or Form W-8ECI that such entity is entitled to receive payments under the Note without deduction or withholding of any United States federal income taxes, unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such entity from duly completing and delivering any such form with respect to it, and such entity notifies Borrower; it being understood that in the case of any such event that prevents a Lender or Co-Lender from continuing to provide a Form W-8IMY establishing an exemption from withholding by the Borrower, the Borrower shall not be required to increase amounts payable pursuant to this Section 2.2.8 by an amount greater than would have been required had such Lender or Co-Lender or an affiliate thereof not been acting as an intermediary with respect to such amounts. Notwithstanding the foregoing, if such entity fails to provide a duly completed Form W-8BEN or Form W-8ECI or other applicable form and such entity is otherwise entitled under Applicable Law to receive payments under the Note without deduction or withholding of any United States federal income taxes and, under Applicable Law, in order to avoid liability for Indemnified Taxes, Borrower is required to withhold on payments made to such entity that has failed to provide the applicable form, Borrower shall be entitled to withhold the appropriate amount of Indemnified Taxes without grossing up such entity, provided that Borrower will make commercially reasonable efforts to obtain the applicable certification. In such event, Borrower shall promptly provide to such entity evidence of payment of such Indemnified Taxes to the appropriate taxing authority and shall promptly forward to such entity any official tax receipts or other documentation with respect to the payment of the Indemnified Taxes as may be issued by the taxing authority.

2.2.9 Treatment of Certain Refunds or Credits. If Lender or Co-Lender (or any successor and/or assign of such Lender or such Co-Lender, as applicable) determines, in its reasonable discretion, that it has received a refund of any Indemnified Taxes as to which it has been indemnified by Borrower or with respect to which Borrower has paid additional amounts pursuant to Section 2.2.8, it shall pay to Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by or on behalf of Borrower under Section 2.2.8 with respect to Indemnified Taxes giving rise to such recovery), net of all out-of-pocket expenses (including taxes) of such Lender or such Co-Lender, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that Borrower, upon the request of such Lender or such Co-Lender, agrees to repay to such Lender or such Co-Lender, as the case may be, the amount paid over to Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event such Lender or such Co-Lender is required to repay such refund to such Governmental Authority. This section shall not be construed to require such Lender or such Co-Lender to make any claim for refund of Taxes or make available its tax returns (or any other information relating to its taxes which it deems confidential) to Borrower or any other Person.

2.2.10 Usury Savings. This Agreement and the Note are subject to the express condition that at no time shall Borrower be obligated or required to pay interest on the principal balance of the Loan at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the Maximum Legal Rate. If, by the terms of this Agreement or the other Loan Documents, Borrower is at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of the Maximum Legal Rate, the Applicable Interest Rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to the Maximum Legal Rate and all previous payments in excess of the Maximum Legal Rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the sums due under the Loan, shall, to the extent permitted by Applicable Law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the Maximum Legal Rate of interest from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.

Section 2.3 Prepayments.

2.3.1 Voluntary Prepayments. Except as otherwise provided in this Section 2.3.1 and in Section 2.3.2, Borrower shall not have the right to prepay the Loan, in whole or in part, prior to the Maturity Date. Borrower shall have no right to prepay the Loan, in whole or in part, prior to the Payment Date occurring in February 2008. On and after the Payment Date occurring in February 2008 Borrower may, upon at least ten (10) days prior written notice to Lender, prepay the Loan in whole but not in part at anytime, provided however if such prepayment occurs prior to the Payment Date occurring in August, 2008 (the “Permitted Prepayment Date”), Borrower shall also pay Lender the applicable Spread Maintenance Premium. On the Permitted Prepayment Date or on any date thereafter, Borrower may, at its option and upon at least ten (10) days prior written notice to Lender, prepay the entire Debt without payment of the Spread Maintenance Premium. Borrower may revoke any notice of prepayment at any time prior to the date of such prepayment. Borrower shall promptly reimburse Lender for any reasonable out-of-pocket costs and expenses associated with any such revocation. In addition, Borrower agrees that (a) in the event that a prepayment shall be made during the period commencing on the first calendar day immediately following a Payment Date to, but not including, the LIBOR Determination Date in such calendar month, such payment shall be accompanied by a payment of interest on the amount of principal being prepaid that Lender determines would be payable by Borrower if such prepayment had been made on or after such LIBOR Determination Date but prior to the succeeding Payment Date calculated using a per annum interest rate equal to 6.25% plus the Eurodollar Spread (such amount, the “Estimated Interest Payment”). In the event that the Estimated Interest Payment paid by Borrower to Lender exceeds the amount that otherwise would have been payable by Borrower if the final interest payment amount was calculated based on the interest rate determined on the applicable LIBOR Determination Date (the “Actual Required Payment”), Lender shall refund to Borrower an amount equal to the Estimated Interest Payment minus the Actual Required Payment. In the event the Estimated Interest Payment paid by Borrower is less than the Actual Required Payment, Borrower shall, promptly upon demand by Lender, pay to Lender an amount equal to the Actual Required Payment minus the Estimated Interest Payment; (b) if such prepayment is made on a Payment Date, then in connection with such prepayment Borrower shall pay to Lender, simultaneously with such prepayment, all interest on the principal balance of the Note then being prepaid which would have accrued through the end of the Accrual Period then in effect notwithstanding that such Accrual Period extends beyond the date of such prepayment; and (c) subject to subsection (a) above, if such prepayment is made on a day other than a Payment Date, then in connection with such prepayment Borrower shall pay to Lender, simultaneously with such prepayment, all interest on the principal balance of the Note then being prepaid which would have accrued through the end of the Accrual Period then in effect notwithstanding that such Accrual Period extends beyond the date of such prepayment; provided, however, that if such date is a date on or after the LIBOR Determination Date in such calendar month and prior to the first day of the Accrual Period that commences in such calendar month, Borrower shall also pay to Lender in connection with such prepayment all interest on the principal balance of this Note then being prepaid which would have accrued through the end of the next succeeding Accrual Period. Any prepayment received by Lender on a date other than a Payment Date shall be held by Lender as collateral security for the Loan and shall be applied to the Debt on the next Payment Date.

2.3.2 Mandatory Prepayments. On each date on which Borrower actually receives any Net Proceeds, if Lender is not obligated, or does not elect, to make such Net Proceeds available to Borrower for the Restoration of the Property pursuant to the terms of this Agreement, Borrower shall prepay the outstanding principal balance of the Note in an amount equal to one hundred percent (100%) of such Net Proceeds together with (i) in the event that such Net Proceeds are received on or before a Payment Date, interest accruing on such amount calculated through and including the end of the Accrual Period in which such Monthly Payment Date occurs, or (ii) in the event that such Net Proceeds are received on a date after a Payment Date, interest accruing on such amount calculated through and including the end of Interest Period in which the next Payment Date occur. No Spread Maintenance Premium shall be due in connection with any prepayment made pursuant to this Section 2.3.2.

2.3.3 Prepayments After Default. If, following the occurrence and during the continuance of an Event of Default, payment of all or any part of the Debt is tendered by Borrower or otherwise recovered by Lender, such tender or recovery shall be deemed a voluntary prepayment by Borrower in violation of the prohibition against prepayment set forth in Section 2.3.1 and Borrower shall pay, in addition to the Debt, (i) an amount equal to the greater of (a) one percent (1%) of the outstanding principal amount of the Loan to be prepaid or satisfied, or (b) the Spread Maintenance Premium, (ii) all accrued and unpaid interest on the amount of principal being prepaid (including, without limitation, (x) in the event that such prepayment is received on or before a Payment Date, interest accruing on such amount calculated through and including the end of the Accrual Period in which such Payment Date occurs, or (b) in the event that such prepayment is received on a date after a Payment Date, interest accruing on such amount calculated through and including the end of Accrual Period in which the next Payment Date occurs), (iii) to the extent applicable, Breakage Costs and (iv) other amounts payable under the Loan Documents. Notwithstanding anything contained herein to the contrary, the amounts set forth in clause (i) above shall not be payable if the related payment is tendered on or after the Permitted Prepayment Date.

2.3.4 Making of Payments. Each payment by Borrower hereunder or under the Note shall be made in funds settled through the New York Clearing House Interbank Payments System or other funds immediately available to Lender by 12:00 noon, New York City time, on or prior to the date such payment is due, to Lender by deposit to such account as Lender may designate by written notice to Borrower. Whenever any payment hereunder or under the Note shall be stated to be due on a day which is not a Business Day, such payment shall be made on the Business Day immediately preceding such day.

2.3.5 Application of Principal Prepayments. All prepayments received pursuant to this Section 2.3 shall be applied to the payments of principal due under the Loan in the inverse order of maturity.

Section 2.4 Interest Rate Cap Agreement. (a) Borrower shall purchase one or more Interest Rate Cap Agreements (i) for a period to expire on the initial Maturity Date, (ii) in a notional amount not less than the outstanding principal balance of the Loan, (iii) having a LIBOR strike price not greater than 6.25% and (iv) which otherwise comply with the requirements of this Section 2.4. Thereafter, Borrower shall purchase prior to each Extension Period, and shall maintain throughout the remaining term of the Loan, an Interest Rate Cap Agreement or Interest Rate Cap Agreements, or replacements, increases or amendments thereto, in a notional amount not less than the then outstanding principal balance of the Loan, for a period beginning on the first day of the applicable Extension Period and ending on the last calendar day of the Accrual Period in which the applicable Maturity Date occurs and otherwise complying with the requirements of this Section 2.4. Each Interest Rate Cap Agreement delivered after the initial Maturity Date shall provide for a LIBOR strike price not greater than 6.25%. The Counterparty shall be obligated under the Interest Rate Cap Agreement to make monthly payments equal to the excess of one (1) month LIBOR over the applicable strike rate required pursuant to this subsection (a) calculated on the notional amount. The notional amount of the Interest Rate Cap Agreement may be reduced from time to time in amounts equal to any prepayment of the principal of the Loan in accordance with Section 2.3 hereof and Borrower may sell any such excess notional amount.

(b) Borrower shall collaterally assign to Lender pursuant to a Collateral Assignment of Interest Rate Cap Agreement, all of its right, title and interest to receive any and all payments under the Interest Rate Cap Agreement (and any related guarantee, if any) and shall deliver to Lender an executed counterpart of such Interest Rate Cap Agreement and notify the Counterparty of such collateral assignment (either in such Interest Rate Cap Agreement or by separate instrument). The Counterparty shall agree in writing to make all payments it is required to make under the Interest Rate Cap Agreement directly to the Deposit Account where such payments shall be applied in accordance with the terms of Section 3.3 of the Cash Management Agreement. At such time as the Loan is repaid in full, all of Lender’s right, title and interest in the Interest Rate Cap Agreement shall terminate and Lender shall promptly execute and deliver at Borrower’s sole cost and expense, such documents as may be required to evidence Lender’s release of the Interest Rate Cap Agreement and to notify the Counterparty of such release.

(c) Borrower shall comply with all of its obligations under the terms and provisions of the Interest Rate Cap Agreement. Borrower shall take all actions reasonably requested by Lender to enforce Lender’s rights under the Interest Rate Cap Agreement in the event of a default by the Counterparty and shall not waive, amend or otherwise modify in any material respect any of its rights thereunder, without Lender’s consent, not to be unreasonably withheld.

(d) In the event of any downgrade or withdrawal of the rating of such Counterparty by any Rating Agency below the Minimum Counterparty Rating, Borrower shall replace the Interest Rate Cap Agreement not later than thirty (30) days following receipt of notice of such downgrade or withdrawal with an Interest Rate Cap Agreement from an Acceptable Counterparty having a Minimum Counterparty Rating; provided, however, that if any Rating Agency withdraws or downgrades the credit rating of the Counterparty below the Minimum Counterparty Rating, Borrower shall not be required to replace the Counterparty under the Interest Rate Cap Agreement provided that within thirty (30) days following notice to

Borrower of such downgrade or withdrawal (y) such Counterparty or an Affiliate thereof posts additional collateral acceptable to the Rating Agencies from time to time securing its obligations under the Interest Rate Cap Agreement or (z) an Affiliate of such Counterparty with a Minimum Counterparty Rating delivers a guaranty acceptable to the Rating Agencies guaranteeing such Counterparty’s obligations under the Interest Rate Cap Agreement; provided that, notwithstanding any such downgrade or withdrawal, unless and until the Counterparty transfers the Interest Rate Cap Agreement to a replacement Acceptable Counterparty pursuant to the foregoing clause (z), the Counterparty will continue to perform its obligations under the Interest Rate Cap Agreement. Notwithstanding the foregoing, if S&P or Fitch withdraws or downgrades the long-term credit rating of such Counterparty below “BBB-” or short term credit rating below “A-3”, or Moody’s withdraws or downgrades the credit rating of such Counterparty below “A2” (if the Counterparty has only a long term rating from Moody’s) or below “A3” or “P-2” (if the Counterparty has both long term and short term ratings from Moody’s), Borrower shall replace the Interest Rate Cap Agreement not later than thirty (30) days following receipt of notice of such downgrade or withdrawal with an Interest Rate Cap Agreement from an Approved Counterparty having a Minimum Counterparty Rating. Failure to satisfy any of the foregoing shall constitute an “Additional Termination Event” as defined by Section 5(b)(v) of the ISDA Master Agreement, with the Counterparty as the “Affected Party.”

(e) In the event that Borrower fails to purchase and deliver to Lender the Interest Rate Cap Agreement or any Replacement Interest Cap Agreement as and when required hereunder, Lender may purchase such Interest Rate Cap Agreement and the cost incurred by Lender in purchasing such Interest Rate Cap Agreement shall be paid by Borrower to Lender with interest thereon at the Default Rate from the date such cost was incurred by Lender until such cost is paid by Borrower to Lender.

(f) In connection with an Interest Rate Cap Agreement, Borrower shall obtain and deliver to Lender an opinion of counsel from counsel (which may be in house counsel) for the Counterparty (upon which Lender and its successors and assigns may rely) which shall provide, in relevant part, that:

(1) the Counterparty is duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation and has the organizational power and authority to execute and deliver, and to perform its obligations under, the Interest Rate Cap Agreement;

(2) the execution and delivery of the Interest Rate Cap Agreement by the Counterparty, and any other agreement which the Counterparty has executed and delivered pursuant thereto, and the performance of its obligations thereunder have been and remain duly authorized by all necessary action and do not contravene any provision of its certificate of incorporation or by-laws (or equivalent Organizational Documents) or any law, regulation or contractual restriction binding on or affecting it or its property;

(3) all consents, authorizations and approvals required for the execution and delivery by the Counterparty of the Interest Rate Cap

Agreement, and any other agreement which the Counterparty has executed and delivered pursuant thereto, and the performance of its obligations thereunder have been obtained and remain in full force and effect, all conditions thereof have been duly complied with, and no other action by, and no notice to or filing with any governmental authority or regulatory body is required for such execution, delivery or performance; and

(4) the Interest Rate Cap Agreement, and any other agreement which the Counterparty has executed and delivered pursuant thereto, has been duly executed and delivered by the Counterparty and constitutes the legal, valid and binding obligation of the Counterparty, enforceable against the Counterparty in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law); or

(5) be in form and scope reasonably acceptable to Lender and otherwise satisfy then current market standards the holder of the Note customarily adheres with respect to Interest Rate Cap Agreement opinions.

Section 2.5 Release of Property. Except as set forth in this Section 2.5, no repayment, or prepayment of all or any portion of the Loan shall cause, give rise to a right to require, or otherwise result in, the release of any Lien of the Security Instrument on the Property.

2.5.1 Intentionally Deleted.

2.5.2 Release on Payment in Full. Lender shall, upon the written request and at the expense of Borrower, upon payment in full of all principal and interest due on the Loan (including by way of prepayment pursuant to Section 2.3 hereof) and all other amounts due and payable under the Loan Documents in accordance with the terms and provisions of the Note and this Agreement, release the Lien of the Security Instrument on the Property and the other Loan Documents if not thereto for released and remit any remaining Reserve Funds to Borrower. Any release or assignment delivered by Lender pursuant to this Section 2.5 shall be at Borrower’s sole cost and expense.

ARTICLE III

INTENTIONALLY OMITTED

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Section 4.1 Borrower Representations. Borrower represents and warrants as of the Closing Date that:

4.1.1 Organization. Borrower is duly organized and is validly existing and in good standing in the jurisdiction in which it is organized, with requisite power and authority to own the Property and to transact the businesses in which it is now engaged. Borrower is duly qualified to do business and is in good standing in each jurisdiction where it is required to be so qualified in connection with the Property, businesses and operations. Borrower possesses all rights, licenses, permits and authorizations, governmental or otherwise, necessary to entitle it to own the Property and to transact the businesses in which it is now engaged. The organizational chart of Borrower attached hereto as Schedule IV is true, correct and complete as of the Closing Date.

4.1.2 Proceedings. Borrower has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the other Loan Documents. This Agreement and the other Loan Documents have been duly executed and delivered by or on behalf of Borrower and constitute legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms, subject only to applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

4.1.3 No Conflicts. The execution, delivery and performance of this Agreement and the other Loan Documents by Borrower will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any Lien, charge or encumbrance (other than pursuant to the Loan Documents) upon any of the property or assets of Borrower pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, partnership agreement, management agreement, or other agreement or instrument to which Borrower is a party or by which any of Borrower’s property or assets is subject, nor will such action result in any violation of the provisions of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over Borrower or the Property or any of Borrower’s other assets, or any license or other approval required to operate the Property, and any consent, approval, authorization, order, registration or qualification of or with any Governmental Authority required for the execution, delivery and performance by Borrower of this Agreement or any other Loan Documents have been obtained and is in full force and effect.

4.1.4 Litigation. Except as disclosed on Schedule VI attached hereto, there are no actions, suits or proceedings at law or in equity by or before any Governmental Authority or other agency now pending or to Borrower’s knowledge, threatened against or affecting Borrower or the Property, which actions, suits or proceedings, if determined against Borrower or the Property, are reasonably likely to have a Material Adverse Effect.

4.1.5 Agreements. Borrower is not a party to any agreement or instrument or subject to any restriction which is reasonably likely to have a Material Adverse Effect. To Borrower’s knowledge, Borrower is not in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party or by which Borrower or the Property is bound. To Borrower’s knowledge, Borrower has no material financial obligation under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Borrower is a party or by which Borrower or the Property is otherwise bound, other than (a) obligations incurred in the ordinary course of the operation of the Property and (b) obligations under the Loan Documents.

4.1.6 Solvency. Borrower (a) has not entered into the transaction or executed the Note, this Agreement or any other Loan Documents with the actual intent to hinder, delay or defraud any creditor and (b) has received reasonably equivalent value in exchange for its obligations under the Loan Documents. Giving effect to the Loan, the fair saleable value of Borrower’s assets exceeds and will, immediately following the making of the Loan, exceed Borrower’s total liabilities, including, without limitation, subordinated, unliquidated, disputed and contingent liabilities. The fair saleable value of Borrower’s assets is and will, immediately following the making of the Loan, be greater than Borrower’s probable liabilities, including the maximum amount of its contingent liabilities on its debts as such debts become absolute and matured. Borrower’s assets do not and, immediately following the making of the Loan will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Borrower does not intend to incur debt and liabilities (including contingent liabilities and other commitments) beyond its ability to pay such debt and liabilities as they mature (taking into account the timing and amounts of Cash to be received by Borrower and the amounts to be payable on or in respect of obligations of Borrower). No petition under the Bankruptcy Code or similar state bankruptcy or insolvency law has been filed against Borrower or to Borrower’s knowledge any constituent Person in the last seven (7) years, and neither Borrower nor to Borrower’s knowledge, any constituent Person in the last seven (7) years has ever made an assignment for the benefit of creditors or taken advantage of any insolvency act for the benefit of debtors. Neither Borrower nor to its knowledge any of its constituent Persons are contemplating either the filing of a petition by it under the Bankruptcy Code or similar state bankruptcy or insolvency laws or the liquidation of all or a major portion of Borrower’s assets or property, and Borrower has no knowledge of any Person contemplating the filing of any such petition against it or such constituent Persons.

4.1.7 Full and Accurate Disclosure. To the best of Borrower’s knowledge, no statement of fact made by Borrower in this Agreement or in any of the other Loan Documents contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein or therein not misleading. There is no fact presently known to Borrower which has not been disclosed to Lender which has a Material Adverse Effect, or is reasonably likely to have a Material Adverse Effect.

4.1.8 No Plan Assets. As of the date hereof and during the term of the Loan, Borrower is not and will not be a Plan, and none of the assets of Borrower constitute or will constitute “Plan Assets” of one or more Plans. In addition, (a) Borrower is not a “governmental plan” within the meaning of Section 3(32) of ERISA and (b) transactions by or with Borrower are not subject to State statutes regulating investment of, and fiduciary obligations with respect to, governmental plans that are similar to the provisions of Section 406 of ERISA or Section 4975 of the Code, which prohibit or otherwise restrict the transactions contemplated by this Agreement.

4.1.9 Compliance. Except as expressly disclosed to Lender in writing, to the best of Borrower’s knowledge, Borrower and the Property and the use thereof, comply in all material respects with all applicable Legal Requirements, including, without limitation, all Environmental Laws, building and zoning ordinances and codes. Except as previously disclosed to Lender in writing, to Borrower’s knowledge, Borrower is not in default or violation of any order, writ, injunction, decree or demand of any Governmental Authority. To the best of Borrower’s knowledge, there has not been committed by Borrower or, any other Person in occupancy of or involved with the operation or use of the Property any act or omission affording the federal government or any other Governmental Authority the right of forfeiture as against the Property or any part thereof or any monies paid in performance of Borrower’s obligations under any of the Loan Documents.

4.1.10 Financial Information. To the best of Borrower’s knowledge, all financial data, including, without limitation, the statements of cash flow and income and operating expense, that have been delivered to Lender by or on behalf of Borrower in respect of Borrower and the Property (i) are true, complete and correct in all material respects, (ii) accurately represent the financial condition of Borrower and the Property as of the date of such reports, and (iii) have been prepared in accordance with GAAP (or such other accounting basis reasonably acceptable to Lender) throughout the periods covered, except as disclosed therein. Except for Permitted Encumbrances, to the best of Borrower’s knowledge, Borrower does not have any contingent liabilities, liabilities for taxes, unusual forward or long term commitments or unrealized or anticipated losses from any unfavorable commitments that are known to Borrower and are reasonably likely to have a Material Adverse Effect on the Property or the operation thereof as an office building, except as referred to or reflected in said financial statements. Since the date of such financial statements, there has been no material adverse change in the financial condition, operations or business of Borrower from that set forth in said financial statements.

4.1.11 Condemnation. No Condemnation or other similar proceeding has been commenced or, to the best of Borrower’s knowledge, is threatened in writing or contemplated with respect to all or any portion of the Property or for the relocation of roadways providing access to the Property.

4.1.12 Federal Reserve Regulations. No part of the proceeds of the Loan will be used for the purpose of purchasing or acquiring any “margin stock” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or for any other purpose which would be inconsistent with such Regulation U or any other Regulations of such Board of Governors, or for any purposes prohibited by Legal Requirements or by the terms and conditions of this Agreement or the other Loan Documents.

4.1.13 Utilities and Public Access. Except as disclosed in the Survey or the Title Insurance Policy, to Borrower’s knowledge the Property has rights of access to public ways and is served by public water, sewer, sanitary sewer and storm drain facilities adequate to service the Property for its intended use. To Borrower’s knowledge, except as disclosed in the Survey or in the Title Insurance Policy, all public utilities necessary or convenient to the full use and enjoyment of the Property are located either in the public right of way abutting the Property (which are connected so as to serve the Property without passing over other property) or in recorded easements serving the Property and such easements are set forth in and insured by the Title Insurance Policy. Except as disclosed in the Survey or in the Title Insurance Policy, to Borrower’s knowledge, all roads necessary for the use of the Property for its current purpose have been completed, are physically open and are dedicated to public use and have been accepted by all Governmental Authorities.

4.1.14 Not a Foreign Person. Borrower is not a “foreign person” within the meaning of §1445(f)(3) of the Code.

4.1.15 Separate Lots. The Property is comprised of one (1) or more parcels which constitute a separate tax lot or lots and does not constitute a portion of any other tax lot not a part of the Property.

4.1.16 Assessments. To the best of Borrower’s knowledge and except as expressly set forth in the Title Insurance Policy, there are no pending or proposed special or other assessments for public improvements or otherwise affecting the Property, nor are there any contemplated improvements to the Property that may result in such special or other assessments.

4.1.17 Enforceability. The Loan Documents are not subject to any right of rescission, set off, counterclaim or defense by Borrower, including the defense of usury, and Borrower has not asserted any right of rescission, set off, counterclaim or defense with respect thereto.

4.1.18 No Prior Assignment. To the best of Borrower’s knowledge and except as will be released on the Closing Date, there are no prior assignments of the landlord’s interest in the Leases or landlord’s interest in any portion of the Rents due and payable or to become due and payable which are presently outstanding.

4.1.19 Insurance. Borrower has obtained and has delivered to Lender certified copies of all insurance policies reflecting the insurance coverages, amounts and other requirements set forth in this Agreement. To Borrower’s knowledge, no Person, including Borrower, has done, by act or omission, anything which would impair the coverage of any such policy.

4.1.20 Use of Property. The Property is used primarily as an office building with a parking garage and ancillary retail uses and other appurtenant and related uses.

4.1.21 Certificate of Occupancy; Licenses. To the best of Borrower’s knowledge, all certifications, permits, licenses and approvals, including without limitation, certificates of completion and occupancy permits required for the legal use, occupancy and operation of the Property by Borrower primarily as an office building (collectively, the

“Licenses”), have been obtained and are in full force and effect and are not subject to revocation, suspension or forfeiture. Borrower shall keep and maintain all Licenses necessary for the operation of the Property primarily as an office building. The use being made of the Property is in conformity with the certificate of occupancy issued for the Property.

4.1.22 Flood Zone. Except as expressly set forth in the Survey, none of the Improvements on the Property are located in an area as identified by the Federal Emergency Management Agency as an area having special flood hazards and, if so located, the flood insurance required pursuant to Section 6.1(a)(vii) is in full force and effect.

4.1.23 Physical Condition. To the best of Borrower’s knowledge and except as otherwise expressly disclosed in that certain Physical Conditions Report, the other Third Party Reports or otherwise disclosed to Lender in writing, the Property, including, without limitation, all buildings, improvements, parking facilities, sidewalks, storm drainage systems, roofs, plumbing systems, HVAC systems, fire protection systems, electrical systems, equipment, elevators, exterior sidings and doors, landscaping, irrigation systems and all structural components, are in good condition, order and repair in all material respects; to Borrower’s knowledge, there exists no structural or other material defects or damages in the Property, whether latent or otherwise, and Borrower has not received written notice from any insurance company or bonding company of any defects or inadequacies in the Property, or any part thereof, which would adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened termination of any policy of insurance or bond. To Borrower’s knowledge, except as disclosed in the Physical Conditions Report or otherwise disclosed to Lender in writing, the Property is free from damage covered by fire or other casualty. To Borrower’s knowledge, all liquid and solid waste disposal, septic and sewer systems located on the Property are in a good and safe condition and repair and in compliance with all Legal Requirements.

4.1.24 Boundaries. Except as shown on the Survey or in the Title Insurance Policy, to Borrower’s knowledge, all of the Improvements which were included in determining the appraised value of the Property lie wholly within the boundaries and building restriction lines of the Property, and no improvements on adjoining properties encroach upon the Property, and no easements or other encumbrances upon the Property encroach upon any of the Improvements.

4.1.25 Leases. To the best of Borrower’s knowledge, the Property is not subject to any Leases other than the Leases described in Schedule I attached hereto and made a part hereof. Borrower is the owner and lessor of landlord’s interest in the Leases. To the best of Borrower’s knowledge, no Person has any possessory interest in the Property or right to occupy the same except under and pursuant to the provisions of the Leases. To the best of Borrower’s knowledge and except as otherwise disclosed to Lender on Schedule I attached hereto or in any tenant estoppel certificate delivered to Lender, the current Leases are in full force and effect and, there are no material defaults by Borrower or, any tenant under any Lease, and, there are no conditions that, with the passage of time or the giving of notice, or both, would constitute material defaults under any Lease. To the best of Borrower’s knowledge and except as otherwise disclosed to Lender on Schedule I attached hereto or in any tenant estoppel certificate delivered to Lender, no Rent has been paid more than one (1) month in advance of its due date. To the best of Borrower’s knowledge and except as otherwise disclosed to Lender on Schedule I attached hereto or in any tenant estoppel certificate delivered to Lender, there are no offsets or defenses to the payment of any portion of the Rents. To the best of Borrower’s knowledge and except as otherwise disclosed to Lender on Schedule I attached hereto or in any tenant estoppel certificate delivered to Lender, all work to be performed by Borrower as of the date of this Agreement under each Lease has been performed as required and has been accepted by the applicable tenant, and any payments, free rent, partial rent, rebate of rent or other payments, credits, allowances or abatements required to be given by Borrower to any tenant has already been received by such tenant. To the best of Borrower’s knowledge and except as provided in the Loan Documents or as otherwise disclosed to Lender on Schedule I attached hereto or in any tenant estoppel certificate delivered to Lender, there has been no prior sale, transfer or assignment, hypothecation or pledge of any Lease or of the Rents received therein which is still in effect. To the best of Borrower’s knowledge and except as otherwise disclosed to Lender on Schedule I attached hereto or in any tenant estoppel certificate delivered to Lender, no tenant under any Lease has sublet all or any portion of the premises demised thereby, no such tenant holds its leased premises under sublease, nor does anyone except such tenant and its employees occupy such leased premises. To the best of Borrower’s knowledge and except as otherwise disclosed to Lender on Schedule I attached hereto or in any estoppel certificate delivered to Lender, no tenant under any Lease has a right or option pursuant to such Lease or otherwise to purchase all or any part of the leased premises or the building of which the leased premises are a part. To the best of Borrower’s knowledge and except as otherwise disclosed to Lender on Schedule I attached hereto or in any tenant estoppel certificate delivered to Lender or in the Leases, no tenant under any Lease has any right or option for additional space in the Improvements. To the best of Borrower’s knowledge, no Hazardous Materials have been disposed, stored or treated by any tenant under any Lease on or about the leased premises nor does Borrower have any knowledge of any tenant’s intention to use its leased premises for any activity which, directly or indirectly, involves the use, generation, treatment, storage, disposal or transportation of any Hazardous Materials, except those that are both (i) in compliance with current Environmental Laws and with permits issued pursuant thereto (if such permits are required), and (ii) either (A) in amounts not in excess of that necessary to operate, clean, repair and maintain the Property or each tenant’s respective business at the Property as set forth in their respective Leases, (B) held by a tenant for sale to the public in its ordinary course of business, or (C) fully disclosed to and approved by Lender in writing pursuant to the Environmental Report.

(b) Attached hereto as Schedule I is a rent roll of the Property which is true, correct and complete in all material respects.

4.1.26 Survey. To the best of Borrower’s knowledge, the Survey delivered to Lender in connection with this Agreement does not fail to reflect any material matter affecting the Property or the title thereto.

4.1.27 Loan to Value. Based on the Appraisal delivered to Lender on the Closing Date, the maximum principal amount of the Loan does not exceed one hundred twenty-five percent (125%) of the fair market value of the Property.

4.1.28 Filing and Recording Taxes. All material transfer taxes, deed stamps, intangible taxes or other amounts in the nature of transfer taxes required to be paid by any Person under applicable Legal Requirements currently in effect in connection with the transfer of the

Property to Borrower (in connection with the merger transaction on or about the date hereof) have been paid or will be paid at or prior to the filing or recordation of the Security Instrument or any other Loan Document. All mortgage, mortgage recording, stamp, intangible or other similar tax required to be paid by any Person under applicable Legal Requirements currently in effect in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Loan Documents, including, without limitation, the Security Instrument, have been paid or will be paid at or prior to the filing or recordation of the Security Instrument or any other Loan Document.

4.1.29 [Intentionally Omitted].

4.1.30 Management Agreement. The Management Agreement is in full force and effect and there is no default thereunder by any party thereto and no event has occurred that, with the passage of time and/or the giving of notice would constitute a default thereunder.

4.1.31 Illegal Activity. No portion of the Property has been or will be purchased with proceeds of any illegal activity and to the best of Borrower’s knowledge, there are no illegal activities or activities relating to any controlled substances at the Property.

4.1.32 No Change in Facts or Circumstances; Disclosure. To the best of Borrower’s knowledge, all information submitted by Borrower to Lender and in all financial statements, rent rolls, reports, certificates and other documents submitted in connection with the Loan (other than the Environmental Report, the Physical Conditions Report, the Appraisal and other reports prepared by third parties (the “Third Party Reports”)) by or on behalf of Borrower or in satisfaction of the terms thereof and all statements of fact made by Borrower in this Agreement or in any other Loan Document, are to the best of Borrower’s knowledge accurate, complete and correct in all material respects. To the best of Borrower’s knowledge, there has been no material adverse change in any condition, fact, circumstance or event that would make any such information inaccurate, incomplete or otherwise misleading in any material respect or that otherwise are reasonably likely to have a Material Adverse Effect. Borrower acknowledges that it has received and reviewed copies of the Third Party Reports delivered to Lender in connection with the closing of the Loan and has no knowledge of any condition, fact, circumstance or event that would render any Third Party Report inaccurate, incomplete or otherwise misleading in any material respect.

4.1.33 Investment Company Act. Borrower is not (a) an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended; (b) a “holding company” or a “subsidiary company” of a “holding company” or an “affiliate” of either a “holding company” or a “subsidiary company” within the meaning of the Public Utility Holding Company Act of 1935, as amended; or (c) subject to any other federal or State law or regulation which purports to restrict or regulate its ability to borrow money.

4.1.34 Principal Place of Business; State of Organization. Borrower’s principal place of business as of the date hereof is the address set forth in the introductory paragraph of this Agreement. Borrower is organized under the laws of the State of Delaware and its organizational identification number is 4324142.

4.1.35 Single Purpose Entity. Borrower represents and warrants that (i) Borrower has, since its formation, not owned any property and has existed solely in preparation for entering into the transaction; and (ii) Borrower has since its formation complied with the provisions of this Section 4.1.35. Borrower represents, warrants, covenants and agrees that until the Loan has been paid in full (x) it shall, and that its Organizational Documents shall provide that it shall, and (y) the general partner(s) of Borrower, if Borrower is a partnership or the managing member(s) of Borrower, if Borrower is a limited liability company with multiple economic members (in each case, if any, a “Principal”) has and shall, and that the Organizational Documents of such general partner(s) or managing member(s) shall provide that it shall:

(a) with respect to Borrower, not own any asset or property other than (i) the Property, and (ii) incidental Personal Property necessary for the ownership and operation of the Property, and with respect to Principal, not acquire or own any material asset other than its interest in Borrower;

(b) with respect to Borrower, not engage in any business, directly or indirectly, other than the ownership and management of the Property and with respect to Principal, not engage in any business or activity other than the ownership of its interest in Borrower and activities incidental thereto;

(c) notwithstanding anything to the contrary in this Agreement or in any other documents governing the formation, management or operation of the Borrower, for so long as the Obligations are outstanding, neither the Member nor the Borrower shall amend, alter, change or repeal the “Special Purpose Provisions” as set forth in, and as defined in, Borrower’s Operating Agreement without the consent of Lender, nor amend, modify or otherwise change the Organizational Documents of Borrower or Principal, as the case may be, without the prior consent of Lender in any manner that (i) violates the single purpose covenants set forth in Section 4.1.35 hereof, or (ii) amends, modifies or otherwise changes any provision thereof that by its terms cannot be modified at any time when the Loan is outstanding or by its terms cannot be modified without Lender’s consent, or, after the Securitization of the Loan unless Borrower has received (x) confirmation from each of the applicable Rating Agencies that such action would not result in the disqualification, withdrawal or downgrade of any Securities rating and (y) approval of such actions by Lender or its assigns;

(d) except for capital contributions or capital distributions permitted under the terms and conditions of the LLC Agreement and properly reflected on the books and records of Borrower, maintain relationships comparable to an arm’s-length transaction with its Affiliates and enter into transactions with its Affiliates only on a commercially reasonable basis and on terms similar to those of an arm’s-length transaction with an unaffiliated thirty party;

(e) with respect to Borrower, not incur, create or assume any indebtedness, secured (subordinate or pari passu) or unsecured, direct or indirect, absolute or contingent (including guaranteeing any obligation), other than (i) the indebtedness contemplated by the Loan Documents, (ii) unsecured trade payables and operational debt not evidenced by a note and (iii) indebtedness incurred in the financing of equipment and other personal property used on the Property; provided that any indebtedness incurred pursuant to subclauses (ii) and (iii) shall be

(x) not more than sixty (60) days past due, (y) incurred in the ordinary course of the business of operating the Property, and (z) does not exceed, in the aggregate, four percent (4%) of the outstanding principal balance of the Note, and with respect to Principal, not incur any debt secured or unsecured, direct or contingent (including guaranteeing any obligations);

(f) not make any loans or advances to any Person nor acquire debt obligations or securities of any Person;

(g) remain solvent and pay its debts and liabilities (including, as applicable, shared personnel and overhead expenses) from its assets, to the extent that cash flow from the Property is sufficient for such purpose, provided that this clause (g) shall not be construed to require Borrower’s member to make equity contributions to Borrower;

(h) pay its own liabilities and expenses only out of its own funds and not the funds of any other Person;

(i) comply with and observe in all material respects the laws of the state of its formation as they relate to its organizational functions and responsibilities and other organizational formalities in order to maintain its separate existence;

(j) maintain all of its books, records and bank accounts separate from those of any other Person;

(k) prepare separate financial statements, showing its assets and liabilities separate and apart from those of any other Person, and not have its assets listed on the financial statement of any other Person; provided, however. Borrower’s or Principal’s assets, as the case may be, may be included in a consolidated financial statement with its Affiliates provided that (i) appropriate notations shall be made on such consolidated financial statement to indicate the separateness of Borrower or Principal, as the case may be, from such Affiliates and to indicate that none of any such Affiliate’s assets and credit are available to satisfy the debts and other obligations of Borrower or Principal, as the case may be and (ii) such assets shall also be listed on Borrower’s own separate balance sheet;

(l) file its own tax returns, if any, as may be required under Applicable Law, to the extent not treated as a “disregarded entity”, and pay any taxes so required to be paid under applicable law;

(m) maintain its books, records, resolutions and agreements as official records;

(n) be, and at all times hold itself out to the public and all other Persons as a legal entity separate and distinct from any other entity (including any Affiliate or any constituent party of Borrower or Principal, as the case may be);

(o) conduct its business in its own name (or trade name) and correct any known misunderstanding regarding its separate identity and not identify itself as a department or division of any other Person;

(p) not identify itself or any of its Affiliates as a division or part of the other;

(q) use separate stationery, invoices and checks bearing its own name;

(r) maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations, to the extent that cash flow from the Property is sufficient for such purpose, provided that this clause (r) shall not be construed to require Borrower’s member to make equity contributions to Borrower;

(s) not commingle its funds and other assets with assets of any Affiliate or constituent party or any other Person and hold all of its assets in its own name;

(t) maintain its assets in such a manner that it will not be materially costly or difficult to segregate, ascertain or identify its individual asset or assets, as the case may be, from those of any other Person;

(u) except for the pledge of assets to Lender in connection with the Loan, (i) not pledge its assets for the benefit of any other Person, (ii) not guarantee or become obligated for the debts of any other Person, and (iii) not hold itself out to be responsible for or have its credit or assets available to satisfy the debts or obligations of any other Person;

(v) not permit any constituent party independent access to its bank accounts;

(w) maintain a sufficient number of employees, if any, in light of its contemplated business operations and pay the salaries of such employees, if any, only from its own funds;

(x) not form, acquire or hold an interest in any subsidiary or own any equity interest in any other entity;

(y) allocate fairly and reasonably any overhead expenses that are shared with any Affiliate, including paying for office space and services that are performed by any employee of any Affiliate on behalf of Borrower or Principal, as the case maybe;

(z) to the fullest extent permitted by law, not seek or effect or engage in or cause any constituent party to seek or effect or engage in the liquidation, dissolution, winding up, consolidation or merger, in whole or in part, or the sale of substantially all of the assets of Borrower or Principal;

(aa) with respect to Principal or, if Borrower is a single member limited liability company that complies with the requirements of Section 4.1.35(hh) below, Borrower, at all times while the Loan is outstanding, have at least two (2) Independent Managers;

(bb) not fund the operations of any of its Affiliates or pay their expenses;

(cc) keep careful records of all transactions by and between Borrower or Principal, as the case may be, and its Affiliates and all such transactions shall be completely and accurately documented and payables shall be accurately and timely recorded;

(dd) notwithstanding any other provision of this Agreement or any provision of law that so empowers Borrower, the Member or any other Person, obtain, from and after the date hereof, the prior unanimous written consent of all other general partners/managing members/directors (including all Independent Managers) to (i) file or consent to the filing of any bankruptcy, insolvency or reorganization case or proceeding involving Borrower or Principal, as the case may be; institute any proceedings under any applicable insolvency law or otherwise seek any relief for Borrower or Principal, as the case may be, under any laws relating to the relief from debts or protection of debtors generally; (ii) seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or any similar official for Borrower or Principal, as the case may be, or a substantial portion of its properties; (iii) make any assignment for the benefit of Borrower’s or Principal’s creditors, as the case may be; or (iv) take any action in furtherance of the foregoing, provided, however, that no such consent shall be granted unless there are at least two (2) Independent Managers then serving in such capacity (it being understood and agreed that, except in connection with the foregoing actions listed in this clause (dd), the approval/consent of the Independent Manager shall not be required in connection with any other actions taken by Borrower);

(ee) if Borrower or Principal is a corporation, fail to consider the interests of its creditors in connection with all corporate actions to the extent permitted by Applicable Law;

(ff) violate or cause to be violated the assumptions made with respect to Borrower and Principal in the Insolvency Opinion;

(gg) permit its board of directors or managers to take any action which, under the terms of any certificate of incorporation, by-laws, voting trust agreement with respect to any common stock or other applicable Organizational Documents, requires the unanimous vote of one hundred percent (100%) of the members of the board without the vote of both Independent Managers; and

(hh) upon the occurrence of any event that causes the Member to cease to be a member of the Borrower (other than (i) upon an assignment by the Member of all of its limited liability Borrower interest in the Borrower and the admission of the transferee pursuant to the terms of the Loan Documents and the limited liability company agreement of the Borrower (the “LLC Agreement”), or (ii) the resignation of the Member and the admission of an additional member of the Borrower pursuant to the terms of the Loan Documents and the LLC Agreement) (a “Member Cessation Event”), each person acting as an Independent Manager pursuant to the terms of the LLC Agreement shall, without any action of any Person and simultaneously with the Member Cessation Event, automatically be admitted to the Borrower as a “Special Member” of Borrower (“Special Member”) and shall continue Borrower without dissolution. If, however, at the time of a Member Cessation Event, Independent Manager 1 (as defined in the LLC Agreement) has died or is otherwise no longer able to step into the role of Special Member, then in such event, Independent Manager 2 (as defined in the LLC Agreement) shall, concurrently with the Member Cessation Event, and without any action of any Person and simultaneously with the Member Cessation Event, automatically be admitted to the Borrower as Special Member and shall continue the Borrower without dissolution. It is the intent of these provisions that the Borrower never have more than one Special Member at any particular point in time. No Special Member may resign from the Borrower or transfer its rights as Special Member unless a successor Special Member has been admitted to the Borrower as Special Member by executing a counterpart to this Agreement. The Special Member shall automatically cease to be a member of the Borrower upon the admission to the Borrower of a substitute Member. The Special Member shall be a member of the Borrower that has no interest in the profits, losses and capital of the Borrower and has no right to receive any distributions of Borrower assets. Pursuant to Section 18-301 of the Delaware Limited Liability Company Act (the “Act”), a Special Member shall not be required to make any capital contributions to the Borrower and shall not receive a limited liability Borrower interest in the Borrower. A Special Member, in its capacity as Special Member, may not bind the Borrower. Except as required by any mandatory provision of the Act, a Special Member, in its capacity as Special Member, shall have no right to vote on, approve or otherwise consent to any action by, or matter relating to, the Borrower, including, without limitation, the merger, consolidation or conversion of the Borrower. In order to implement the admission to the Borrower of the Special Member, each of Independent Manager 1 and Independent Manager 2 shall execute a counterpart to this Agreement. Prior to its admission to the Borrower as Special Member, each person acting as Independent Manager shall not be a member of the Borrower.

Notwithstanding anything to the contrary contained in this Section 4.1.35, no provisions contained in this Section 4.1.35 shall be deemed to create an obligation on the part of Borrower, any member in Borrower, or any member, officer, director, employee or Affiliate of any of the forgoing to make loans, equity infusions or capital contributions to Borrower.

4.1.36 Business Purposes. The Loan is solely for the business purpose of Borrower, and is not for personal, family, household, or agricultural purposes.

4.1.37 Taxes. To the extent required, Borrower has filed all federal, State, county, municipal, and city income and other material tax returns required to have been filed by it and has paid all material amounts of taxes and related liabilities which have become due pursuant to such returns or pursuant to any assessments received by it. Borrower knows of no basis for any additional assessment in respect of any such taxes and related liabilities for prior years.

4.1.38 Forfeiture. Neither Borrower nor, to the best of Borrower’s knowledge, any other Person in occupancy of or involved with the operation or use of the Property has committed any act or omission affording the federal government or any State or local government the right of forfeiture as against the Property or any part thereof or any monies paid in performance of Borrower’s obligations under the Note, this Agreement or the other Loan Documents. Borrower hereby covenants and agrees not to commit, permit or suffer to exist any act or omission affording such right of forfeiture.

4.1.39 Environmental Representations and Warranties. Borrower represents and warrants, to the best of its knowledge, except as disclosed in the written report resulting from the environmental site assessments of the Property delivered to Lender prior to the Closing Date (the “Environmental Report”) that: (a) there are no Hazardous Materials or underground storage tanks in, on, or under the Property, except those that are both (i) in compliance with current Environmental Laws and with permits issued pursuant thereto (if such permits are required), and (ii) either (A) in amounts not in excess of that necessary to operate, clean, repair and maintain the Property or each tenant’s respective business at the Property as set forth in their respective Leases, or (B) held by a tenant for sale to the public in its ordinary course of business, (b) there are no past, present or threatened Releases of Hazardous Materials in violation of any Environmental Law and which would require remediation by a Governmental Authority in, on, under or from the Property; (c) there is no threat of any Release of Hazardous Materials migrating to the Property in violation of any Environmental Law; (d) there is no past or present material non-compliance with current Environmental Laws, or with permits issued pursuant thereto, which has not been corrected, in connection with the Property; (e) Borrower does not know of, and has not received, any written or oral notice or other communication from any Person (including but not limited to a Governmental Authority) relating to Hazardous Materials in, on, under or from the Property; and (f) Borrower has truthfully and fully provided to Lender, in writing, any and all information relating to environmental conditions in, on, under or from the Property known to Borrower or contained in Borrower’s files and records, including but not limited to any reports relating to Hazardous Materials in, on, under or migrating to or from the Property and/or to the environmental condition of the Property.

4.1.40 Taxpayer Identification Number. Borrower’s United States taxpayer identification number is 20-8720730.

4.1.41 OFAC. Borrower represents and warrants that neither Borrower, Guarantor, or any of their respective Affiliates is, to the best of its knowledge and after review of the Annex to the Executive Order and any amendments or additions thereto, a Prohibited Person, and Borrower, Guarantor, and their respective Affiliates are in full compliance with all applicable orders, rules, regulations and recommendations of The Office of Foreign Assets Control of the U.S. Department of the Treasury.

4.1.42 Standard Form of Lease. Attached hereto as Schedule IX is the standard form of Lease for the Property approved by Lender.

4.1.43 Accounts. (a) The Lockbox Agreement and the Cash Management Agreement create valid and continuing security interests (as defined in the UCC) in the Lockbox Account and the Accounts, respectively, in favor of Lender, which security interests are prior to all other Liens and are enforceable as such against creditors of and purchasers from Borrower;

(b) Borrower and Lender agree that the Lockbox Account into which funds are deposited is and shall be maintained (i) as a “deposit account” (as such term is defined in Section 9-102(a)(29) of the UCC), (ii) in such a manner that Lender shall have control (within the meaning of Section 9-104(a)(2) of the UCC) over such Account and (iii) such that neither Borrower nor Manager shall have any right of withdrawal from the Lockbox Account and no Account Collateral shall be released to Borrower or Manager from the Lockbox Account except in accordance with this Agreement. Without limiting Borrower’s obligations under the immediately preceding sentence, Borrower shall only establish and maintain the Lockbox Account with a financial institution that has executed an agreement substantially in the form of the Lockbox Account Agreement, or in such other form reasonably acceptable to Lender.

(c) Borrower and Lender agree that each Account other than the Lockbox Account described in Section 4.1.43(b) above is and shall be maintained (i) as a “securities account” (as such term is defined in Section 8-501(a) of the UCC), (ii) in such a manner that Lender shall have control (within the meaning of Section 8-106(d)(2) of the UCC) over each such Account, (iii) such that neither Borrower nor Manager shall have any right of withdrawal from such Accounts and, except as provided herein, no Account Collateral shall be released to Borrower from such Accounts, (iv) in such a manner that the Agent Bank shall agree to treat all property credited to each such Account as “financial assets” and (v) such that all securities or other property underlying any financial assets credited to such Accounts shall be registered in the name of Agent Bank, indorsed to Agent Bank or in blank or credited to another securities account maintained in the name of Agent Bank and in no case will any financial asset credited to any such Accounts be registered in the name of Borrower, payable to the order of Borrower or specially indorsed to Borrower except to the extent the foregoing have been specially indorsed to Agent Bank or in blank.

(d) Borrower owns and has good and marketable title to the Lockbox Account and each other Account free and clear of any Lien or claim of any Person other than Lender and the right of Lockbox Bank and Agent Bank to be paid ordinary fees and expenses, which may be satisfied by setoff against the Lockbox Account and/or the other Accounts in accordance with each separate agreement with each bank, respectively;

(e) Other than the security interest granted to Lender pursuant to the Lockbox Agreement and the Cash Management Agreement, Borrower has not pledged, assigned, or sold, granted a security interest in, or otherwise conveyed the Lockbox Account or any other Account; and

(f) None of the Lockbox Account nor any other Accounts is in the name of any Person other than Borrower or Lender. Borrower has not consented to the bank maintaining the Lockbox Account or the other Accounts to comply with instructions of any Person other than Lender.

4.1.44 Embargoed Person. As of the date hereof and at all times throughout the term of the Loan, including after giving effect to any Transfers permitted pursuant to the Loan Documents, to the best of Borrower’s knowledge and after due inquiry and investigation, (a) none of the funds or other assets of Borrower, Principal and Guarantor constitute property of, or are beneficially owned, directly or indirectly, by any person, entity or government subject to trade restrictions under U.S. law, including but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated thereunder with the result that the investment in Borrower, Principal or Guarantor, as applicable (whether directly or indirectly), is prohibited by law or the Loan made by Lender is in violation of law (“Embargoed Person”); (b) no Embargoed Person has any interest of any nature whatsoever in Borrower, Principal or Guarantor, as applicable, with the result that the investment in Borrower, Principal or Guarantor, as applicable (whether directly or indirectly), is prohibited by law or the Loan is in violation of law; and (c) none of the funds of Borrower, Principal or Guarantor, as applicable, have been derived from any unlawful activity with the result that the investment in Borrower, Principal or Guarantor, as applicable (whether directly or indirectly), is prohibited by law or the Loan is in violation of law.

4.1.45 Pre-Existing Liabilities. Borrower hereby represents with respect to Borrower that it:

(a) is and always has been duly formed, validly existing, and in good standing in the state of its incorporation and in all other jurisdictions where it is qualified to do business;

(b) has no judgments or liens of any nature against it except for tax liens not yet due;

(c) is in compliance with all laws, regulations, and orders applicable to it and, except as otherwise disclosed in this Agreement, has received all permits necessary for it to operate;

(d) is not involved in any dispute with any taxing authority;

(e) has paid all taxes which it owes;

(f) has never owned any real property other than the Property and personal property necessary or incidental to its ownership or operation of the Property and has never engaged in any business other than the ownership and operation of the Property;

(g) is not now, nor has ever been, party to any lawsuit, arbitration, summons, or legal proceeding that is still pending or that resulted in a judgment against it that has not been paid in full;

(h) has provided Lender with complete financial statements that reflect a fair and accurate view of the entity’s financial condition;

(i) has obtained a current Phase I environmental site assessment (ESA) for the Property prepared consistent with ASTM Practice E 1527 and the ESA has not identified any recognized environmental conditions that require further investigation or remediation; and

(j) has no material contingent or actual obligations not related to the Property;

Section 4.2 Survival of Representations. Borrower agrees that, except, to the extent otherwise provided, all of the representations and warranties of Borrower set forth in Section 4.1 and elsewhere in this Agreement and in the other Loan Documents shall survive for so long as any amount remains owing to Lender under this Agreement or any of the other Loan Documents by Borrower. All representations, warranties, covenants and agreements made in this Agreement or in the other Loan Documents shall be deemed to have been relied upon by Lender notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf.

ARTICLE V

BORROWER COVENANTS

Section 5.1 Affirmative Covenants. From the Closing Date and until payment and performance in full of all obligations of Borrower under the Loan Documents or the earlier release of the Lien of the Security Instrument encumbering the Property (and all related obligations) in accordance with the terms of this Agreement and the other Loan Documents, Borrower hereby covenants and agrees with Lender that:

5.1.1 Existence; Compliance with Legal Requirements. (a) Borrower shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence, rights, licenses, permits and franchises, and comply, in all material respects, with all Legal Requirements applicable to it and the Property. There shall never be committed by Borrower, nor shall Borrower permit, through the exercise of commercially reasonable efforts, any other Person in occupancy of or involved with the operation or use of the Property, any act or omission affording the federal government or any State or local government the right of forfeiture against the Property or any part thereof or any monies paid in performance of Borrower’s obligations under any of the Loan Documents. Borrower hereby covenants and agrees not to commit, permit or suffer to exist any act or omission affording such right of forfeiture. Borrower shall at all times maintain, preserve and protect all franchises and trade names and preserve all the remainder of its property used or useful in the conduct of its business and shall keep the Property in good working order and repair, and from time to time make, or cause to be made, all reasonably necessary repairs, renewals, replacements, betterments and improvements thereto, all as more fully provided in this Agreement. Borrower shall keep the Property insured at all times by financially sound and reputable insurers, to such extent and against such risks, and maintain liability and such other insurance, as is more fully provided in this Agreement. Borrower shall operate the portions of the Property that are the subject of any O&M Program in accordance with the terms and provisions thereof in all material respects.

(b) After prior written notice to Lender, Borrower, at its own expense, may contest by appropriate legal proceeding promptly initiated and conducted in good faith and with due diligence, the validity of any Legal Requirement, the applicability of any Legal Requirement to Borrower or the Property or any alleged violation of any Legal Requirement, provided that: (i) intentionally deleted; (ii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any instrument to which Borrower is subject and shall not constitute a default thereunder and such proceeding shall be conducted in accordance with all Applicable Laws; (iii) neither the Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, cancelled or lost; (iv) Borrower shall promptly upon final determination thereof comply with any such Legal Requirement determined to be valid or applicable or cure any violation of any Legal Requirement; (v) such proceeding shall suspend the enforcement of the contested Legal Requirement against Borrower or the Property; and (vi) Borrower shall furnish such security as may be required in the proceeding, or as may be reasonably requested by Lender, to insure compliance with such Legal Requirement, together with all interest and penalties payable in connection therewith. Lender may apply any such security or part thereof, as necessary to cause compliance with such Legal Requirement at any time when, in the judgment of Lender, the validity, applicability or violation of such Legal

Requirement is finally established or the Property (or any part thereof or interest therein) shall be in danger of being sold, forfeited, terminated, cancelled or lost.

5.1.2 Taxes and Other Charges. Subject to the terms and provisions of this Section 5.1.2 and to the extent required by Applicable Law, Borrower shall pay all Taxes and Other Charges now or hereafter levied or assessed or imposed against the Property or any part thereof as the same become due and payable. Borrower shall furnish to Lender receipts, or other evidence for the payment of the Taxes and the Other Charges prior to the date the same shall become delinquent (provided, however, that Borrower is not required to furnish such receipts for payment of Taxes in the event that such Taxes have been paid by Lender pursuant to Section 7.2 hereof). Borrower shall not suffer and shall promptly cause to be paid and discharged any Lien or charge whatsoever which may be or become a Lien or charge against the Property, other than the Lien of the Security Instrument or the Permitted Encumbrances, and shall promptly pay for all utility services provided to the Property. After prior written notice to Lender, Borrower, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any Taxes or Other Charges, provided that (i) intentionally deleted; (ii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Borrower is subject and shall not constitute a default thereunder and such proceeding shall be conducted in accordance with all Applicable Laws; (iii) neither the Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, cancelled or lost; (iv) Borrower shall promptly upon final determination thereof pay the amount of any such Taxes or Other Charges, together with all costs, interest and penalties which may be payable in connection therewith; (v) such proceeding shall suspend the collection of such contested Taxes or Other Charges from the Property; and (vi) Borrower shall furnish such security as may be required in the proceeding, or as may be reasonably requested by Lender, to insure the payment of any such Taxes or Other Charges, together with all interest and penalties thereon. Lender may apply such security or part thereof held by Lender at any time when, in the judgment of Lender, the validity or applicability of such Taxes or Other Charges is established or the Property (or part thereof or interest therein) shall be in danger of being sold, forfeited, terminated, cancelled or lost or there shall be any danger of the Lien of the Security Instrument being primed by any related Lien.

5.1.3 Litigation. Borrower shall give prompt written notice to Lender of any litigation or governmental proceedings pending or threatened against Borrower of which Borrower has received written notice of and which is reasonably likely to have a Material Adverse Effect.

5.1.4 Access to the Property. Borrower shall permit agents, representatives and employees of Lender to inspect the Property or any part thereof at reasonable hours upon reasonable advance notice, subject to the rights of tenants under their respective Leases.

5.1.5 Notice of Default. Borrower shall promptly advise Lender of the occurrence of any event that is reasonably likely to have a Material Adverse Effect, or of the occurrence of any Default or Event of Default of which Borrower has knowledge, or of the occurrence of any default by Borrower under any reciprocal easement agreement affecting the Property of which Borrower has knowledge.

5.1.6 Cooperate in Legal Proceedings. Borrower shall cooperate fully with Lender with respect to any proceedings before any court, board or other Governmental Authority which may in any way materially and adversely affect the rights of Lender hereunder or any rights obtained by Lender under any of the other Loan Documents and, in connection therewith, permit Lender, at its election, to participate in any such proceedings.

5.1.7 Award and Insurance Benefits. Borrower shall cooperate with Lender in obtaining for Lender the benefits of any Awards or Insurance Proceeds lawfully or equitably payable in connection with the Property, and Lender shall be reimbursed for any reasonable out-of-pocket expenses actually incurred in connection therewith (including reasonable attorneys’ fees and disbursements, and the payment by Borrower of the expense of an appraisal on behalf of Lender in case of Casualty or Condemnation affecting the Property or any part thereof) out of such Award or Insurance Proceeds.

5.1.8 Further Assurances. Borrower shall, at Borrower’s sole but reasonable cost and expense:

(a) furnish to Lender all instruments, documents, boundary surveys, footing or foundation surveys, certificates, plans and specifications, appraisals, title and other insurance reports and agreements, and each and every other document, certificate, agreement and instrument required to be furnished by Borrower pursuant to the terms of the Loan Documents or reasonably requested by Lender in connection therewith; provided, however, that any such further assurances do not increase Borrower’s liabilities and obligations, or decrease any of Borrower’s rights, hereunder or under any of the other Loan Documents;

(b) execute and deliver to Lender such documents, instruments, certificates, assignments and other writings, and do such other acts necessary or desirable, to evidence, preserve and/or protect the collateral at any time securing or intended to secure the obligations of Borrower under the Loan Documents, as Lender may reasonably require including, without limitation, the authorization of Lender to file and/or the filing by Borrower of UCC financing statements, provided, however, that any such further assurances do not increase Borrower’s liabilities and obligations, or decrease any of Borrower’s rights, hereunder or under any of the other Loan Documents. Without limitation to the foregoing, Borrower hereby authorizes Lender to execute or file in the name of Borrower or without the signature of Borrower to the extent Lender may lawfully do so, and to file in the appropriate filing or recording offices, one or more financing statements or other instruments, to evidence more effectively the security interest of Lender in the Property. Borrower grants to Lender an irrevocable power of attorney coupled with an interest for the purpose of exercising and perfecting any and all rights and remedies available to Lender pursuant to this Section 5.1.8(b); and

(c) do and execute all and such further lawful and reasonable acts, conveyances and assurances for the better and more effective carrying out of the intents and purposes of this Agreement and the other Loan Documents, as Lender shall reasonably require from time to time, provided, however, that any such further assurances do not increase Borrower’s liabilities and obligations, or decrease any of Borrower’s rights, hereunder or under any of the other Loan Documents.

5.1.9 Mortgage and Intangible Taxes. Borrower shall pay all State, county and municipal recording, mortgage, intangible, and all other taxes imposed upon the execution, recordation or filing of the Security Instrument and/or upon the execution and delivery of the Note.

5.1.10 Financial Reporting. (a) Borrower will keep and maintain or will cause to be kept and maintained on a Fiscal Year basis, in accordance with GAAP (or such other accounting basis reasonably acceptable to Lender), proper and accurate books, records and accounts reflecting all of the financial affairs of Borrower and all items of income and expense in connection with the operation on an individual basis of the Property. Lender shall have the right from time to time at all times during normal business hours upon reasonable notice to Borrower to examine such books, records and accounts at the office of Borrower or any other Person maintaining such books, records and accounts and to make such copies or extracts thereof as Lender shall desire. Following the occurrence and during the continuance of an Event of Default, Borrower shall pay any reasonable out of pocket costs and expenses actually incurred by Lender to examine Borrower’s accounting records with respect to the Property, as Lender shall determine to be necessary or appropriate in the protection of Lender’s interest.

(b) Borrower will furnish to Lender quarterly and annually, within sixty (60) days following the end of each of the first, second and third fiscal quarters and one hundred twenty (120) days following the end of each Fiscal Year (as applicable), a complete copy of Borrower’s quarterly or annual (as applicable) financial statements audited (only with respect to such annual financial statements) by an Approved Accountant in accordance with GAAP (or such other accounting basis reasonably acceptable to Lender) covering the Property for such quarter or Fiscal Year (as applicable) and containing statements of profit and loss for Borrower and the Property and a balance sheet for Borrower. Such statements shall set forth the financial condition and the results of operations for the Property for such quarter or Fiscal Year (as applicable), and shall include, but not be limited to, amounts representing annual Net Cash Flow, Net Operating Income, Gross Income from Operations and Operating Expenses. Borrower’s annual financial statements shall be accompanied by (i) a comparison of the budgeted income and expenses and the actual income and expenses for the prior Fiscal Year, (ii) an Officer’s Certificate in the form attached hereto as Schedule V-A stating that to the best of Borrower’s or Principal’s knowledge (x) each such annual financial statement presents fairly the financial condition and the results of operations of Borrower and the Property being reported upon and has been prepared in accordance with GAAP (or such other accounting basis as is reasonably acceptable to Lender), and (y) as of the date thereof whether there exists an Event of Default under the Loan Documents executed and delivered by, or applicable to, Borrower, and if such Event of Default exists, the nature thereof, the period of time it has existed and the action then being taken to remedy the same, (iii) with respect to annual financial statements, an unqualified opinion of an Approved Accountant, (iv) a current rent roll for the Property, (v) a breakdown showing the year in which each Lease then in effect expires and the percentage of total floor area of the Improvements and the percentage of base rent with respect to which Leases shall expire in each such year, each such percentage to be expressed on both a per year and cumulative basis, (vi) a schedule audited by such Approved Accountant reconciling Net Operating Income to Net Cash Flow (the “Net Cash Flow Schedule”), which shall itemize all adjustments made to Net Operating Income to arrive at Net Cash Flow deemed material by such Approved Accountant, and (vii) any written notice received from a tenant under a Major Lease alleging a default by landlord. Together with Borrower’s quarterly financial statements, Borrower shall furnish to Lender an Officer’s Certificate certifying, to Borrower’s knowledge, as of the date thereof whether there exists an Event of Default under the Loan Documents executed and delivered by, or applicable to, Borrower, and if such Event of Default exists, the nature thereof, the period of time it has existed and the action then being taken to remedy the same.

(c) Borrower will furnish, or cause to be furnished, to Lender on or before forty-five (45) days after the end of each calendar month the following items, accompanied by an Officer’s Certificate in the form attached hereto as Schedule V-B stating that such items are true, correct, accurate, and complete and fairly present the financial condition and results of the operations of Borrower and the Property (subject to normal year-end adjustments): (i) a rent roll for the subject month; and (ii) a Net Cash Flow Schedule.

(d) Intentionally Omitted.

(e) For each calendar year during the term of the Loan, Borrower shall submit to Lender an Annual Budget not later than ten (10) Business Days prior to the commencement of such calendar year for informational purposes only.

(f) Any reports, statements or other information required to be delivered under this Agreement shall be delivered in any one (but not all) of the following formats: (i) in paper form, (ii) on a diskette, or (iii) if requested by Lender and within the capabilities of Borrower’s data systems without change or modification thereto, in electronic form and prepared using a Microsoft Word for Windows or WordPerfect for Windows files (which files may be prepared using a spreadsheet program and saved as word processing files).

(g) Borrower agrees that Lender may forward to each purchaser, transferee, assignee, servicer, participant or investor in all or any portion of the Loan or any Securities (collectively, the “Investor”) or any Rating Agency rating such participations and/or Securities and each prospective Investor, and any organization maintaining databases on the underwriting and performance of commercial mortgage loans, all documents and information which Lender now has or may hereafter acquire relating to the Debt and to Borrower, any Guarantor, and the Property, whether furnished by Borrower, any Guarantor, or otherwise, as Lender determines necessary or desirable. Borrower irrevocably waives any and all rights it may have under any Applicable Laws to prohibit such disclosure, including but not limited to any right of privacy.

(h) If requested by Lender, Borrower shall provide Lender, promptly upon request or within the time periods set forth in this subsection (h), with the following financial statements if, at the time a Disclosure Document is being prepared for a Securitization, it is expected that the principal amount of the Loan together with any Affiliated Loans at the time of Securitization may, or if the principal amount of the Loan together with any Affiliated Loans at any time during which the Loan and any Affiliated Loans are included in a Securitization does, equal or exceed 20% of the aggregate principal amount of all mortgage loans included or expected to be included, as applicable, in the Securitization:

(i) A balance sheet with respect to the Property for the two most recent Fiscal Years, meeting the requirements of Section 210.3 01 of Regulation S-X of the Securities

Act and statements of income and statements of cash flows with respect to the Property for the three most recent Fiscal Years, meeting the requirements of Section 210.3 02 of Regulation S-X, and, to the extent that such balance sheet is more than 135 days old as of the date of the document in which such financial statements are included, interim financial statements of the Property meeting the requirements of Section 210.3 01 and 210.3 02 of Regulation S-X (all of such financial statements, collectively, the “Standard Statements”); provided, however, that with respect to a Property (other than properties that are hotels, nursing homes, or other properties that would be deemed to constitute a business and not real estate under Regulation S-X or other legal requirements) that has been acquired by Borrower from an unaffiliated third party (such Property, “Acquired Property”), as to which the other conditions set forth in Section 210.3 14 of Regulation S-X for provision of financial statements in accordance with such Section have been met, in lieu of the Standard Statements otherwise required by this section, Borrower shall instead provide the financial statements required by such Section 210.3 14 of Regulation S-X (“Acquired Property Statements”).

(ii) Not later than 30 days after the end of each fiscal quarter following the date hereof, a balance sheet of the Property as of the end of such fiscal quarter, meeting the requirements of Section 210.3 01 of Regulation S-X, and statements of income and statements of cash flows of the Property for the period commencing following the last day of the most recent Fiscal Year and ending on the date of such balance sheet and for the corresponding period of the most recent Fiscal Year, meeting the requirements of Section 210.3 02 of Regulation S-X (provided, that if for such corresponding period of the most recent Fiscal Year Acquired Property Statements were permitted to be provided hereunder pursuant to subsection (i) above, Borrower shall instead provide Acquired Property Statements for such corresponding period).

(iii) Not later than 75 days after the end of each Fiscal Year following the date hereof, a balance sheet of the Property as of the end of such Fiscal Year, meeting the requirements of Section 210.3 01 of Regulation S-X, and statements of income and statements of cash flows of the Property for such Fiscal Year, meeting the requirements of Section 210.3 02 of Regulation S-X.

(iv) Within ten business days after notice from Lender in connection with the Securitization of this Loan, such additional financial statements, such that, as of the date (each an “Offering Document Date”) of each Disclosure Document, Borrower shall have provided Lender with all financial statements as described in subsection (g)(i) above; provided that the Fiscal Year and interim periods for which such financial statements shall be provided shall be determined as of such Offering Document Date.

(i) If requested by Lender, Borrower shall provide Lender, promptly upon request (but in no event later than the time periods set forth in Section 5.1.10(g) hereof), with summaries of the financial statements referred to in Section 5.1.10(g) hereof if, at the time a Disclosure Document is being prepared for a Securitization, it is expected that the principal amount of the Loan and any Affiliated Loans at the time of Securitization may, or if the principal amount of the Loan and any Affiliated Loans at any time during which the Loan and any Affiliated Loans are included in a Securitization does, equal or exceed 10% (but is less than

20%) of the aggregate principal amount of all mortgage loans included or expected to be included, as applicable, in a Securitization. Such summaries shall meet the requirements for “summarized financial information,” as defined in Section 210.1 02(bb) of Regulation S-X, or such other requirements as may be determined to be necessary or appropriate by Lender.

(j) All financial statements provided by Borrower hereunder pursuant to Sections 5.1.10(g) and (h) hereof shall be prepared in accordance with GAAP, and shall meet the requirements of Regulation S-K, Regulation S-X, as applicable, Regulation AB and other applicable legal requirements. All financial statements referred to in Subsections 5.1.10(g)(i) and 5.1.10(g)(iii) above shall be audited by an Approved Accountant in accordance with Regulation S-K, Regulation S-X, as applicable, Regulation AB and all other applicable legal requirements, shall be accompanied by the manually executed report of the Approved Accountant thereon, which report shall meet the requirements of Regulation S-K, Regulation S-X, as applicable, Regulation AB and all other applicable legal requirements, and shall be further accompanied by a manually executed written consent of the Approved Accountant, in form and substance acceptable to Lender, to the inclusion of such financial statements in any Disclosure Document and any Exchange Act Filing and to the use of the name of such Approved Accountant and the reference to such Approved Accountant as “experts” in any Disclosure Document and Exchange Act Filing, all of which shall be provided at the same time as the related financial statements are required to be provided. All financial statements (audited or unaudited) provided by Borrower under this Section 5.1.10 shall be certified by the chief financial officer or administrative member of Borrower, which certification shall state that such financial statements meet the requirements set forth in the first sentence of this Section 5.1.10(i).

(k) If requested by Lender, Borrower shall provide Lender, promptly upon request, with any other or additional financial statements, or financial, statistical or operating information, as Lender shall determine to be required pursuant to Regulation S-K, Regulation S-X, as applicable, Regulation AB or any amendment, modification or replacement thereto or other legal requirements in connection with any Disclosure Document or any Exchange Act filing in connection with or relating to a Securitization or as shall otherwise be reasonably requested by Lender.

(1) In the event Lender determines, in connection with a Securitization, that the financial statements required in order to comply with Regulation S-K, Regulation S-X, as applicable, Regulation AB or other legal requirements are other than as provided herein, then notwithstanding the provisions of Section 5.1.10(g), (h) and (i) hereof, Lender may request, and Borrower shall promptly provide, such combination of Acquired Property Statement and/or Standard Statements or such other financial statements as Lender determines to be necessary or appropriate for such compliance.

(m) The term “Affiliated Loans” shall mean a loan made by Lender to a parent, subsidiary or such other entity affiliated with Borrower or any Guarantor.

(n) If requested by Lender and to the extent not otherwise included in information provided to Lender pursuant to the other subsections of this Section 5.1.10, Borrower shall provide Lender, promptly upon request, a list of tenants (including all affiliates of such tenants) that in the aggregate (i) occupy 10% or more (but less than 20%) of the total floor area of the improvements or represent 10% or more (but less than 20%) of the aggregate base rent, and (ii) occupy 20% or more of the total floor area of the improvements or represent 20% or more of the aggregate base rent.

5.1.11 Business and Operations. Borrower will continue to engage in the businesses presently conducted by it as and to the extent the same are necessary for the ownership, maintenance, management and operation of the Property. Borrower will remain in good standing under the laws of each jurisdiction to the extent required for the ownership, maintenance, management and operation of the Property.

5.1.12 Costs of Enforcement. In the event (a) that the Security Instrument encumbering the Property is foreclosed in whole or in part or that the Security Instrument is put into the hands of an attorney for collection, suit, action or foreclosure, (b) of the foreclosure of any mortgage prior to or subsequent to the Security Instrument encumbering the Property in which proceeding Lender is made a party, or (c) of the bankruptcy, insolvency, rehabilitation or other similar proceeding in respect of Borrower or any of its constituent Persons or an assignment by Borrower or any of its constituent Persons for the benefit of its creditors, Borrower, its successors or assigns, shall be chargeable with and agrees to pay all costs of collection and defense, including reasonable attorneys’ fees and costs, incurred by Lender or Borrower in connection therewith and in connection with any appellate proceeding or post judgment action involved therein, together with all required service or use taxes.

5.1.13 Estoppel Statement. (a) After written request by Lender, Borrower shall within ten (10) Business Days furnish Lender with a statement, duly acknowledged and certified, setting forth to Borrower’s knowledge (i) the amount of the original principal amount of the Note, (ii) the unpaid principal amount of the Note, (iii) the Applicable Interest Rate of the Note, (iv) the date installments of interest and/or principal were last paid, (v) any offsets or defenses to the payment of the Debt, and (vi) that the Note, this Agreement, the Security Instrument and the other Loan Documents are valid, legal and binding obligations (subject to bankruptcy, insolvency, moratorium and other similar laws affecting the rights of creditors generally and subject to limitations on the availability of equitable remedies) and have not been modified or if modified, giving particulars of such modification.

(b) Borrower shall use commercially reasonable efforts to deliver to Lender, promptly following Lender’s written request, tenant estoppel certificates from the applicable commercial tenant leasing space at the Property in the same form previously accepted by Lender or in form and substance reasonably satisfactory to Lender (but in each case, subject to the requirements set forth in the applicable Leases), provided that after the Closing Date and provided an Event of Default does not exist, Lender shall have the right to request such estoppels from a particular tenant not more than once in any calendar year (or twice if a Securitization occurs during such calendar year).

5.1.14 Loan Proceeds. Borrower shall use the proceeds of the Loan received by it on the Closing Date only for the purposes set forth in Section 2.1.4.

5.1.15 Performance by Borrower. Borrower shall in a timely manner observe, perform and fulfill each and every covenant, term and provision of each Loan Document executed and delivered by, or applicable to, Borrower, and shall not enter into or otherwise suffer or permit any amendment, waiver, supplement, termination or other modification of any Loan Document executed and delivered by, or applicable to, Borrower without the prior written consent of Lender.

5.1.16 Confirmation of Representations. Borrower shall deliver, in connection with any Securitization, (a) one or more Officer’s Certificates certifying as to the accuracy of all representations made by Borrower in the Loan Documents as of the date of the closing of such Securitization in all relevant jurisdictions, and (b) certificates of the relevant Governmental Authorities in all relevant jurisdictions indicating the good standing and qualification of Borrower and Principal as of the date of the closing of such Securitization.

5.1.17 Leasing Matters. (a) With respect to the Property, Borrower may enter into a proposed Lease (including the renewal or extension of an existing Lease (a “Renewal Lease”)) without the prior written consent of Lender, provided such proposed Lease or Renewal Lease (i) provides for rental rates and terms comparable to existing local market rates and terms (taking into account the type and quality of the tenant) as of the date such Lease is executed by Borrower (unless, in the case of a Renewal Lease, the rent payable during such renewal, or a formula or other method to compute such rent, is provided for in the original Lease), (ii) is an arms-length transaction with a bona fide, independent third party tenant, (iii) does not, in Borrower’s commercially reasonable judgment, have a Material Adverse Effect, (iv) is subject and subordinate to the Security Instrument and the lessee thereunder agrees to attorn to Lender, (v) is written on the standard form of lease approved by Lender (other than a Renewal Lease, which shall be in the form of the existing lease being renewed or extended and may include commercially reasonable modifications that do not alter in any material adverse respect the provisions relating to subordination and attornment or other form reasonably acceptable to Lender, or, with respect to any proposed Lease, factual information with respect to the tenant and other commercially reasonable modifications as reasonably determined by Borrower, provided that in no event shall such modifications alter in any material adverse respect the standard lease provisions relating to subordination and attornment), and (vi) is not a Major Lease. All proposed Leases which do not satisfy the requirements set forth in this Section 5.1.17(a) shall be subject to the prior approval of Lender, which approval shall not be unreasonably withheld, conditioned or delayed; provided, however, that any “month-to-month” license or similar agreement that is terminable on written notice of thirty (30) days or less shall not be considered a Lease for purposes of this Section 5.1.17 and shall not be subject to the prior approval of Lender so long as such license or similar agreement does not constitute a Major Lease. At Lender’s request, Borrower shall promptly deliver to Lender copies of all Leases which are entered into pursuant to this Subsection together with Borrower’s certification that it has satisfied all of the conditions of this Section 5.1.17.

(b) Borrower (i) shall observe and perform all the material obligations imposed upon the lessor under the Leases and shall not do or permit to be done anything to impair the value of any of the Leases as security for the Debt; (ii) shall promptly send copies to Lender of all notices of default or other material matters which Borrower shall send or receive with respect to the Leases; (iii) shall enforce all of the material terms, covenants and conditions contained in the Leases upon the part of the tenant thereunder to be observed or performed (except for termination of a Major Lease which shall require Lender’s prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed); (iv) shall not collect any of the Rents more than one (1) month in advance (except Security Deposits shall not be deemed Rents collected in advance); (v) shall, immediately upon receipt, deposit all Lease Termination Payments into the Rollover/Replacement Reserve Account; (vi) shall not execute any other assignment of the lessor’s interest in any of the Leases or the Rents; and (vii) shall not (except as permitted in clause (c) below) consent to any assignment of any Leases or any subletting of the lesser of (x) the entire premises covered by a Major Lease or (y) one (1) full floor, without the prior written consent of Lender (which consent shall not be unreasonably withheld, conditioned or delayed).

(c) Borrower may, without the consent of Lender, amend, modify or waive the provisions of any Lease or terminate, reduce rents under, accept a surrender of space under, or shorten the term of, any Lease (including any guaranty, letter of credit or other credit support with respect thereto) or consent to any assignment or subletting thereof, provided that such Lease is not a Major Lease (or, with respect to the subletting of the premises covered by a Major Lease, such subletting is not of the entire premises covered by such Major Lease) and that such action (taking into account, in the case of a termination, reduction in rent, surrender of space or shortening of term, the planned alternative use of the affected space) does not in Borrower’s commercially reasonable judgment have a Material Adverse Effect, and provided that such Lease, as amended, modified or waived, or assigned or sublet, is otherwise in compliance with the requirements of this Agreement and any lease subordination agreement binding upon Lender with respect to such Lease. A termination of a Lease (other than a Major Lease) with a tenant who is in default beyond applicable notice and grace periods shall not be considered an action which has a Material Adverse Effect. Any amendment, modification, waiver, termination, rent reduction, space surrender or term shortening or assignment or subletting which does not satisfy the requirements set forth in this Subsection shall be subject to the prior written approval of Lender and its counsel, at Borrower’s reasonable expense, which approval shall not be unreasonably withheld, conditioned or delayed. At Lender’s request, Borrower shall promptly deliver to Lender copies of all Leases, amendments, modifications and waivers which are entered into pursuant to this Section 5.1.17(c).

(d) Notwithstanding anything contained herein to the contrary, with respect to the Property, Borrower shall not, without the prior written consent of Lender, which consent shall not be unreasonably withheld, conditioned or delayed, enter into, renew, extend, amend, modify, waive any provisions of, terminate, reduce rents under, accept a surrender of space under, or shorten the term of, any Major Lease or any instrument guaranteeing or providing credit support for any Major Lease, provided that no consent shall be required in connection with the exercise of a renewal or extension option of a Major Lease which is in all material respects on the same terms on which the tenant thereunder has the right to renew such Major Lease.

(e) Borrower shall hold any and all monies representing security deposits under the Leases, including any letters of credit delivered as security for a tenant’s obligation under a Lease (collectively, the “Security Deposits”), in accordance with Applicable Law and the terms of the respective Lease, and shall only release the Security Deposits in order to return a tenant’s Security Deposit to such tenant if such tenant is entitled to the return of the Security Deposit under the terms of the Lease. All right, title and interest of Borrower in and to all Security Deposits are hereby assigned to Lender as security for the Debt, subject to the rights of the tenants under the related Leases. The following shall apply with respect to any Security Deposit equal to or greater than $300,000 for any Lease entered into by Borrower after the Closing Date:

(i) Subject to any applicable restrictions contained in Leases in effect as of the date hereof, all cash Security Deposits shall be deposited into the Deposit Account or another Eligible Account that is under the sole control of Lender. Within five (5) Business Days of Borrower’s written direction to Lender, Lender shall (1) deliver such Security Deposit to Borrower for repayment to the related tenant (to the extent the tenant is entitled to a refund of the Security Deposit under the terms of its Lease), or (2) so long as no Event of Default shall exist, deposit such Security Deposit into the Rollover/Replacement Reserve Account. Each such direction from Borrower, in order to be effective, shall be accompanied by an Officer’s Certificate in the form attached hereto as Schedule XV certifying that the requested action is required (in the case of a refund) or authorized (in the case of a transfer to the Rollover/Replacement Reserve Fund);

(ii) In the case of a Security Deposit that is delivered in the form of a letter of credit in an amount equal to or greater than $300,000, the following provisions shall apply: Borrower shall, at its sole cost and expense, enforce the tenant’s obligations under the related Lease to cause the beneficiary of each such letter of credit (including any renewal, amendment, supplement or replacement thereof) to be Lender or Servicer (as designated by Lender) and shall deliver all original letters of credit to Lender within three (3) Business Days of Borrower’s receipt thereof. Within five (5) Business Days of Borrower’s written direction to Lender to draw upon any such letter of credit, Lender shall draw upon such letter of credit in accordance with the terms thereof. Each such written direction from Borrower, in order to be effective, shall be accompanied by an Officer’s Certificate in the form attached hereto as Schedule XVI certifying that the letter of credit may be drawn upon pursuant to the terms of the related Lease. If Borrower is entitled under the terms of the related Lease to retain the proceeds of such draw, Lender shall deposit the proceeds derived from such draw into the Rollover/Replacement Reserve Account. Notwithstanding anything contained herein to the contrary, if Lender shall in good faith determine that the conditions for drawing upon any such letter of credit may not have been satisfied, Lender may decline to draw upon any such letter of credit, provided that, if Lender shall make such determination and no Event of Default or Default shall exist, Borrower may, at its expense, require Lender to re-assign the beneficiary’s interest in such letter of credit to Borrower, in which case the following apply: (1) if Borrower shall draw upon such letter of credit within thirty (30) days of such re-assignment, Borrower shall deposit the proceeds thereof into the Deposit Account, and such proceeds shall remain on deposit in the Deposit Account until such time as Lender is reasonably satisfied that the related draw was permitted (at which time such proceeds shall be applied in accordance with the preceding sentence) and (2) if Borrower shall not draw upon such letter of credit within thirty (30) days of such re-assignment, Borrower shall, at its expense, immediately cause Lender to become the beneficiary under such letter of credit. Subject to the rights of Tenants under Leases, Lender may take such actions as it determines to be reasonably necessary to preserve any such letter of credit or the proceeds thereof for the benefit of Borrower or Lender, including making any draws thereon in the event of any prospective non-renewal thereof or if any draws are otherwise permitted under such letter of credit or the related Lease.

(f) Lender shall, within ten (10) Business Days following written notice from Borrower execute and deliver non-disturbance agreements, in the form attached hereto as Schedule XVII (subject to commercially reasonable negotiations), with (i) the tenant under any Major Lease that is approved by Lender in accordance with this Section 5.1.17, (ii) any nationally recognized tenant under any other Lease entered into in accordance with this Section 5.1.17 and approved by Lender in accordance with this Section 5.1.17 or (iii) any other tenants to the extent approved by Lender, which approval shall not be unreasonably withheld or delayed, under any other Lease entered into in accordance with this Section 5.1.17 and approved by Lender in accordance with this Section 5.1.17.

(g) Intentionally deleted.

(h) Notwithstanding the provisions above, to the extent, if any, that Lender’s prior written approval is required pursuant to this Section 5.1.17, such request for approval shall be deemed approved if Lender shall have failed to notify Borrower of its approval or disapproval within ten (10) Business Days following Lender’s receipt of Borrower’s written request together with (if applicable) a copy of the proposed Lease, Renewal Lease, modification or other instrument requiring approval (and, if a Lease or a restatement of an existing Lease, a blacklined copy thereof showing changes to Borrower’s standard form) and any information or documentation which Lender may request in accordance with the next sentence (such ten (10) Business Day period, the “Leasing Approval Period”). Upon Lender’s request, Borrower shall be required to provide Lender with such material information and documentation as may be reasonably required by Lender, in its reasonable discretion, including without limitation, lease comparables and other market information as reasonably required by Lender to reach a decision. In order to be effective for the purposes of triggering the time periods set forth above for Lender to respond, all requests by Borrower for approval pursuant to this Section 5.1.17(h) must contain the following in bold, capital letters in the request and on the envelope or wrapper enclosing such request: “THIS IS A REQUEST FOR APPROVAL PURSUANT TO SECTION 5.1.17(h) OF THE LOAN AGREEMENT BETWEEN LENDER AND BORROWER. FAILURE BY LENDER TO RESPOND WITHIN TIME PERIODS REFERENCED IN SAID SECTION 5.1.17(h) MAY RESULT IN APPROVAL OF THE MATTERS REFERRED TO HEREIN.”

5.1.18 Management Agreement. (a) The Improvements on the Property are operated under the terms and conditions of the Management Agreement. In no event shall the management fees under the Management Agreement exceed four percent (4%) of the Gross Income from Operations derived from the Property. Borrower shall (i) diligently perform and observe all of the material terms, covenants and conditions of the Management Agreement, on the part of Borrower to be performed and observed to the end that all things shall be done which are necessary to keep unimpaired the rights of Borrower under the Management Agreement and (ii) promptly notify Lender of the giving of any notice by Manager to Borrower of any default by Borrower in the performance or observance of any of the terms, covenants or conditions of the Management Agreement on the part of Borrower to be performed and observed and deliver to Lender a true copy of each such notice. Borrower shall not surrender the Management

Agreement, consent to the assignment by Manager of its interest under the Management Agreement, or terminate or cancel the Management Agreement, or modify, change, supplement, alter or amend the Management Agreement, in any material respect, either orally or in writing; provided, however, that Borrower shall have the right to terminate the Management Agreement without Lender’s prior written consent upon satisfaction of the following conditions: (i) Borrower delivers to Lender written notice of its intention to terminate the Management Agreement at least five (5) days prior to such termination; (ii) Borrower replaces Manager within thirty (30) days of the termination of the Management Agreement with a Qualified Manager pursuant to a Management Agreement; (iii) such Qualified Manager delivers to Lender an Assignment of Management Agreement substantially in the form of the Assignment of Management Agreement delivered to Lender by Manager on the date hereof; and (iv) if such replacement manager is an affiliate of Borrower, delivers to Lender an updated Insolvency Opinion acceptable to Lender. Borrower hereby assigns to Lender as further security for the payment of the Debt and for the performance and observance of the terms, covenants and conditions of this Agreement, all the rights, privileges and prerogatives of Borrower to surrender the Management Agreement, or to terminate, cancel, modify, change, supplement, alter or amend the Management Agreement, in any respect, and any such surrender of the Management Agreement, or termination, cancellation, material modification, change, supplement, alteration or amendment of the Management Agreement, without the prior consent of Lender shall be void and of no force and effect. If Borrower shall default in the performance or observance of any material term, covenant or condition of the Management Agreement on the part of Borrower to be performed or observed beyond applicable notice and cure periods provided therein, then, without limiting the generality of the other provisions of this Agreement, and without waiving or releasing Borrower from any of its obligations hereunder, Lender shall have the right, but shall be under no obligation, to pay any sums and to perform any act or take any action as may be appropriate to cause all the terms, covenants and conditions of the Management Agreement on the part of Borrower to be performed or observed to be promptly performed or observed on behalf of Borrower, to the end that the rights of Borrower in, to and under the Management Agreement shall be kept unimpaired and free from default. Lender and any Person designated by Lender shall have, and are hereby granted, the right to enter upon the Property at any time and from time to time upon reasonable prior written notice to Borrower and at reasonable hours for the purpose of taking any such action; provided, however, that Lender shall not take such action unless an Event of Default has occurred and is continuing. If Manager shall deliver to Lender a copy of any notice sent to Borrower of default under the Management Agreement beyond applicable notice and cure periods provided therein, such notice shall constitute full protection to Lender for any action taken or omitted to be taken by Lender in good faith, in reliance thereon; provided, however, that if the Manager is not then an Affiliated Manager and Lender shall within five (5) days of its receipt of Manager’s notice receive from Borrower a written notice disputing Manager’s notice and stating the basis of such dispute and that it will attempt to resolve its dispute with Manager, then Lender shall refrain from taking any action described in the immediately preceding sentence until the earlier of to occur of (x) the date that is thirty (30) days after Lender’s receipt of Manager’s notice of such default, and (y) the date that is five (5) Business Days prior to the date on which Manager could, under the Management Agreement, terminate the Management Agreement, assuming that the facts stated in Manager’s notice were true. Borrower shall not, and shall not permit Manager to, sub-contract any or all of its management responsibilities under the Management Agreement to a third party without the prior written consent of Lender, which will not be unreasonably withheld. Borrower shall, from time to time (but not more frequently than once annually), use commercially reasonable efforts to obtain from Manager such certificates of estoppel with respect to compliance by Borrower with the terms of the Management Agreement as may be requested by Lender. Borrower shall exercise each individual option, if any, to extend or renew the term of the Management Agreement upon demand by Lender made at any time within one (1) year of the last day upon which any such option may be exercised, and Borrower hereby expressly authorizes and appoints Lender its attorney-in-fact to exercise any such option in the name of and upon behalf of Borrower, which power of attorney shall be irrevocable and shall be deemed to be coupled with an interest. Such power of attorney shall not be exercisable by Lender unless an Event of Default has occurred and is continuing. Any sums expended by Lender pursuant to this paragraph (i) shall bear interest at the Default Rate from the date such cost is incurred to the date of payment to Lender, (ii) shall be deemed to constitute a portion of the Debt, (iii) shall be secured by the lien of the Security Instrument and the other Loan Documents and (iv) shall be immediately due and payable upon demand by Lender therefor.

(b) Without limitation of the foregoing, Borrower, upon the request of Lender, shall terminate the Management Agreement and replace Manager, without penalty or fee, if at any time during the Loan: (a) an Event of Default has occurred and is then continuing, (b) there exists a material default by Manager under the Management Agreement, beyond any applicable cure and grace periods, (c) the Manager shall become insolvent or a debtor in any bankruptcy or insolvency proceeding or (d) if at any time Manager has engaged in gross negligence, fraud or willful misconduct. Within thirty (30) days after Manager is removed, a Qualified Manager shall assume management of the Property pursuant to a Replacement Management Agreement.

5.1.19 Environmental Covenants. (a) Borrower covenants and agrees that so long as the Loan is outstanding: (i) all uses and operations on or of the Property, whether by Borrower or any other Person (if within Borrower’s control, or Borrower shall use its commercially reasonable efforts if such Person is not within Borrower’s control), shall be in compliance in all material respects with all Environmental Laws and permits issued pursuant thereto; (ii) there shall be no Releases of Hazardous Materials in, on, under or from any of the Property in violation of any Environmental Law whether by Borrower or any other Person (if within Borrower’s control, or Borrower shall use its commercially reasonable efforts if such Person is not within Borrower’s control); (iii) there shall be no Hazardous Materials in, on, or under the Property, except those that are both (A) in compliance in all material respects with all Environmental Laws and with permits issued pursuant thereto, if and to the extent required, and (B) (1) in amounts not in excess of that necessary to operate the Property or (2) fully disclosed to and approved by Lender in writing; (iv) Borrower shall keep the Property free and clear of all liens and other encumbrances imposed pursuant to any Environmental Law, whether due to any act or omission of Borrower or any other Person (if within Borrower’s control, or Borrower shall use its best efforts to keep the Property free of any such liens if the acts or omissions are of any Person that is not within Borrower’s control) (the “Environmental Liens”); (v) Borrower shall, at its sole cost and expense, fully and expeditiously cooperate in all activities pursuant to paragraph (b) below, including but not limited to providing all relevant information and making knowledgeable persons available for interviews; (vi) Borrower shall, at its sole cost and expense, perform any environmental site assessment or other investigation of environmental conditions in connection with the Property, pursuant to any reasonable written request of Lender, upon

Lender’s reasonable belief that the Property is not in material compliance with all Environmental Laws non-compliance of which shall have a Material Adverse Effect, and share with Lender the reports and other results thereof, and Lender and other Indemnified Parties shall be entitled to rely on such reports and other results thereof; (vii) Borrower shall, at its sole cost and expense, comply with all reasonable written requests of Lender to (A) reasonably effectuate remediation of any Hazardous Materials in, on, under or from the Property to the extent required by any Environmental Law; and (B) comply with any Environmental Law; (viii) Borrower shall use its commercially reasonable efforts to prevent any tenant or other user of any of the Property from violating any Environmental Law; and (ix) Borrower shall immediately notify Lender in writing after it has become aware of (A) any presence or Release of Hazardous Materials in, on, under, from or migrating towards the Property in violation of any Environmental Law; (B) any non compliance with any Environmental Laws related in any way to the Property; (C) any actual or potential Environmental Lien; (D) any required or proposed remediation of environmental conditions relating to any of the Property; and (E) any written notice or other communication of which Borrower becomes aware from any source whatsoever (including but not limited to a Governmental Authority) relating in any way to Hazardous Materials in, on, under, from or to the Property.

(b) Upon Lender’s reasonable belief that the Property is not in compliance with all Environmental Laws in any material respect, Lender and any other Person designated by Lender, including but not limited to any representative of a Governmental Authority, and any environmental consultant, and any receiver appointed by any court of competent jurisdiction, shall have the right (subject to the rights of tenants under any Leases), but not the obligation, to enter upon the Property upon reasonable prior notice at all reasonable times to assess any and all aspects of the environmental condition of the Property and its use, including but not limited to conducting any environmental assessment or audit (the scope of which shall be determined in Lender’s reasonable discretion) and taking samples of soil, groundwater or other water, air, or building materials, and conducting other invasive testing. Borrower shall reasonably cooperate with and provide access to Lender and any such Person designated by Lender. Lender and such Persons shall use commercially reasonable efforts not to interfere with the activities of tenants and users of the Property.

5.1.20 Alterations. Borrower shall not be required to obtain Lender’s prior written consent to any alterations to any Improvements except (i) as otherwise provided in this Agreement, (ii) with respect to alterations that may have a Material Adverse Effect, or (iii) which, in the aggregate, cost in excess of the Alteration Threshold Amount. If the total unpaid amounts with respect to alterations to the Improvements at the Property (other than such amounts to be paid or reimbursed by tenants under the Leases) shall at any time exceed (x) the Alteration Threshold Amount or (y) at anytime that the Mezzanine D Loan is outstanding, $1,000,000 (the amounts set forth in subsections (x) and (y) are referred to as the “Alteration Security Threshold”), Borrower shall promptly deliver to Lender as security for the payment of such amounts and as additional security for Borrower’ obligations under the Loan Documents any of the following: (A) Cash, (B) Governmental Securities, (C) other securities having a rating acceptable to lender and that the applicable Rating Agencies have confirmed in writing will not, in and of itself, result in a downgrade, withdrawal or qualification of the initial, or, if higher, then current ratings assigned in connection with any Securitization, (D) completion bond issued by a financial institution having a rating by S&P of no less than A-1+ if the term of such bond is no longer than three (3) months or, if such term is in excess of three (3) months, issued by a financial institution having a rating that is acceptable to Lender and that the applicable Rating Agencies have confirmed in writing will not, in and of itself, result in a downgrade, withdrawal or qualification of the initial, or, if higher, then current ratings assigned in connection with any Securitization, (E) a Letter of Credit or (F) provided that there shall have been no material adverse change in the financial condition of Guarantor since the date hereof, a guaranty of payment and performance made by Guarantor, in all respects reasonably acceptable to Lender (any such guaranty shall constitute a Loan Document). Such security shall be in an amount equal to the excess of the total unpaid amounts with respect to alterations to the Improvements on the Property (other than such amounts to be paid or reimbursed by tenants under the Leases) over the Alteration Security Threshold and applied from time to time at the option Lender to pay for such alterations or to terminate any of the alterations and restore the Property to the extent necessary to prevent any Material Adverse Effect.

5.1.21 OFAC. At all times throughout the term of the Loan, Borrower, Guarantor and their respective Affiliates shall be in full compliance with all applicable orders, rules, regulations and recommendations of The Office of Foreign Assets Control of the U.S. Department of the Treasury.

Section 5.2 Negative Covenants. From the Closing Date until payment and performance in full of all obligations of Borrower under the Loan Documents or the earlier release of the Lien of the Security Instrument encumbering the Property in accordance with the terms of this Agreement and the other Loan Documents, Borrower covenants and agrees with Lender that it will not do, directly or indirectly, any of the following:

5.2.1 Liens. Borrower shall not create, incur, assume or suffer to exist any Lien on any portion of the Property or permit any such action to be taken, except for Permitted Encumbrances and Liens and Other Charges that are being contested in accordance with Section 5.1.2 hereof.

5.2.2 Dissolution. Borrower shall not (a) engage in any dissolution, liquidation or consolidation or merger with or into any other business entity, (b) transfer, lease or sell, in one transaction or any combination of transactions, the assets or all or substantially all of the Property or assets of Borrower except to the extent expressly permitted by the Loan Documents, (c) except as expressly permitted under the Loan Documents materially modify, materially amend, materially waive or terminate its Organizational Documents or its qualification and good standing in any jurisdiction or (d) cause the Principal to (i) dissolve, wind up or liquidate or take any action, or omit to take an action, as a result of which the Principal would be dissolved, wound up or liquidated in whole or in part, or (ii) except as expressly permitted under the Loan Documents materially amend, materially modify, materially waive or terminate the certificate of incorporation or bylaws or similar Organizational Documents of the Principal, in each case, without obtaining the prior written consent of Lender.

5.2.3 Change in Business. Borrower shall not enter into any line of business other than the ownership, acquisition, development, operation, leasing and management of the Property (including providing services in connection therewith), or make any material change in the scope or nature of its business objectives, purposes or operations or undertake or participate in activities other than the continuance of its present business.

5.2.4 Debt Cancellation. Borrower shall not cancel or otherwise forgive or release any material claim or debt (other than termination of Leases in accordance herewith) owed to Borrower by any Person, except for adequate consideration and in the ordinary course of Borrower’s business.

5.2.5 Zoning. Borrower shall not initiate or consent to any zoning reclassification of any portion of the Property or seek any variance under any existing zoning ordinance or use or permit the use of any portion of the Property in any manner that could result in such use becoming a non-conforming use under any zoning ordinance or any other Applicable Law, without the prior written consent of Lender.

5.2.6 No Joint Assessment. Borrower shall not suffer, permit or initiate the joint assessment of the Property with (a) any other real property constituting a tax lot separate from the Property, or (b) any portion of the Property which may be deemed to constitute personal property, or any other procedure whereby the Lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to the Property.

5.2.7 Name, Identity, Structure, or Principal Place of Business. Borrower shall not change its name, identity (including its trade name or names), or principal place of business set forth in the introductory paragraph of this Agreement, without, in each case, first giving Lender thirty (30) days prior written notice. Except as expressly permitted in this Agreement, Borrower shall not change its corporate, partnership or other structure, or the place of its organization as set forth in Section 4.1.34, without, in each case, the consent of Lender. Upon Lender’s request, Borrower shall execute and deliver additional financing statements, security agreements and other instruments which may be necessary to effectively evidence or perfect Lender’s security interest in the Property as a result of such change of principal place of business or place of organization.

5.2.8 ERISA. (a) During the term of the Loan or during any obligation or right hereunder, Borrower shall not be a Plan and none of the assets of Borrower shall constitute Plan Assets.

(b) Borrower further covenants and agrees to deliver to Lender a certificate (in form reasonably satisfactory to Lender) not more frequently than annually during the term of the Loan, within thirty days following a written request by Lender that (A) Borrower is not an “employee benefit plan” as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, and that the assets of Borrower do not constitute Plan Assets of one or more such plans for purposes of Title I of ERISA; (B) Borrower is not a “governmental plan” within the meaning of Section 3(32) of ERISA; (C) Borrower is not subject to State statutes regulating investments and fiduciary obligations with respect to governmental plans that are substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code, which prohibit or otherwise restrict the transactions contemplated by this Agreement; and (D) one or more of the following circumstances is true:

(i) Equity interests in Borrower are publicly offered securities, within the meaning of 29 C.F.R. §2510.3-101(b)(2);

(ii) None or less than twenty five percent (25%) of each outstanding class of equity interests in Borrower are held by “benefit plan investors” within the meaning of 29 C.F.R. §2510.3-101(f)(2), as modified by Section 3(42) of ERISA; or

(iii) Borrower or a direct or indirect parent entity by which Borrower is wholly owned qualifies as an “operating company” or a “real estate operating company” within the meaning of 29 C.F.R. §2510.3 101(c) or (e).

5.2.9 Affiliate Transactions. Borrower shall not enter into, or be a party to, any transaction with an Affiliate of Borrower, Principal or any of the partners of Borrower or Principal except in the ordinary course of business and on terms which are fully disclosed to Lender in advance and are no less favorable to Borrower or such Affiliate than would be obtained in a comparable arm’s length transaction with an unrelated third party. Notwithstanding anything contained hereunder, Lender approves the Management Agreement and the manager thereunder.

5.2.10 Transfers. (a) Borrower shall not sell, convey, mortgage, grant, bargain, encumber, pledge, assign, grant options with respect to, or otherwise transfer or dispose of (directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, and whether or not for consideration or of record) the Property or any part thereof or any legal or beneficial interest therein (other than in connection with a Condemnation) or permit a Sale or Pledge of an interest in any Restricted Party (collectively, a “Transfer”), other than pursuant to Sections 5.2.10(c) and 5.2.11 hereof and Leases of space in the Improvements to tenants in accordance with the provisions of Section 5.1.17 hereof and other than in connection with the creation of, and enforcement of the remedies available under, the Mezzanine Loan, without (i) the prior written consent of Lender and (ii) if a Securitization has occurred, delivery to Lender of written confirmation from the Rating Agencies that the Transfer will not result in the downgrade, withdrawal or qualification of the then current ratings assigned to any Securities or the proposed rating of any Securities.

(b) A Transfer shall include, but not be limited to: (i) an installment sales agreement wherein Borrower agrees to sell the Property or any part thereof for a price to be paid in installments; (ii) an agreement by Borrower leasing all or a substantial part of the Property for other than actual occupancy by a space tenant thereunder or a sale, assignment or other transfer of, or the grant of a security interest in, Borrower’s right, title and interest in and to any Leases or any Rents; (iii) if a Restricted Party is a corporation, any merger, consolidation or Sale or Pledge of such corporation’s stock or the creation or issuance of new stock; (iv) if a Restricted Party is a limited or general partnership or joint venture, any merger or consolidation or the change, removal, resignation or addition of a general partner or the Sale or Pledge of the partnership interest of any general partner or any profits or proceeds relating to such partnership interest, or the Sale or Pledge of limited partnership interests or any profits or proceeds relating to such limited partnership interests or the creation or issuance of new limited partnership interests; (v) if a Restricted Party is a limited liability company, any merger or consolidation or the change, removal, resignation or addition of a managing member or non member manager (or if no managing member, any member) or the Sale or Pledge of the membership interest of a managing member (or if no managing member, any member) or any profits or proceeds relating to such membership interest, or the Sale or Pledge of non managing membership interests or the creation or issuance of new non managing membership interests; (vi) if a Restricted Party is a trust or nominee trust, any merger, consolidation or the Sale or Pledge of the legal or beneficial interest in a Restricted Party or the creation or issuance of new legal or beneficial interests; or (vii) the removal or the resignation of the managing agent (including, without limitation, an Affiliated Manager) other than in accordance with Section 5.1.18 hereof.

(c) Notwithstanding the provisions of Sections 5.2.10(a) and (b) (but subject to the requirements of subsection (d)), the following transfers/pledges shall not be deemed to be a Transfer (and shall not require the consent or confirmation of Lender or any Rating Agency): (i) a transfer by devise or descent or by operation of law upon the death of a member, partner or shareholder of a Restricted Party (other than a direct transfer of interests in Borrower or, if a Mezzanine Loan is outstanding, any borrower under the Mezzanine Loan) or of a Restricted Party itself; (ii) the Sale or Pledge, in one or a series of transactions, of the direct or indirect stock, partnership, membership or other equity interests (as applicable) in a Restricted Party (other than a direct transfer of interests in Borrower or, if a Mezzanine Loan is outstanding, the borrower under the applicable Mezzanine Loan); provided, however, that such transfers shall not result in a violation of the terms and provisions of Section 5.2.10(d) hereof, and Borrower will endeavor to deliver to Lender written notice within thirty (30) days following any such transfer contemplated by this Section 5.2.10(c), provided further, however, Borrower shall not be required to provide notice to Lender of the transfer of the direct or indirect interests in Broadway Partners Parallel Fund B III, L.P., Broadway Partners Parallel Fund P III, L.P. or Broadway Partners Real Estate Fund III, L.P. (including a transfer by the limited partners in such funds); or (iii) a transfer of the stock or membership or partnership interest in a Restricted Party (other than a direct transfer of interests in Borrower or, if a Mezzanine Loan is outstanding, the borrower under the applicable Mezzanine Loan) by a member, partner or shareholder of a Restricted Party or a Restricted Party itself to an Immediate Family Member of such member, partner or shareholder, or to a trust for the benefit of an Immediate Family Member of such member, partner or shareholder.

(d) Notwithstanding anything to the contrary contained in this Section 5.2.10, at all times, either (i) Guarantor must own not less than 10% of the direct or indirect interests in Borrower and control Borrower and Guarantor must be directly or indirectly controlled by Broadway Partners Fund GP III, LLC or (ii) Borrower must be controlled directly or indirectly by a Qualified Fund Transferee.

(e) Lender shall not be required to demonstrate any actual impairment of its security or any increased risk of default hereunder in order to declare the Debt immediately due and payable upon a Transfer in violation of this Section 5.2.10. This provision shall apply to every Transfer regardless of whether voluntary or not (other than in connection with a Condemnation), or whether or not Lender has consented to any previous Transfer. Notwithstanding anything to the contrary contained in this Section 5.2.10, (a) no transfer (whether or not such transfer shall constitute a Transfer) shall be made, to the best of Borrower’s knowledge and after review of the Annex to the Executive Order and any amendments or additions thereto, to any Prohibited Person and (b) in the event any transfer (whether or not such transfer shall constitute a Transfer) results in any Person owning in excess of forty-nine percent (49%) of the ownership interest in Borrower or Principal (directly or indirectly), Borrower shall, prior to such transfer, deliver an updated Insolvency Opinion to Lender, which opinion shall be in form, scope and substance acceptable in all respects to Lender and the Rating Agencies.

(f) Notwithstanding anything to the contrary set forth herein, the pledge and foreclosure (or assignment in lieu thereof) of the Collateral (as defined in each Mezzanine Loan Agreement) in accordance with the applicable Mezzanine Loan Documents shall not constitute a Default or Event of Default under this Agreement.

5.2.11 Permitted Transfer. Notwithstanding anything to the contrary contained in Section 5.2.10 of this Agreement, Lender shall not unreasonably withhold, condition or delay its consent to a one-time sale, assignment, or other transfer of the Property provided that (1) Lender receives at least thirty (30) days prior written notice of such transfer, (2) no Event of Default has occurred and is continuing under this Agreement, the Security Instrument, the Note or the other Loan Documents, and (3) the following conditions have, in the reasonable determination of Lender, been satisfied:

(a) Borrower or Transferee shall pay any and all costs incurred in connection with the transfer (including, without limitation, Lender’s reasonable counsel fees and disbursements and all recording fees, title insurance premiums and mortgage and intangible taxes);

(b) The proposed transferee (the “Transferee”) shall comply with all of the requirements of Section 4.1.35 hereof;

(c) Transferee shall assume all of the obligations of Borrower under the Note, the Security Instrument, this Agreement and the other Loan Documents, and a Replacement Guarantor shall assume all of the obligations of Guarantor under the Guaranty and the Environmental Indemnity, in a manner satisfactory to Lender in all respects, including, without limitation, by entering into an assumption agreement in form and substance satisfactory to Lender and delivering such legal opinions as Lender may reasonably require;

(d) The Property shall be managed by a Qualified Manager following such transfer;

(e) If a Securitization has occurred, and unless Transferee is wholly-owned and controlled by a Qualified Transferee or a Qualified Fund Transferee, Transferee shall deliver to Lender written confirmation from the Rating Agency rating any Securities that the transfer and the assumption by Transferee shall not result in a downgrade, withdrawal or qualification of the ratings then assigned to the Securities;

(f) Transferee shall deliver an endorsement to the existing title policy insuring the Security Instrument as modified by the assumption agreement, as a valid first lien on the Property and naming the Transferee as owner of the fee estate of the Property, which endorsement shall insure that as of the recording of the assumption agreement, the Property shall not be subject to any additional exceptions or liens other than those contained in the Title Policy;

(g) If the Mezzanine Loan is outstanding, all conditions precedent to such transfer set forth in the Mezzanine Loan Documents shall have been complied with; and

(h) Transferee shall deliver to Lender an opinion of counsel from an independent law firm with respect to the substantive non-consolidation of Transferee and its constituent entities (partners, members or shareholders), which law firm and which opinion shall be satisfactory in all respects to (i) Lender, if a Securitization has not occurred, or (ii) Lender and the Rating Agencies, if a Securitization has occurred.

A consent by Lender with respect to a transfer of the Property in its entirety to, and the related assumption of the Loan by, a Transferee pursuant to this Section 5.2.11 shall not be construed to be a waiver of the right of Lender to consent to any subsequent transfer of the Property. Except as otherwise specifically set forth herein, immediately upon a transfer of the Property to Transferee and the satisfaction of all of the above requirements, the named Borrower herein and any then existing Guarantor shall be released from all liability under the Loan Documents accruing after such transfer and which are not the result of any act or omission of Borrower, Guarantor and/or any of its Affiliates. Notwithstanding anything contained herein to the contrary, Guarantor shall not be released from its liability under the Guaranty in connection with any such transfer unless a Replacement Guarantor shall assume all liability of Guarantor thereunder in a manner acceptable to Lender.

Section 5.3 Transfer Fee. Borrower and Transferee shall pay in connection with each Transfer of the Property requiring Lender’s approval (i) a transfer fee equal to the lesser of (x) 0.125% of the outstanding principal balance of the Loan and (y) $100,000, which amount shall be subject to change based upon a resizing of the Loan in accordance with Section 9.5; and (ii) all of Lender’s reasonable expenses incurred in connection with such Transfer, at the time of each such Transfer.

ARTICLE VI

INSURANCE; CASUALTY; CONDEMNATION

Section 6.1 Insurance. (a) Borrower shall obtain and maintain, or cause to be maintained, Policies for Borrower and the Property providing at least the following coverages:

(i) comprehensive all risk insurance without an exclusion for wind peril on the Improvements and the Personal Property, in each case (A) in an amount equal to 100% of the “Full Replacement Cost,” which for purposes of this Agreement shall mean actual replacement value (exclusive of costs of excavations, foundations, underground utilities and footings) with a waiver of depreciation, (B) containing an agreed amount endorsement with respect to the Improvements and Personal Property waiving all coinsurance provisions; (C) providing for no deductible in excess of $100,000 (unless such insurance is provided by a blanket umbrella policy approved by Lender in writing in which case the deductible shall not exceed $100,000); and (D) providing coverage for contingent liability from Operation of Building Laws, Demolition Costs and Increased Cost of Construction Endorsements together with an “Ordinance or Law Coverage” or “Enforcement” endorsement if any of the Improvements or the use of the Property shall at any time constitute legal non-conforming structures or uses. The above coverage shall include an endorsement requiring the insurer to pay the Full Replacement Cost notwithstanding the fact that the Property shall constitute a non-conforming use or structure. The Full Replacement Cost shall be redetermined from time to time (but not more frequently than once in any twenty-four (24) calendar months) at the request of Lender by an appraiser or contractor designated and paid by Borrower and approved by Lender, or by an engineer or appraiser in the regular employ of the insurer. After the first appraisal, additional appraisals may be based on construction cost indices customarily employed in the trade. No omission on the part of Lender to request any such ascertainment shall relieve Borrower of any of its obligations under this Subsection;

(ii) commercial general liability insurance against claims for personal injury, bodily injury, death or property damage occurring upon, in or about the Property, such insurance (A) to be on the so called “occurrence” form with a combined single limit of not less than $1,000,000 per occurrence and $2,000,000 general aggregate; (B) to continue at not less than the aforesaid limit until required to be changed by Lender in writing by reason of changed economic conditions making such protection inadequate; and (C) to cover at least the following hazards: (1) premises and operations; (2) products and completed operations on an “if any” basis; (3) independent contractors; (4) blanket contractual liability for all written and oral contracts; and (5) contractual liability covering the indemnities contained in Article 10 of the Security Instrument to the extent the same is available;

(iii) business interruption/loss of rents insurance (A) with loss payable to Lender; (B) covering all risks required to be covered by the insurance provided for in Section 6.1(a)(i); (C) containing an extended period of indemnity endorsement which provides that after the physical loss to the Improvements and Personal Property has been repaired, the continued loss of income will be insured until such income either returns to the same level it was at prior to the loss, or the expiration of eighteen (18) months from the date that the Property is repaired or replaced and operations are resumed, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period; and (D) in an amount equal to one hundred percent (100%) of the projected gross income from the Property (on an actual loss sustained basis) for a period of eighteen (18) months. The amount of such business interruption/loss of rents insurance shall be determined prior to the Closing Date and at least once each year thereafter based on the greater of (x) Borrower’s reasonable estimate of the gross income (but excluding any extraordinary and non-recurring revenues) from the Property for the succeeding eighteen (18) month period and (y) the highest gross income received during the term of the Note for any full calendar year prior to the date the amount of such insurance is being determined. All insurance proceeds payable to Lender pursuant to this Section 6.1(a)(iii) shall be held by Lender and shall be applied to the obligations secured hereunder from time to time due and payable hereunder and under the Note and this Agreement; provided, however, that nothing herein contained shall be deemed to relieve Borrower of its obligations to pay the obligations secured hereunder on the respective dates of payment provided for in the Note and this Agreement except to the extent such amounts are actually paid out of the proceeds of such business interruption/loss of rents insurance;

(iv) at all times during which structural construction, repairs or alterations are being made with respect to the Improvements (A) owner’s contingent or protective liability insurance covering claims not covered by or under the terms or provisions of the insurance provided for in Section 6.1(c)(ii); and (B) the insurance provided for in Section 6.1(a)(i) shall be written in a so called builder’s risk completed value form covering 100% of the total costs of construction, with no exclusion for wind or terrorism (1) on a non reporting basis, (2) against all risks insured against pursuant to Section 6.1(a)(i), (3) shall include permission to occupy the Property, and (4) shall contain an agreed amount endorsement waiving co insurance provisions;

(v) to the extent Borrower has any employees, workers’ compensation, subject to the statutory limits of the State in which the Property is located, and employer’s liability insurance with a limit of at least $2,000,000.00 per accident and per disease per employee, and $2,000,000.00 for disease aggregate in respect of any work or operations on or about the Property, or in connection with the Property or its operation (if applicable);

(vi) comprehensive boiler and machinery insurance, if applicable, in amounts as shall be reasonably required by Lender on terms consistent with the commercial property insurance policy required under Section 6.1(c)(i);

(vii) if any portion of the Improvements is at any time located in an area identified by the Secretary of Housing and Urban Development or any successor thereto as an area having special flood hazards pursuant to the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as each may be amended, or any successor law (the “Flood Insurance Acts”), flood hazard insurance of the following types and in the following amounts (A) coverage under Policies issued pursuant to the Flood Insurance Acts (the “Flood Insurance Policies”) in an amount equal to the maximum limit of coverage available for the Property under the Flood Insurance Acts, subject only to customary deductibles under such Policies and (B) coverage under supplemental private Policies in an amount not less than the amount of the Loan as each may be amended or such greater amount as Lender shall reasonably require;

(viii) earthquake, sinkhole and mine subsidence insurance, if such insurance is then regularly required by prudent institutional mortgage lenders for properties similar in size, location and quality as the Property, in amounts, form and substance reasonably satisfactory to Lender, provided that the insurance pursuant to this Section 6.1(a)(viii) hereof shall be on terms consistent with the all risk insurance policy required under Section 6.1(a)(i) hereof;

(ix) umbrella liability insurance in an amount not less than One Hundred Million and 00/100 Dollars ($100,000,000) per occurrence on terms consistent with the commercial general liability insurance policy required under Section 6.1(a) hereof;

(x) motor vehicle coverage for all owned and non owned vehicles, including rented and leased vehicles containing minimum limits per occurrence, including umbrella coverage of One Million and No/100 Dollars ($1,000,000);

(xi) parking garage liability coverage containing minimum limits per occurrence, including umbrella coverage of One Million and No/100 Dollars ($1,000,000);

(xii) insurance against employee dishonesty in an amount not less than one (1) month of gross revenue from the Property and with a deductible not greater than One Hundred Thousand and No/100 Dollars ($100,000);

(xiii) so-called “dramshop” insurance of other liability insurance required in connections with the sale of alcoholic beverages;

(xiv) if “acts of terrorism” or other similar acts or events or “fire following” are hereafter excluded from Borrower’s comprehensive all risk insurance policy or policies required under Sections 6.1(a)(i) and 6.1(a)(iii) above, Borrower shall obtain an endorsement to such policy or policies, or a separate policy from an insurance provider which maintains at least an investment grade rating from S&P (that is, “BBB-”) and, if they are rating the Securities and if they rate the insurer from Fitch (that is, “BBB-”) and from Moody’s (that is, “Baa3”), insuring against all such excluded acts or events and “fire following”, to the extent such policy or endorsement is available, in an amount determined by Lender in its sole discretion (but in no event more than an amount equal to the sum of 100% of the “Full Replacement Cost” and eighteen (18) months business interruption insurance), provided, however, Borrower shall not be required to pay annual premiums in excess of the Terrorism Insurance Cap for the coverage required under this Section 6.1(a)(xiv) for the Property, it being agreed that the endorsement or policy shall be in form and substance reasonably satisfactory to Lender. Notwithstanding the foregoing, for so long as TRIA is in effect (including any extensions or if another federal governmental program is in effect which provides substantially similar protections as TRIA), Lender shall accept terrorism insurance which covers against “covered acts” as defined by TRIA (or such other program) as full compliance with this Section 6.1(a)(xiv) as it relates to the risks that are required to be covered; and

(xv) such other insurance and in such amounts as Lender from time to time may reasonably request against such other insurable hazards which at the time are commonly insured against for property similar to the Property located in or around the region in which the Property is located.

(b) All insurance provided for in Section 6.1(a) hereof shall be obtained under valid and enforceable policies (the “Policies” or in the singular, the “Policy”), in such forms and, from time to time after the date hereof, in such amounts as may be satisfactory to Lender, issued by financially sound and responsible insurance companies authorized to do business in the State in which the Property is located and approved by Lender. The insurance companies must have a claims paying ability/financial strength rating of “A-/A2” (or its equivalent) or better by at least two (2) Rating Agencies (one of which will be S&P if they are rating the Securities and one of which shall be Moody’s if they are rating the Securities), or if only one Rating Agency is rating the Securities, then only by such Rating Agency (each such insurer shall be referred to below as a “Qualified Insurer”), provided that if any insurance required is provided by a syndicate of insurers, the insurers with respect to such insurance shall be acceptable if there are five (5) or more insurers, 60% of the insurance providers must carry a minimum financial strength rating from S&P of “A-” or better with no insurer rated less than “BBB”. Not less than fifteen (15) days prior to the expiration dates of the Policies theretofore furnished to Lender pursuant to Section 6.1 (a), Borrower shall deliver either (i) certified copies of the Policies marked “premium paid” or accompanied by evidence satisfactory to Lender of payment of the premiums due thereunder (the “Insurance Premiums”), or (ii) Acord certificates evidencing the effectiveness of the required Policies and payment of Insurance Premiums, provided, however, that Borrower shall provide certified copies of the Policies to Lender promptly upon Borrower’s receipt thereof and in any event within ninety (90) days of the effective date of such Policies.

(c) Borrower shall not obtain (i) any umbrella or blanket liability or casualty Policy unless, in each case, such Policy is approved in advance in writing by Lender and Lender’s interest is included therein as provided in this Agreement and such Policy is issued by a Qualified Insurer, or (ii) separate insurance concurrent in form or contributing in the event of loss with that required in Section 6.1 (a) to be furnished by, or which may be reasonably required to be furnished by, Borrower. In the event Borrower obtains separate insurance or an umbrella or a blanket policy, Borrower shall notify Lender of the same and shall cause certified copies of each Policy to be delivered as required in Section 6.1 (a). Any blanket insurance Policy shall specifically allocate to the Property the amount of coverage from time to time required hereunder and shall otherwise provide the same protection as would a separate Policy insuring only the Property in compliance with the provisions of Section 6.1 (a). Notwithstanding Lender’s approval of any umbrella or blanket liability or casualty Policy hereunder, Lender reserves the right, in its sole discretion, to require Borrower to obtain a separate Policy in compliance with this Section 6.1.

(d) All Policies provided for or contemplated by Section 6.1 (a) hereof, except for the Policy referenced in Section 6.1(a)(v), shall name Lender and Borrower as the insured or additional insured, as their respective interests may appear, and in the case of property damage, boiler and machinery, and flood insurance, shall contain a so called New York standard non- contributing mortgagee clause in favor of Lender providing that the loss thereunder shall be payable to Lender.

(e) All Policies provided for in Section 6.1 (a) hereof shall contain clauses or endorsements to the effect that:

(i) no act or negligence of Borrower, or anyone acting for Borrower, or failure to comply with the provisions of any Policy which might otherwise result in a forfeiture of the insurance or any part thereof, shall in any way affect the validity or enforceability of the insurance insofar as Lender is concerned;

(ii) the Policy shall not be materially changed (other than to increase the coverage provided thereby) or cancelled without at least 30 days’ written notice to Lender and any other party named therein as an insured or additional insured;

(iii) each Policy shall provide that the issuers thereof shall give written notice to Lender if the Policy has not been renewed thirty (30) days prior to its expiration; and

(iv) Lender shall not be liable for any Insurance Premiums thereon or subject to any assessments thereunder.

(f) If at any time Lender is not in receipt of written evidence that all insurance required hereunder is in full force and effect, Lender shall have the right, without notice to Borrower to take such action as Lender deems necessary to protect its interest in the Property, including, without limitation, the obtaining of such insurance coverage as Lender in its sole discretion deems appropriate, and all expenses incurred by Lender in connection with such action or in obtaining such insurance and keeping it in effect shall be paid by Borrower to Lender upon demand and until paid shall be secured by the Security Instrument and shall bear interest at the Default Rate.

(g) In the event of a foreclosure of the Security Instrument, or other transfer of title to the Property in extinguishment in whole or in part of the Debt all right, title and interest of Borrower in and to the Policies then in force and all proceeds payable thereunder allocable to the Property shall thereupon vest in the purchaser at such foreclosure or Lender or other transferee in the event of such other transfer of title.

(h) Upon the written request of Lender, Borrower shall furnish to Lender, on or before thirty (30) days after the close of each of Borrower’s Fiscal Years, a statement certified by Borrower or a duly authorized officer of Borrower of the amounts of insurance maintained in compliance herewith, of the risks covered by such insurance and of the insurance company or companies which carry such insurance and, if requested by Lender, verification of the adequacy of such insurance by an independent insurance broker or appraiser acceptable to Lender.

Section 6.2 Casualty. If the Property shall be damaged or destroyed, in whole or in part, by fire or other casualty (a “Casualty”), Borrower shall give prompt notice of such damage to Lender and shall, provided the Net Proceeds are made available by Lender for such Restoration pursuant to Section 6.4 hereof, promptly commence and diligently prosecute the completion of the Restoration of the Property as nearly as possible to the condition the Property was in immediately prior to such Casualty, with such alterations as may be reasonably approved by Lender and otherwise in accordance with Section 6.4. Borrower shall pay all costs of such Restoration whether or not such costs are covered by insurance. Lender may, but shall not be obligated to make proof of loss if not made promptly by Borrower.

Section 6.3 Condemnation. Borrower shall promptly give Lender notice of the actual or threatened commencement of any proceeding for the Condemnation of all or any part of the Property of which Borrower has received written notice of and shall deliver to Lender copies of any and all papers served in connection with such proceedings. Lender may participate in any such proceedings during the continuance of an Event of Default or where such proceedings involve an Award in excess of $500,000, and Borrower shall from time to time deliver to Lender all instruments requested by it to permit such participation. Borrower shall, at its expense, diligently prosecute any such proceedings, and shall consult with Lender, its attorneys and experts, and cooperate with them in the carrying on or defense of any such proceedings during the continuance of an Event of Default or where such proceedings involve an Award in excess of $500,000. Notwithstanding any taking by any public or quasi public authority through Condemnation or otherwise (including, but not limited to, any transfer made in lieu of or in anticipation of the exercise of such taking), Borrower shall continue to pay the Debt at the time and in the manner provided for its payment in the Note and in this Agreement and the Debt shall not be reduced until any Award shall have been actually received and applied by Lender, after the deduction of expenses of collection, to the reduction or discharge of the Debt. Lender shall not be limited to the interest paid on the Award by the condemning authority but shall be entitled to receive out of the Award interest at the rate or rates provided herein or in the Note. If the Property or any portion thereof is taken by a condemning authority, Borrower shall, provided that the Net Proceeds are made available by Lender to Borrower pursuant to Section 6.4 hereof, promptly commence and diligently prosecute the Restoration of the Property and otherwise comply with the provisions of Section 6.4. If the Property is sold, through foreclosure or otherwise, prior to the receipt by Lender of the Award, Lender shall have the right, whether or not a deficiency judgment on the Note shall have been sought, recovered or denied, to receive the Award, or a portion thereof sufficient to pay the Debt.

Section 6.4 Restoration. The following provisions shall apply in connection with the Restoration of the Property:

(a) If the Net Proceeds shall be less than the Restoration Threshold Amount and the costs of completing the Restoration shall be less than the Restoration Threshold Amount, the Net Proceeds will be disbursed by Lender to Borrower upon receipt, provided that all of the conditions set forth in Section 6.4(b)(i) are met and Borrower delivers to Lender a written undertaking to expeditiously commence and to satisfactorily complete with due diligence the Restoration in accordance with the terms of this Agreement.

(b) If the Net Proceeds are equal to or greater than the Restoration Threshold Amount or the costs of completing the Restoration is equal to or greater than the Restoration Threshold Amount, Lender shall make the Net Proceeds available for the Restoration in accordance with the provisions of this Section 6.4. The term “Net Proceeds” shall mean: (i) the net amount of all insurance proceeds received by Lender pursuant to Section 6.1(a)(i), (iv), (vi), (vii), (viii) and (with respect to casualty insurance only) (x) as a result of such damage or destruction, after deduction of its reasonable costs and expenses (including, but not limited to, reasonable counsel fees), if any, in collecting same (“Insurance Proceeds”), or (ii) the net amount of the Award, after deduction of its reasonable costs and expenses (including, but not limited to, reasonable counsel fees), if any, in collecting same (“Condemnation Proceeds”), whichever the case may be.

(i) The Net Proceeds shall be made available to Borrower for Restoration provided that each of the following conditions are met:

(A) no Event of Default shall have occurred and be continuing;

(B) (1) in the event the Net Proceeds are Insurance Proceeds, less than forty percent (40%) of the total floor area of the Improvements on the Property has been damaged, destroyed or rendered unusable as a result of such Casualty or

(2) in the event the Net Proceeds are Condemnation Proceeds, less than ten percent (10%) of the land constituting the Property is taken, and such land is located along the perimeter or periphery of the Property, and no portion of the Improvements is located on such land;

(C) Leases demising in the aggregate a percentage amount equal to or greater than seventy percent (70%) of the total rentable space in the Property which has been demised under executed and delivered Leases in effect as of the date of the occurrence of such Casualty or Condemnation, whichever the case may be, shall remain in full force and effect during and after the completion of the Restoration, notwithstanding the occurrence of any such Casualty or Condemnation, whichever the case may be, and Borrower furnishes to Lender evidence satisfactory to Lender that all tenants under Major Leases shall continue to operate their respective space at the Property after the completion of the Restoration;

(D) Subject to Force Majeure, Borrower shall commence the Restoration as soon as reasonably practicable (but in no event later than ninety (90) days after such Casualty or Condemnation, whichever the case may be, occurs) and shall diligently pursue the same to satisfactory completion in compliance with all Applicable Laws including, without limitation, all applicable Environmental Laws;

(E) Lender shall be reasonably satisfied that any operating deficits, including all scheduled payments of principal and interest under the Note, which will be incurred with respect to the Property as a result of the occurrence of any such Casualty or Condemnation, whichever the case may be, will be covered out of (1) the Net Proceeds, (2) the insurance coverage referred to in Section 6.1(a)(iii), if applicable, (3) by other funds of Borrower or (4) such other collateral reasonably acceptable to Lender delivered by Borrower to Lender to secure the obligation of Borrower to pay such operating deficits provided that in no event shall Lender be obligated to accept such collateral if any REMIC Trust formed pursuant to a Securitization will fail to maintain its status as a “real estate mortgage investment conduit” within the meaning of Section 860D of the Code as a result of such collateral being delivered to Lender;

(F) Lender shall be satisfied that the Restoration will be substantially completed on or before the earliest to occur of (1) six (6) months prior to the Maturity Date, (2) twelve (12) months after the occurrence of such Casualty or Condemnation, (3) the earliest date required for such completion under the terms of any Leases which are required in accordance with the provisions of this Section 6.4(b) to remain in effect subsequent to the occurrence of such Casualty or Condemnation and the completion of the Restoration, (4) such time as may be required under Applicable Law in order to repair and restore the Property to the substantially the same condition it was in immediately prior to such Casualty or Condemnation or (5) the expiration of the insurance coverage referred to in Section 6.1(a)(iii); provided, however, that the requirements set forth in this subsection (F) shall be subject to Force Majeure but in no event shall Lender be obligated to make any Net Proceeds available if Lender is not satisfied that the Restoration will be substantially completed on or before the Maturity Date notwithstanding the occurrence of any Force Majeure;

(G) the Property and the use thereof after the Restoration will be in compliance with and permitted under all Applicable Laws;

(H) Lender shall be satisfied that the Gross Income from Operations of the Property for the succeeding twelve (12) month period following the completion of the Restoration will be restored to a level sufficient to cover all carrying costs and operating expenses of the Property for such twelve (12) month period, including, without limitation, debt service on the Note at a coverage ratio (after deducting all required reserves as required by Lender from net operating income) of at least equal to or greater than the lesser of (i) 1.25x and (2) the coverage ratio that existed prior to the related Casualty or Condemnation, which coverage ratio shall be determined by Lender in its sole discretion on the basis of the Applicable Interest Rate;

(I) any operating deficits which will be incurred with respect to the Property as a result of the occurrence of any such fire or other casualty will be covered out of (1) the Net Proceeds, (2) the insurance coverage referred to in Section 6.1(a)(iii), or (3) by other funds of Borrower;

(J) such Casualty or Condemnation, as applicable, does not result in the total loss of access to the Property or the related Improvements;

(K) Borrower shall deliver, or cause to be delivered, to Lender a signed detailed budget approved in writing by Borrower’s architect or engineer stating the entire cost of completing the Restoration, which budget shall be acceptable to Lender;

(L) the Net Proceeds together with any Cash or Cash Equivalent deposited by Borrower with Lender are sufficient in Lender’s discretion to cover the cost of the Restoration; and

(M) the Management Agreement in effect as of the date of the occurrence of such Casualty or Condemnation, whichever the case may be, shall (1) remain in full force and effect during the Restoration and shall not otherwise terminate as a result of the Casualty or Condemnation or the Restoration or (2) if terminated, shall have been replaced with a Replacement Management Agreement with a Qualified Manager, prior to the opening or reopening of the Property or any portion thereof for business with the public.

(ii) The Net Proceeds shall be held by Lender in an interest bearing account and, until disbursed in accordance with the provisions of this Section 6.4(b), shall constitute additional security for the Debt and other obligations under the Loan Documents. The Net Proceeds shall be promptly disbursed by Lender to, or as directed by, Borrower from time to time during the course of the Restoration, upon receipt of evidence satisfactory to Lender that (A) all materials installed and work and labor performed (except to the extent that they are to be paid for out of the requested disbursement) in connection with the Restoration have been paid for in full, and (B) there exist no notices of pendency, stop orders, mechanic’s or materialman’s liens or notices of intention to file same, or any other Liens or encumbrances of any nature whatsoever on the Property which have not either been fully bonded to the satisfaction of Lender and discharged of record or in the alternative fully insured to the satisfaction of Lender by the title company issuing the Title Insurance Policy.

(iii) In the event the total cost of Restoration is $500,000.00 or more, all plans and specifications required in connection with the Restoration, shall be subject to prior review and acceptance in all respects by Lender and by an independent consulting engineer selected by Lender (the “Casualty Consultant”). Lender shall have the use of the plans and specifications and all permits, licenses and approvals required or obtained in connection with the Restoration. The identity of the contractors, subcontractors and materialmen engaged in the Restoration as well as the contracts under which they have been engaged, shall be subject to prior review and acceptance by Lender and the Casualty Consultant. All costs and expenses incurred by Lender in connection with making the Net Proceeds available for the Restoration including, without limitation, reasonable counsel fees and disbursements and the Casualty Consultant’s fees, shall be paid by Borrower.

(iv) In no event shall Lender be obligated to make disbursements of the Net Proceeds in excess of an amount equal to the costs actually incurred from time to time for work in place as part of the Restoration, as certified by the Casualty Consultant, minus the Casualty Retainage. The term “Casualty Retainage” shall mean an amount equal to ten percent (10%), of the costs actually incurred for work in place as part of the Restoration, as certified by the Casualty Consultant, until the Restoration has been completed. The Casualty Retainage shall in no event, and notwithstanding anything to the contrary set forth above in this Section 6.4(b), be less than the amount actually held back by Borrower from contractors, subcontractors and materialmen engaged in the Restoration. The Casualty Retainage shall not be released until the Casualty Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this Section 6.4(b) and that all approvals necessary for the re occupancy and use of the Property have been obtained from all appropriate Governmental Authorities, and Lender receives evidence satisfactory to Lender that the costs of the Restoration have been paid in full or will be paid in full out of the Casualty Retainage; provided, however, that Lender will release the portion of the Casualty Retainage being held with respect to any contractor, subcontractor or materialman engaged in the Restoration as of the date upon which the Casualty Consultant certifies to Lender that the contractor, subcontractor or materialman has satisfactorily completed all work and has supplied all materials in accordance with the provisions of the contractor’s, subcontractor’s or materialman’s contract, the contractor, subcontractor or materialman delivers the lien waivers and evidence of payment in full of all sums due to the contractor, subcontractor or materialman as may be reasonably requested by Lender or by the title company issuing the Title Insurance Policy for the Property, and Lender receives an endorsement to such

Title Insurance Policy insuring the continued priority of the Lien of the Security Instrument and evidence of payment of any premium payable for such endorsement. If required by Lender, the release of any such portion of the Casualty Retainage shall be approved by the surety company, if any, which has issued a payment or performance bond with respect to the contractor, subcontractor or materialman.

(v) Lender shall not be obligated to make disbursements of the Net Proceeds more frequently than once every calendar month.

(vi) If at any time the Net Proceeds or the undisbursed balance thereof shall not, in the reasonable opinion of Lender in consultation with the Casualty Consultant, if any, be sufficient to pay in full the balance of the costs which are estimated by the Casualty Consultant to be incurred in connection with the completion of the Restoration, Borrower shall deposit the deficiency (the “Net Proceeds Deficiency”) with Lender before any further disbursement of the Net Proceeds shall be made. The Net Proceeds Deficiency deposited with Lender shall be held by Lender and shall be disbursed for costs actually incurred in connection with the Restoration on the same conditions applicable to the disbursement of the Net Proceeds, and until so disbursed pursuant to this Section 6.4(b) shall constitute additional security for the Debt and other obligations under the Loan Documents.

(vii) The excess, if any, of the Net Proceeds and the remaining balance, if any, of the Net Proceeds Deficiency deposited with Lender after the Casualty Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this Section 6.4(b), and the receipt by Lender of evidence satisfactory to Lender that all costs incurred in connection with the Restoration have been paid in full, shall be remitted by Lender to Borrower, provided no Event of Default shall have occurred and shall be continuing under the Note, this Agreement or any of the other Loan Documents; provided, however, the amount of such excess returned to Borrower in the case of a Condemnation shall not exceed the amount of Net Proceeds Deficiency deposited by Borrower with the balance being applied to the Debt in the manner provided for in subsection 6.4(c).

(c) All Net Proceeds not required (i) to be made available for the Restoration in accordance with either Section 6.4(a) or (b) (due to the fact that Borrower has not satisfied one or more of the provisions of such Sections) or (ii) to be returned to Borrower as excess Net Proceeds pursuant to Section 6.4(b)(vii) may be retained and applied by Lender toward the payment of the Debt whether or not then due and payable in such order, priority and proportions as Lender in its sole discretion shall deem proper, or, at the discretion of Lender, the same may be paid, either in whole or in part, to Borrower for such purposes as Lender shall approve, in its discretion. If Lender shall receive and retain Net Proceeds, the Lien of the Security Instrument shall be reduced only by the amount thereof received and retained by Lender and actually applied by Lender in reduction of the Debt.

(d) Notwithstanding the last sentence of Section 6.1(a)(iii) and provided no Event of Default exists hereunder, proceeds received by Lender on account of the business interruption insurance specified in Subsection 6.1(a)(iii) above with respect to any Casualty shall be deposited by Lender directly into the Deposit Account but (a) only to the extent it reflects a replacement for (i) lost Rents that would have been due under Leases existing on the date of such Casualty, and/or (ii) lost Rents under Leases that had not yet been executed and delivered at the time of such Casualty which Borrower has proven to the insurance company would have been due under such Leases (and then only to the extent such proceeds disbursed by the insurance company reflect a replacement for such past due Rents) and (b) only to the extent necessary to fully make the disbursements required by Section 3.3(a)(i) through (vii) of the Cash Management Agreement for the period that such business interruption insurance proceeds relate to. Notwithstanding the foregoing and provided no Event of Default exists, in the event Lender receives any business interruption insurance proceeds that relate to any period prior to Lender’s receipt of such proceeds, Lender shall use such business interruption insurance proceeds to reimburse Borrower for deposits required by Section 3.3(a)(i) through (vi) of the Cash Management Agreement during such period and which deposits or payments were actually paid by Borrower during such period.

ARTICLE VII

RESERVE FUNDS

Section 7.1 Required Repairs. Borrower shall perform the repairs at the Property, as more particularly set forth on Schedule III hereto (such repairs hereinafter referred to as “Required Repairs”). Borrower shall complete the Required Repairs on or before the required deadline for each repair as set forth on Schedule III provided that, if any such Required Repair cannot be completed by such date due to the occurrence of events beyond Borrower’s control, then Borrower shall have such longer period of time as is required to complete such Required Repair, so long as Borrower is at all times diligently pursuing completion of same. It shall be an Event of Default under this Agreement if Borrower does not complete the Required Repairs at the Property by the required deadline for each repair as set forth on Schedule III.

Section 7.2 Tax and Insurance Escrow Fund. (a) On the Closing Date, Borrower shall deposit with Lender an amount equal to $3,894,388,59 to be deposited into the Tax Reserve Account and (subject to Section 7.8(b)) to be used solely for the payment of Taxes.

(b) Borrower shall pay to Lender on the Payment Date occurring in August, 2007 and on each Payment Date thereafter one-twelfth of the Taxes (the “Monthly Tax Deposit”) that Lender reasonably estimates will be payable during the next ensuing twelve (12) months in order to accumulate with Lender sufficient funds to pay all such Taxes at least thirty (30) days prior to their respective due dates.

(c) Borrower shall pay to Lender on the Payment Date occurring in August 2007 and on each Payment Date thereafter one-twelfth of the Insurance Premiums (the “Monthly Insurance Premium Deposit”) (subject to Section 7.8(b)) to be used solely for the payment of Insurance Premiums that Lender estimates will be payable for the renewal of the coverage afforded by the Policies upon the expiration thereof in order to accumulate with Lender sufficient funds to pay all such Insurance Premiums at least thirty (30) days prior to the expiration of the Policies (said amounts in (a), (b) and (c) hereof hereinafter called the “Tax and Insurance Escrow Fund”).

(d) The Tax and Insurance Escrow Fund and the payments of interest or principal or both, payable pursuant to the Note and this Agreement, shall be added together and shall be paid as an aggregate sum by Borrower to Lender. Lender will apply the Tax and Insurance Escrow Fund to payments of Taxes and Insurance Premiums required to be made by Borrower pursuant to Sections 5.1.2 and 6.1 hereof, hi making any payment relating to the Tax and Insurance Escrow Fund, Lender may do so according to any bill, statement or estimate procured from the appropriate public office (with respect to Taxes) or insurer or agent (with respect to Insurance Premiums), without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof. If the amount of the Tax and Insurance Escrow Fund shall exceed the amounts due for Taxes and Insurance Premiums pursuant to Sections 5.1.2 and 6.1 hereof, Lender shall return any excess to Borrower or credit such excess against future payments to be made to the Tax and Insurance Escrow Fund. In allocating such excess, Lender may deal with the Person shown on the records of Lender to be the owner of the Property. Any amount remaining in the Tax and Insurance Escrow Fund after the Debt has been paid in full shall be returned to Borrower. If at any time Lender reasonably determines that the Tax and Insurance Escrow Fund is not or will not be sufficient to pay Taxes and Insurance Premiums by the dates set forth in (a) and (b) above, Lender shall notify Borrower of such determination and Borrower shall increase its monthly payments to Lender by the amount that Lender estimates is sufficient to make up the deficiency at least thirty (30) days prior to delinquency of the Taxes and/or thirty (30) days prior to expiration of the Policies, as the case may be.

(e) (i) Notwithstanding the foregoing, in the event that (A) Borrower delivers to Lender, evidence reasonably satisfactory to Lender, that (1) the liability or casualty Policy maintained by Borrower covering the Property constitutes an approved blanket or umbrella Policy pursuant to Section 6.1(c) that provides for the payment of Insurance Premiums on an annual basis and (2) the Insurance Premiums for such approved blanket or umbrella Policy have been paid in full, Lender shall disburse to Borrower all amounts held in the Tax and Insurance Escrow Fund for the payment of Insurance Premiums; or (B) Borrower delivers to Lender, evidence satisfactory to Lender in all respects, that (1) the liability or casualty Policy maintained by Borrower covering the Properties constitutes an approved blanket or umbrella Policy pursuant to Section 6.1(c) that provides for the payment of Insurance Premiums on a monthly basis and (2) the first monthly installment of the Insurance Premiums for such approved blanket or umbrella Policy has been paid in full, Lender shall disburse to Borrower all amounts held in the Tax and Insurance Escrow Fund for the payment of Insurance Premiums (less an amount equal to one monthly installment of the Insurance Premiums due and payable with respect to such approved blanket or umbrella Policy).

(ii) Notwithstanding the foregoing, Borrower’s obligation to make any deposits into the Tax and Insurance Escrow Fund with respect to Insurance Premiums pursuant to Section 7.2(c) above shall be waived if Borrower delivers to Lender a Letter of Credit in the face amount of amounts required to be on deposit with Lender from time to time in the Tax and Insurance Escrow Fund for Insurance Premiums.

(f) Notwithstanding the foregoing, Borrower’s obligation to make any deposits of into the Tax and Insurance Escrow Fund with respect to Taxes pursuant to Sections 7.2(a) and (b) above shall be waived if Borrower delivers to Lender a Letter of Credit in the face amount of amounts required to be on deposit in the Tax and Insurance Escrow Fund with Lender from time to time for Taxes.

Section 7.3 Intentionally Deleted.

Section 7.4 Rollover/Replacement Reserve.

7.4.1 Deposits into the Rollover/Replacement Reserve Account. On the Closing Date, Borrower shall deposit with Lender an amount equal to $1,549,120.00 to be deposited in the Rollover/Replacement Reserve Account (the “Initial Rollover/Replacement Reserve Deposit”) to be used solely for Replacements. In addition, Borrower shall deposit with Lender (i) upon the exercise of each Extension Option the amount, if any, required pursuant to Section 2.2.1(c)(v) (which, to the extent applicable, shall be used for Leasing Expenses and Replacements), and (ii) all Lease Termination Payments. The Initial Rollover/Replacement Reserve Deposit, all Lease Termination Payments and all other deposits required to be made in accordance with this Section 7.4.1 (collectively, the “Required Leasing Reserve Deposits”) shall be held by Lender in the Rollover/Replacement Reserve Account. Amounts deposited into the Rollover/Replacement Reserve Account in accordance with this Section 7.4.1 shall be referred to herein as the “Rollover/Replacement Reserve Fund.” Notwithstanding anything to the contrary contained herein, Borrower’s obligation to make any deposits into the Rollover/Replacement Reserve Fund above shall be waived if Borrower delivers to Lender a Letter of Credit in the face amount of amounts required to be on deposit with Lender from time to time for the Rollover/Replacement Reserve Fund.

7.4.2 Disbursements from the Rollover/Replacement Reserve Account. (a) With respect to disbursements from the Rollover/Replacement Reserve Fund for Leasing Expenses incurred by Borrower, Lender shall make disbursements from the Rollover/Replacement Reserve Fund from time to time upon satisfaction by Borrower of each of the following conditions:

(i) With respect to all Leasing Expenses, Lender shall make disbursements as requested by Borrower on a monthly basis in increments of no less than $5,000.00 upon delivery by Borrower to Lender of a draw request in form attached hereto as Schedule X accompanied by, if such disbursement relates to tenant improvement or leasing commission obligations, copies of paid or to be paid invoices for the amounts requested , an Officer’s Certificate in the form attached hereto as Schedule XVIII designating the particular Lease for which such disbursement is sought and certifying that the requested Leasing Expenses have been incurred by Borrower and, if required by Lender, lien waivers and releases from all parties furnishing more than $50,000 worth of materials and/or services in connection with the requested payment (provided, however, that receipt of such lien waivers shall be a condition to the requested disbursement only if the aggregate amount of all such required lien waivers not received by Lender (including those in connection with all prior disbursements under this Section 7.4) equals or exceeds $250,000).

(ii) With respect to all Leasing Expenses, at Lender’s option, Lender may reasonably require an inspection of the Property at Borrower’s expense prior to making a disbursement in order to verify completion of improvements for which payment or reimbursement is sought.

(b) (i) With respect to disbursements from the Rollover/Replacement Reserve Fund for Replacements incurred by Borrower, in no event shall the total amount of disbursements from Rollover/Replacement Reserve Account with respect to Replacements be less than the Minimum Replacement Disbursement Amount. Lender shall make disbursements from the Rollover/Replacement Reserve Account for Replacements from time to time upon satisfaction by Borrower of each of the following conditions: (A) Borrower shall submit a written request for payment to Lender at least fifteen (15) days prior to the date on which Borrower requests such payment be made and specifies the Replacements to be paid, (B) on the date such request is received by Lender and on the date such payment is to be made, no Event of Default shall exist and remain uncured, (C) Lender shall have received an Officers’ Certificate in the form attached hereto as Schedule XIV (1) stating that all Replacements at the Property to be funded by the requested disbursement have been or will be completed in good and workmanlike manner and, to the best of Borrower’s knowledge, in accordance with all Legal Requirements and Environmental Laws, such certificate to be accompanied by a copy of any license, permit or other approval by any Governmental Authority if required to commence and/or complete the Replacements, (2) identifying each Person that supplied or will supply materials or labor in connection with the Replacements performed or to be performed at the Property with respect to the payments or reimbursement to be funded by the requested disbursement, and (3) stating that each such Person has been or will be paid in full (for all sums then due and payable) upon such disbursement, such Officers’ Certificate to be accompanied by lien waivers or, to the extent final payment has not been made to a Person, other evidence reasonably satisfactory to Lender that all sums due and payable will be paid, (D) at Lender’s option and if the cost of such Replacements exceeds $250,000, a title search for the Property indicating that the Property is free from all Liens, claims and other encumbrances not previously approved by Lender and (E) Lender shall have received such other evidence as Lender shall reasonably request that the Replacements at the Property to be funded by the requested disbursement have been or will be completed and has been or will be paid for upon such disbursement to Borrower. Lender shall not be required to make disbursements from the Rollover/Replacement Reserve Account with respect to Replacements at the Property unless such requested disbursement is in an amount greater than $5,000 (or a lesser amount if the total amount in the Rollover/Replacement Reserve Account is less than $5,000, in which case only one disbursement of the amount remaining in the account shall be made). Lender shall not be obligated to make disbursements from the Rollover/Replacement Reserve Account with respect to Replacements at the Property in excess of the amount deposited by Borrower. Lender shall not be obligated to make disbursements from the Rollover/Replacement Reserve Account to reimburse Borrower for the costs of routine maintenance to the Property.

(ii) (A) Borrower shall make Replacements when required in order to keep the Property in condition and repair consistent with similar office buildings in the same market segment in the metropolitan area in which the Property is located, and to keep the Property or any portion thereof from deteriorating. Borrower shall complete all

Replacements in a good and workmanlike manner as soon as practicable following the commencement of making each such Replacement.

(B) Lender reserves the right, at its option, to approve all contracts or work orders (which approval shall not be unreasonably withheld, conditioned or delayed) with materialmen, mechanics, suppliers, subcontractors, contractors or other parties providing labor or materials in connection with the Replacements costing, in the aggregate, in excess of (1) $500,000 or (2) for so long as the Mezzanine Loan D is outstanding, $250,000. Upon Lender’s request, Borrower shall assign any contract or subcontract to Lender. Any approval required of Lender pursuant to this Section 7.4.2(b) shall be deemed to have been given if Lender shall have failed to notify Borrower of its approval or disapproval within ten (10) Business Days following Lender’s receipt of Borrower’s written request together with a true, accurate and complete copy of the contract work order in question. In connection with its review of a contract or work order, Lender may request to receive any and all material information and documentation relating thereto reasonably required by Lender to reach a decision. In order to be effective for the purpose of triggering the ten (10) Business Day time period set forth above, all requests by Borrower for approval pursuant to this Section 7.4.2(b)(ii)(B) must contain the following in bold, capital letters in the request and on the envelope or wrapper enclosing such request: “THIS IS A REQUEST FOR APPROVAL PURSUANT TO SECTION 7.4.2(b)(ii)(B) OF THE LOAN AGREEMENT AMONG LENDER AND BORROWER. FAILURE BY LENDER TO RESPOND TO THIS REQUEST WITHIN TEN (10) BUSINESS DAYS OF THE DATE HEREOF SHALL RESULT IN THE APPROVAL OF THE MATTERS REFERRED TO HEREIN.”

(C) In the event Lender determines in its reasonable discretion that any Replacement is not being performed in a workmanlike or timely manner or that any Replacement has not been completed in a workmanlike or timely manner, Lender shall have the option without providing any prior notice to Borrower to withhold disbursement for such unsatisfactory Replacement and, subject to the cure periods set forth in Section 8.1(a)(xxi) hereof, to proceed under existing contracts or to contract with third parties to complete such Replacement and to apply the Rollover/Replacement Reserve Fund toward the labor and materials necessary to complete such Replacement and to exercise any and all other remedies available to Lender upon an Event of Default hereunder.

(D) In order to facilitate Lender’s completion or making of the Replacements pursuant to Section 7.4.2(b)(ii)(C) above, Borrower grants Lender the right to enter onto the Property and perform any and all work and labor necessary to complete or make the Replacements and/or employ watchmen to protect the Property from damage provided, however, that Lender shall not exercise such right unless an Event of Default has occurred and is then continuing. All sums so expended by Lender, to the extent not from the Rollover/Replacement Reserve Fund, shall be deemed to have been advanced under the Loan to Borrower and secured by the Security Instrument. For this purpose Borrower constitutes and appoints Lender its true and lawful attorney in fact with full power of substitution to complete or undertake the Replacements in the name of Borrower. Such power of attorney shall be deemed to be a power coupled with an interest and cannot be revoked. Borrower empowers said attorney in fact as follows: (1) to use any funds in the Rollover/Replacement Reserve Account for the purpose of making or completing the Replacements; (2) to make such additions, changes and corrections to the Replacements as shall be necessary or desirable to complete the Replacements; (3) to employ such contractors, subcontractors, agents, architects and inspectors as shall be required for such purposes; (4) to pay, settle or compromise all existing bills and claims which are or may become Liens against the Property, or as may be necessary or desirable for the completion of the Replacements, or for clearance of title; (5) to execute all applications and certificates in the name of Borrower which may be required by any of the contract documents; (6) to prosecute and defend all actions or proceedings in connection with the Property or the rehabilitation and repair of the Property; and (7) to do any and every act which Borrower might do in its own behalf to fulfill the terms of this Agreement. Notwithstanding the foregoing, Lender shall not exercise such power of attorney unless an Event of Default exists.

(E) Nothing in this Section 7.4.2 shall: (1) make Lender responsible for making or completing the Replacements; (2) require Lender to expend funds in addition to the Rollover/Replacement Reserve Fund to make or complete any Replacement; (3) obligate Lender to proceed with the Replacements; or (4) obligate Lender to demand from Borrower additional sums to make or complete any Replacement.

(F) The Replacements and all materials, equipment, fixtures, or any other item comprising a part of any Replacement shall be constructed, installed or completed, as applicable, free and clear of all mechanic’s, materialmen’s or other Liens, subject to Borrower’s right to contest such Liens as set forth in Section 8.1(a)(xiii) hereof.

(G) In addition to any insurance required under the Loan Documents, Borrower shall provide or cause to be provided workmen’s compensation insurance, builder’s risk, and public liability insurance and other insurance to the extent required under Applicable Law in connection with a particular Replacement. All such policies shall be in form and amount reasonably satisfactory to Lender. All such policies which can be endorsed with standard mortgagee clauses making loss payable to Lender or its assigns shall be so endorsed. Upon request, certified copies of such policies or certificates evidencing the effectiveness of such policies and the payment of premiums thereunder shall be delivered to Lender.

(iii) (A) It shall be an Event of Default under this Agreement if Borrower fails to comply with any provision of this Section 7.4 and such failure is not cured within sixty (60) days after notice from Lender, subject to extension as is reasonably necessary for Borrower to exercise due diligence to cure or due to Force Majeure. Upon the occurrence and continuance of an Event of Default, Lender may use the Rollover/Replacement Reserve Fund (or any portion thereof) for any purpose, including but not limited to completion of the Replacements as provided in Sections 7.4.2(b)(ii)(C) and (D), or for any other repair or replacement to the Property or toward payment of the Debt in such order, proportion and priority as Lender may determine in its sole discretion. Lender’s right to withdraw and apply the Rollover/Replacement Reserve Funds shall be in addition to all other rights and remedies provided to Lender under this Agreement and the other Loan Documents.

(B) Nothing in this Agreement shall obligate Lender to apply all or any portion of the Rollover/Replacement Reserve Fund on account of an Event of Default to payment of the Debt or in any specific order or priority.

(c) The insufficiency of any balance in the Rollover/Replacement Reserve Account shall not relieve Borrower from its obligation to fulfill all preservation and maintenance covenants in the Loan Documents.

Section 7.5 Intentionally Omitted.

Section 7.6 Intentionally Omitted.

Section 7.7 Debt Service Shortfall Reserve Funds.

7.7.1 Deposits into the Debt Service Shortfall Reserve Fund. On the Closing Date, Borrower shall deposit with Lender an amount equal to $4,900,000.00 to be deposited in the Debt Service Shortfall Reserve Account (the “Debt Service Shortfall Reserve Fund”). Notwithstanding anything to the contrary contained in this Section 7.7.1, Borrower’s obligation to make any deposits into the Debt Service Shortfall Reserve Fund shall be waived (and if Debt Service Shortfall Reserve Funds are on deposit, Borrower shall be entitled to withdraw the amounts deposited therein) if Borrower delivers to Lender a Letter of Credit in the face amount of the amount required to be on deposit with Lender in the Debt Service Shortfall Reserve Fund.

7.7.2 Withdrawals from the Debt Service Shortfall Reserve Fund. Lender shall make disbursements from the Debt Service Shortfall Reserve Fund from time to time as follows: If, on any Payment Date, the amounts on deposit in the Debt Service Shortfall Reserve Account are not sufficient to pay the amounts payable on any Payment Date pursuant to Section 3.3(a)(iii) and (vi) of the Cash Management Agreement, then Lender shall, and is hereby irrevocably authorized by Borrower to pay such shortfall (or so much thereof as may be paid from amounts on deposit in the Debt Service Shortfall Reserve Account if the amount on deposit in the Debt Service Shortfall Reserve Account is less than the amount necessary to pay such shortfall). Except in connection with the exercise of any Extension Option, Borrower shall not have an obligation to replenish amounts on deposit in the Debt Service Shortfall Reserve Account.

Section 7.8 Reserve Funds, Generally. (a) Borrower grants to Lender a first priority perfected security interest in each of the Reserve Funds and the related Accounts and any and all monies now or hereafter deposited in each Reserve Fund and related Account as additional security for payment of the Debt. Until expended or applied in accordance herewith, the Reserve Funds and the related Accounts shall constitute additional security for the Debt.

(b) Upon the occurrence and during the continuance of an Event of Default, Lender shall have no obligation to disburse any Reserve Funds, and Lender may, in addition to any and all other rights and remedies available to Lender, apply any sums then present in any or all of the Reserve Funds to the payment of the Debt in any order in its sole discretion. Lender shall have no obligation to advance funds from any particular Account in excess of the amount on deposit in such Account.

(c) The Reserve Funds shall not constitute trust funds and may be commingled with other monies held by Lender.

(d) The Reserve Funds may be invested in Permitted Investments in accordance with, and to the extent permitted by, the Cash Management Agreement, and all earnings or interest on a Reserve Fund shall be added to and become a part of such Reserve Fund and shall be disbursed in the same manner as other monies deposited in such Reserve Fund.

(e) Borrower shall not, without obtaining the prior written consent of Lender, further pledge, assign or grant any security interest in any Reserve Fund or related Account or the monies deposited therein or permit any lien or encumbrance to attach thereto, or any levy to be made thereon, or any UCC-1 Financing Statements, except those naming Lender as the secured party, to be filed with respect thereto or any right of the depositary bank or securities intermediary to be paid ordinary fees and charges for such Account, for which there may be a set-off right.

(f) Borrower shall indemnify Lender and hold Lender harmless from and against any and all Losses arising from or in any way connected with the Reserve Funds or the related Accounts or the performance of the obligations for which the Reserve Funds or the related Accounts were established, except to the extent arising from the gross negligence or willful misconduct of Lender, its agents or employees. Borrower shall assign to Lender all rights and claims Borrower may have against all Persons supplying labor, materials or other services which are to be paid from or secured by the Reserve Funds or the related Accounts; provided, however, that Lender may not pursue any such right or claim unless an Event of Default has occurred and remains uncured.

Section 7.9 Provisions Regarding Letters of Credit.

7.9.1 Letters of Credit Generally. Borrower shall give Lender no less than thirty (30) days notice of Borrower’s election to deliver a Letter of Credit pursuant to this Article VII. Borrower shall pay to Lender all of Lender’s reasonable out-of-pocket costs and expenses in connection therewith. Borrower shall not be entitled to draw from any such Letter of Credit.

7.9.2 Event of Default. An Event of Default shall occur if Borrower shall have any reimbursement or similar obligation with respect to a Letter of Credit, or if Borrower shall fail to (i) replace or extend any Letter of Credit prior to the expiration thereof or (ii) replace any outstanding Letter of Credit within thirty (30) days of Lender’s notice that such Letter of Credit fails to meet the requirements set forth in the definition of Letter of Credit. Lender shall not be required to exercise its rights under Section 7.9.3 below in order to prevent any such Event of Default from occurring and shall not be liable for any losses due to the insolvency of the issuer of the Letter of Credit as a result of any failure or delay by Lender in the exercise of such rights, but if Lender draws on the Letter of Credit and the issuer honors such draw and no Event of Default shall exist, Lender shall deposit the proceeds of such draw into the Reserve Fund with respect to which such Letter of Credit was originally established.

7.9.3 Security for Debt. Each Letter of Credit delivered under this Agreement shall be additional security for the payment of the Debt. Upon the occurrence of an Event of Default, Lender shall have the right, at its option, to draw on any Letter of Credit and to apply all or any part thereof to the payment of the items for which such Letter of Credit was established or to apply each such Letter of Credit to payment of the Debt in such order, proportion or priority as Lender may determine or to hold such proceeds as security for the Debt.

7.9.4 Additional Rights of Lender. In addition to any other right Lender may have to draw upon a Letter of Credit pursuant to the terms and conditions of this Agreement, Lender shall have the additional rights to draw in full any Letter of Credit: (a) with respect to any evergreen Letter of Credit, if Lender has received a notice from the issuing bank that the Letter of Credit will not be renewed and a substitute Letter of Credit is not provided at least thirty (30) days prior to the date on which the outstanding Letter of Credit is scheduled to expire; (b) with respect to any Letter of Credit with a stated expiration date, if Lender has not received a notice from the issuing bank that it has renewed the Letter of Credit at least thirty (30) days prior to the date on which such Letter of Credit is scheduled to expire or a substitute Letter of Credit is not provided at least thirty (30) days prior to the date on which the outstanding Letter of Credit is scheduled to expire; or (c) if Lender has received notice that the bank issuing the Letter of Credit shall cease to be an Eligible Institution and Borrower has not, within thirty (30) days after notice thereof, obtained a new Letter of Credit with an Eligible Institution.

7.9.5 Reduction of Letter of Credit. In the event that, after the delivery of a Letter of Credit in accordance with the provisions of this Article VII, Borrower shall incur and pay for from its own funds and not from the Reserve Funds, funds in the Lockbox Account, or other funds sourced from, or otherwise derivative of, the Property, such items that would be eligible for a disbursement from the applicable Reserve Fund, Borrower may, in lieu of receiving such disbursement, reduce the amount of such Letter of Credit by a corresponding amount. Lender agrees to execute such agreements or amendments reasonably requested by Borrower in order to appropriately reduce the amount of such Letter of Credit. Borrower shall not be permitted to reduce the Letter of Credit more than one (1) time in any month.

7.9.6 Limitations on Guaranties and Letters of Credit. Notwithstanding anything to the contrary contained in the foregoing, the aggregate amount of any Letters of Credit in lieu of Reserve Funds delivered in accordance with the provisions of this Article VII and any guaranties delivered in accordance with the provisions of Section 5.1.20 shall not exceed ten percent (10%) of the principal amount of the Loan. To the extent that the aggregate amount of deposits that Borrower is obligated to make into the Reserve Funds hereunder exceeds ten percent (10%), Borrower shall deposit such excess amount with Lender for deposit into the applicable Reserve Fund.

ARTICLE VIII

DEFAULTS

Section 8.1 Event of Default. (a) Each of the following events shall constitute an event of default hereunder (an “Event of Default”):

(i) (A) if any payment of principal or interest due pursuant to the Note or the payment due on the Maturity Date is not paid on or prior to the date when due, and (B) any other portion of the Debt is not paid on or within four (4) business days after the same is due;

(ii) if any of the Taxes or any Other Charges are not paid on or before the date when the same are due and payable (except to the extent sums sufficient to pay such Taxes or any Other Charges have been deposited with Lender in accordance with the terms hereof);

(iii) if the Policies are not kept in full force and effect and if certified copies of the Policies, or Acord certificates evidencing the procurement of and payment for the Policies, are not delivered to Lender within five (5) Business Days of Lender’s request;

(iv) if Borrower transfers or encumbers any portion of the Property in violation of the provisions of Section 5.2.10 hereof or Article 7 of the Security Instrument;

(v) if any representation or warranty made by Borrower, or any Guarantor herein or in any other Loan Document, or in any report, certificate, financial statement or other instrument, agreement or document prepared by or on behalf of Borrower, or any Guarantor and furnished to Lender shall have been false or misleading in any material adverse respect, when taken as a whole, as of the date the representation or warranty was made provided, however, that to the extent that the Person on whose behalf such representation or warranty was made had no actual or constructive knowledge of the falsehood or misleading nature of such representation or warranty when made, and that such falsehood or misleading nature was undiscoverable through commercially reasonable diligence, then such false or misleading representation or warranty shall constitute an Event of Default only if Borrower or such Person fails to make true and accurate such representation or warranty (by modifying or correcting the condition underlying such representation or warranty) within ten (10) days after Borrower’s or such Person’s discovery of such underlying condition;

(vi) if Borrower, Principal, any Guarantor or any other guarantor under any guaranty issued in connection with the Loan shall make an assignment for the benefit of creditors, unless, in the case of any Guarantor, any Replacement Guarantor has been substituted for such Guarantor in accordance with the terms and provisions of Section 9.6 hereof;

(vii) if a receiver, liquidator or trustee shall be appointed for Borrower, Principal, any Guarantor or any other guarantor under any guarantee issued in connection with the Loan or if Borrower, Principal, any Guarantor or such other guarantor shall be adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to the Bankruptcy Code, or any similar federal or State law, shall be filed by or against, consented to, or acquiesced in by, Borrower, Principal, any Guarantor or such other guarantor, or if any proceeding for the dissolution or liquidation of Borrower, Principal, any Guarantor or such other guarantor shall be instituted; provided, however, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by Borrower, Principal, any Guarantor or such other guarantor, upon the same not being discharged, stayed or dismissed or bonded pending appeal within ninety (90) days, unless, in the case of any Guarantor, any Replacement Guarantor has been substituted for such Guarantor in accordance with the terms and provisions of Section 9.6 hereof;

(viii) if Borrower attempts to assign its rights under this Agreement or any of the other Loan Documents or any interest herein or therein in contravention of the Loan Documents;

(ix) if Borrower materially breaches any of its respective negative covenants contained in Section 5.2;

(x) if Borrower violates or does not comply with any provisions of Section 5.1.17 hereof and Borrower fails to remedy such breach within ten (10) Business Days after notice of such breach from Lender;

(xi) if a default has occurred and continues beyond any applicable cure period under the Management Agreement (or any Replacement Management Agreement) if such default permits Manager thereunder to terminate or cancel the Management Agreement (or any Replacement Management Agreement);

(xii) if Borrower or Principal violates or does not comply with any of the provisions of Section 4.1.35 hereof;

(xiii) if the Property becomes subject to any mechanic’s, materialman’s or other Lien other than a Lien for local real estate taxes and assessments not then due and payable and the Lien shall remain undischarged of record (by payment, bonding or otherwise) for a period of sixty (60) days, provided, however, after prior written notice to Lender, Borrower, at its own expense, may contest by appropriate legal proceedings, promptly initiated and conducted in good faith and with due diligence, the amount or validity, in whole or in part, of any mechanic’s liens, provided that (i) no other Event of Default has occurred and is continuing under the Note, this Agreement or any of the other Loan Documents, (ii) such proceeding shall suspend the collection of the mechanic’s or materialman’s liens from Borrower and from the Property or Borrower shall have paid all of the mechanic’s or materialman’s liens under protest, (iii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Borrower is subject and shall not constitute a default thereunder, (iv) neither the Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, cancelled or lost, and (v) Borrower shall have deposited with Lender adequate reserves or security for the payment of the mechanic’s or materialman’s liens, together with all interest and penalties thereon as determined by Lender in its reasonable discretion;

(xiv) if any federal tax Lien or state or local income tax Lien is filed against Borrower, Principal, any Guarantor or the Property and same is not discharged of record within sixty (60) days after same is filed, unless, in the case of any Guarantor, any Replacement Guarantor has been substituted for such Guarantor in accordance with the terms and provisions of Section 9.6 hereof;

(xv) (A) Borrower fails to provide Lender with the written certificate as provided in (and within the time period required by) Section 5.2.8 hereof and such failure continues for ten (10) days after written notice thereof from Lender, (B) Borrower is a Plan or its assets constitute Plan Assets, or (C) Borrower consummates a transaction which would cause the Security Instrument or Lender’s exercise of its rights under the Security Instrument, the Note, this Agreement or the other Loan Documents to constitute a nonexempt prohibited transaction under ERIS A or result in a violation of a State statute regulating investment of, and fiduciary obligations with respect to, governmental plans that is substantially similar to Section 406 of ERISA or Section 4975 of the Code, which prohibits or otherwise restricts the transactions contemplated by this Agreement, subjecting Lender to liability for a violation of ERISA, the Code or such State statute;

(xvi) if Borrower shall fail to deliver to Lender, within ten (10) Business Days after request by Lender, the estoppel certificates required pursuant to the terms of Section 5.1.13(a) hereof (which request by Lender shall be sent after the expiration of any applicable notice and grace periods contained in Section 5.1.13);

(xvii) if any default occurs under any guaranty or indemnity executed in connection herewith (including, without limitation, the Guaranty and the Environmental Indemnity) and such default continues after the expiration of applicable grace periods, if any, unless, in the case of any Guarantor, any Replacement Guarantor has been substituted for such Guarantor in accordance with the terms and provisions of Section 9.6 hereof;

(xviii) Intentionally Omitted.

(xix) Intentionally Omitted.

(xx) with respect to any term, covenant or provision set forth herein which specifically contains a notice requirement or grace period, if Borrower shall be in default under such term, covenant or condition after the giving of such notice or the expiration of such grace period;

(xxi) if any of the assumptions contained in the Insolvency Opinion, or in any other “non-consolidation” opinion delivered to Lender in connection with the Loan (it being understood that this provision shall not apply to any “non-consolidation” opinion delivered to Lender in connection with the origination of the Loan following a transfer under Section 5.2.11), or in any other “non-consolidation” opinion delivered subsequent to the closing of the Loan, is or shall become untrue in any material respect;

(xxii) Intentionally Omitted;

(xxiii) if Borrower shall continue to be in Default under any of the other terms, covenants or conditions of this Agreement not specified in subsections (i) to (xxii) above or (xxiv) below, for ten (10) days after notice to Borrower from Lender, in the case of any Default which can be cured by the payment of a sum of money, or for thirty (30) days after notice from Lender in the case of any other Default; provided, however, that if such non monetary Default is susceptible of cure but cannot reasonably be cured within such thirty (30) day period and provided further that Borrower shall have commenced to cure such Default within such thirty (30) day period and thereafter diligently and expeditiously proceeds to cure the same, such thirty (30) day period shall be extended for such time as is reasonably necessary for Borrower in the exercise of due diligence to cure such Default, such additional period not to exceed ninety (90) days; or

(xxiv) if there shall be default under the Security Instrument or any of the other Loan Documents beyond any applicable notice and cure periods contained in such documents, whether as to Borrower or the Property, or if any other such event shall occur or condition shall exist, if the effect of such event or condition is to accelerate the maturity of any portion of the Debt or to permit Lender to accelerate the maturity of all or any portion of the Debt.

(b) Upon the occurrence and during the continuance of an Event of Default (other than an Event of Default described in clauses (vi) or (vii) above) and at any time thereafter, in addition to any other rights or remedies available to it pursuant to this Agreement and the other Loan Documents or at law or in equity, Lender may take such action, without notice or demand, that Lender deems advisable to protect and enforce its rights against Borrower and in and to the Property, including, without limitation, declaring the Debt to be immediately due and payable, and Lender may enforce or avail itself of any or all rights or remedies provided in the Loan Documents against Borrower and any part of the Property, including, without limitation, all rights or remedies available at law or in equity; and upon any Event of Default described in clauses (vi) or (vii) above, the Debt and all other obligations of Borrower hereunder and under the other Loan Documents shall immediately and automatically become due and payable, without notice or demand, and Borrower hereby expressly waives any such notice or demand, anything contained herein or in any other Loan Document to the contrary notwithstanding.

Section 8.2 Remedies. (a) Upon the occurrence and during the continuance of an Event of Default, all or any one or more of the rights, powers, privileges and other remedies available to Lender against Borrower under this Agreement or any of the other Loan Documents executed and delivered by, or applicable to, Borrower or at law or in equity may be exercised by Lender at any time and from time to time, whether or not all or any of the Debt shall be declared due and payable, and whether or not Lender shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents with respect to all or any part of the Property or any other Collateral. Any such actions taken by Lender shall be cumulative and concurrent and may be pursued independently, singly, successively, together or otherwise, at such time and in such order as Lender may determine in its sole discretion, to the fullest extent permitted by Applicable Law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by Applicable Law, equity or contract or as set forth herein or in the other Loan Documents. Without limiting the generality of the foregoing, Borrower agrees that if an Event of Default is continuing (i) Lender is not subject to any “one action” or “election of remedies” law or rule, and (ii) all Liens and other rights, remedies or privileges provided to Lender shall remain in full force and effect until Lender has exhausted all of its remedies against the Property and the other Collateral and the Security Instrument has been foreclosed, sold and/or otherwise realized upon in satisfaction of the Debt or the Debt has been paid in full.

(b) With respect to Borrower and the Property, nothing contained herein or in any other Loan Document shall be construed as requiring Lender to resort to any Collateral for the satisfaction of any of the Debt in preference or priority to any other Collateral, and Lender may seek satisfaction out of the Property or any other Collateral or any part thereof, in its absolute discretion in respect of the Debt. In addition, Lender shall have the right from time to time to partially foreclose the Security Instrument in any manner and for any amounts secured by the Security Instrument then due and payable as determined by Lender in its sole discretion including, without limitation, the following circumstances: (i) in the event Borrower defaults beyond any applicable grace period in the payment of one or more scheduled payments of principal and interest, Lender may foreclose the Security Instrument to recover such delinquent payments, or (ii) in the event Lender elects to accelerate less than the entire outstanding principal balance of the Loan, Lender may foreclose the Security Instrument to recover so much of the principal balance of the Loan as Lender may accelerate and such other sums secured by the Security Instrument as Lender may elect. Notwithstanding one or more partial foreclosures, the Property shall remain subject to the Security Instrument to secure payment of sums secured by the Security Instrument and not previously recovered.

(c) Lender shall have the right, from time to time, to sever the Note and the other Loan Documents into one or more separate notes, deeds of trust, mortgages and other security documents (the “Severed Loan Documents”) in such denominations as Lender shall determine in its sole discretion for purposes of evidencing and enforcing its rights and remedies provided hereunder. Borrower shall execute and deliver to Lender from time to time, promptly after the request of Lender, a severance agreement and such other documents as Lender shall request in order to effect the severance described in the preceding sentence, all in form and substance reasonably satisfactory to Lender. Borrower hereby absolutely and irrevocably appoints Lender as its true and lawful attorney, coupled with an interest, in its name and stead to make and execute all documents necessary or desirable to effect the aforesaid severance, Borrower ratifying all that its said attorney shall do by virtue thereof; provided, however, Lender shall not make or execute any such documents under such power until three (3) days after notice has been given to Borrower by Lender of Lender’s intent to exercise its rights under such power. The Severed Loan Documents shall not contain any representations, warranties or covenants not contained in the Loan Documents and any such representations and warranties contained in the Severed Loan Documents will be given by Borrower only as of the Closing Date.

Section 8.3 Remedies Cumulative; Waivers. The rights, powers and remedies of Lender under this Agreement shall be cumulative and not exclusive of any other right, power or remedy which Lender may have against Borrower pursuant to this Agreement or the other Loan Documents, or existing at law or in equity or otherwise. Lender’s rights, powers and remedies may be pursued singularly, concurrently or otherwise, at such time and in such order as Lender may determine in Lender’s sole discretion. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of one or more Defaults or Events of Default with respect to Borrower shall not be construed to be a waiver of any subsequent Default or Event of Default by Borrower or to impair any remedy, right or power consequent thereon.

ARTICLE IX

SPECIAL PROVISIONS

Section 9.1 Sale of Notes and Securitization. Lender may, at any time, sell, transfer or assign the Note, this Agreement, the Security Instrument and the other Loan Documents, and any or all servicing rights with respect thereto, or grant participations therein or issue mortgage pass-through certificates or other securities (the “Securities”) evidencing a beneficial interest in a rated or unrated public offering or private placement (a “Securitization”) (such sales, participations and/or Securitizations, collectively, a “Secondary Market Transaction”). Notwithstanding the foregoing, Lender shall endeavor, but shall have no obligation, to provide Borrower with ten (10) days prior notice of any Secondary Market Transaction for which Provided Information is, or is expected to be, requested and provide Borrower with the type of Secondary Market Transaction that is occurring, or is expected to occur. At the request of the holder of the Note and, to the extent not already required to be provided by Borrower under this Agreement, Borrower shall, at such noteholder’s expense to the extent and as set forth in Section 9(g) hereof, use reasonable efforts to provide information in the possession or control of Borrower and not in possession of Lender or which may reasonably be required to satisfy the market standards to which the holder of the Note customarily adheres or which may be reasonably required in the marketplace or by the Rating Agencies in connection with a Securitization or the sale of the Note or the participations or Securities, including, without limitation, to:

(a) (i) provide such financial and other information with respect to the Property, Borrower, Manager and Guarantor, including but not limited to updated financial and operating statements currently created during the ordinary course of business, (ii) provide budgets relating to the Property and (iii) to perform or permit or cause to be performed or permitted such site inspection, appraisals, market studies, environmental reviews and reports (Phase I’s and, if appropriate, Phase II’s), engineering reports and other due diligence investigations of the Property, as may be reasonably requested by the holder of the Note or the Rating Agencies or as may be necessary or appropriate in connection with the Securitization (the “Provided Information”), together, if customary, with appropriate verification and/or consents of the Provided Information through letters of auditors or opinions of counsel of independent attorneys reasonably acceptable to Lender and acceptable to the Rating Agencies;

(b) if required by the Rating Agencies, deliver (i) a revised Insolvency Opinion, (ii) revised opinions of counsel as to due execution and enforceability with respect to the Property, Borrower, Guarantor, Principal and their respective Affiliates and the Loan

Documents, and (iii) revised Organizational Documents for Borrower, Guarantor, Principal and their respective Affiliates (including, without limitation, such revisions as are necessary to comply with the provisions of Section 4.1.35 hereof), which counsel, opinions and Organizational Documents shall be reasonably satisfactory to Lender and satisfactory to the Rating Agencies;

(c) if required by the Rating Agencies, request such additional tenant estoppel letters, subordination agreements or other agreements from parties to agreements that affect the Property, which estoppel letters, subordination agreements or other agreements shall be reasonably satisfactory to Lender and satisfactory to the Rating Agencies;

(d) execute such amendments to the Loan Documents and Organizational Documents as may be requested by the holder of the Note or the Rating Agencies or otherwise to effect the Securitization; provided, however, that Borrower shall not be required to modify or amend any Loan Document if such modification or amendment would (except for modifications and amendments required to be made pursuant to Section 9.1(e) below) (i) change the interest rate, the stated maturity or the amortization of principal set forth in the Note, (ii) modify or amend any other material economic term of the Loan or (iii) otherwise increase the obligations or liabilities or decrease the rights of Borrower pursuant to the Loan Documents;

(e) if Lender elects, in its sole discretion, prior to or upon a Securitization, to split the Loan into two or more parts, or the Note into multiple component notes or tranches which may have different interest rates, amortization payments, principal amounts and maturities, Borrower agrees to cooperate with Lender in connection with the foregoing and to execute the required modifications and amendments to the Note, this Agreement and the Loan Documents and to provide opinions necessary to effectuate the same. Such Notes or components may be assigned different interest rates, so long as the initial weighted average of such interest rates does not exceed the Applicable Interest Rate and the monthly debt service payments do not exceed the Monthly Debt Service Payment Amount; provided, however, that Borrower shall not be required to modify or amend any Loan Document if such modification or amendment would (except for modifications and amendments described in this Section 9.1(e)) (i) change the interest rate, the stated maturity or the amortization of principal set forth in the Note, (ii) modify or amend any other material economic term of the Loan or (iii) otherwise increase the obligations or liabilities or decrease the rights of Borrower pursuant to the Loan Documents; and

(f) make such representations and warranties as of the closing date of the Securitization with respect to the Property, Borrower, and the Loan Documents as are customarily provided in securitization transactions and as may be reasonably requested by the holder of the Note or the Rating Agencies and consistent with the facts covered by such representations and warranties as they exist on the date thereof, including the representations and warranties made in the Loan Documents.

(g) Lender shall pay for any third-party costs and expenses incurred by Borrower in connection with Borrower’s complying with the requests made under this Section 9.1, other than Borrower’s legal fees and expenses. Except as otherwise provided in this Article IX, in no event shall Borrower be obligated to pay for any costs and expenses incurred by Lender or by Borrower, other than Borrower’s legal fees, in connection with a Securitization other than any costs and expenses incurred by Lender due to Borrower’s failure to perform or comply with Borrower’s agreements and covenants contained in this Agreement and the other Loan Documents relating to documents, instruments or other items required to be delivered or produced by Borrower.

Section 9.2 Securitization Indemnification. (a) Borrower understands that certain of the Provided Information may be included in disclosure documents in connection with the Securitization, including, without limitation, a prospectus supplement, private placement memorandum, offering circular or other offering document (each a “Disclosure Document”) and may also be included in filings (an “Exchange Act Filing”) with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”), or the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or provided or made available to Investors or prospective Investors in the Securities, the Rating Agencies, and service providers relating to the Securitization. In the event that the Disclosure Document is required to be revised prior to the sale of all Securities, Borrower will cooperate with the holder of the Note in updating the Disclosure Document by providing all current information necessary to keep the Disclosure Document accurate and complete in all material respects.

(b) Borrower agrees to provide in connection with each of (i) a preliminary and a private placement memorandum or (ii) a preliminary and final prospectus or prospectus supplement, as applicable, or (iii) collateral and structured term sheets or similar materials, an indemnification certificate (A) certifying that Borrower has carefully examined the relevant portions of such memorandum or prospectus or term sheets, as applicable, which relate to Borrower and its Affiliates or the Property, including without limitation, the sections entitled “Special Considerations,” “Description of the Mortgages,” “Description of the Mortgage Loans and Mortgaged Property,” and “The Borrower” and such sections (and any other sections reasonably requested) do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading, (B) indemnifying Lender (and for purposes of this Section 9.2, Lender hereunder shall include its officers and directors), the Affiliate of Morgan Stanley Mortgage Capital Holdings LLC (“Morgan Stanley”) that has filed the registration statement relating to the Securitization (the “Registration Statement”), each of its directors, each of its officers who have signed the Registration Statement and each Person who controls the Affiliate within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the “Morgan Stanley Group”), and Morgan Stanley, each of its directors and each Person who controls Morgan Stanley within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act (collectively, the “Underwriter Group”) for any Losses, claims, damages or liabilities (collectively, the “Liabilities”) to which Lender, the Morgan Stanley Group or the Underwriter Group may become subject insofar as the Liabilities arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such sections described in clause (A) above, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated in such sections or necessary in order to make the statements in such sections or in light of the circumstances under which they were made, not misleading and (C) agreeing to reimburse Lender, the Morgan Stanley Group and the Underwriter Group for any legal or other expenses reasonably incurred by Lender the Morgan Stanley Group and the Underwriter Group in connection with investigating or defending the Liabilities; provided, however, that Borrower will be liable in any such case under clauses (B) or (C) above only to the extent that any such Liability arises out of or is based upon any such untrue statement or omission made therein in reliance upon and in conformity with information furnished to Lender by or on behalf of Borrower in connection with the preparation of the memorandum or prospectus or in connection with the underwriting of the debt, including, without limitation, financial statements of Borrower, operating statements, rent rolls, environmental site assessment reports and property condition reports with respect to the Property. This indemnification will be in addition to any liability which Borrower may otherwise have. Moreover, the indemnification provided for in Clauses (B) and (C) above shall be effective whether or not an indemnification certificate described in (A) above is provided and shall be applicable based on information previously provided by Borrower or its Affiliates if Borrower does not provide the indemnification certificate; provided, however. Borrower shall not be liable in any such case to the extent that any such Liabilities relate solely to errors or omissions contained in documents prepared by a Person other than Borrower, Principal, Guarantor or any of their Affiliates, unless Borrower knew or should have known about such error or omission.

(c) In connection with filings under the Exchange Act, Borrower agrees to indemnify (i) Lender, the Morgan Stanley Group and the Underwriter Group for Liabilities to which Lender, the Morgan Stanley Group or the Underwriter Group may become subject insofar as the Liabilities arise out of or are based upon the omission or actual omission to state in the Provided Information a material fact required to be stated in the Provided Information in order to make the statements in the Provided Information, in light of the circumstances under which they were made not misleading and (ii) reimburse Lender, the Morgan Stanley Group or the Underwriter Group for any legal or other expenses reasonably incurred by Lender, the Morgan Stanley Group or the Underwriter Group in connection with defending or investigating the Liabilities.

(d) Promptly after receipt by an indemnified party under this Section 9.2 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 9.2, notify the indemnifying party in writing of the commencement thereof, but the omission to so notify the indemnifying party will not relieve the indemnifying party from any liability which the indemnifying party may have to any indemnified party hereunder except to the extent that failure to notify causes prejudice to the indemnifying party. In the event that any action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled, jointly with any other indemnifying party, to participate therein and, to the extent that it (or they) may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party. After notice from the indemnifying party to such indemnified party under this Section 9.2 the indemnifying party shall not be responsible for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there are any legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. The indemnifying party shall not be liable for the expenses of more than one such separate counsel (in addition to indemnifying party’s own attorneys) regardless of the number of indemnified parties.

(e) In order to provide for just and equitable contribution in circumstances in which the indemnifications provided for in Section 9.2(b) or (c) is or are for any reason held to be unenforceable by an indemnified party in respect of any Liability (or action in respect thereof) referred to therein which would otherwise be indemnifiable under Section 9.2(b) or (c), the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such Liability (or action in respect thereof); provided, however, that no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. In determining the amount of contribution to which the respective parties are entitled, the following factors shall be considered: (i) Morgan Stanley’s and Borrower’s relative knowledge and access to information concerning the matter with respect to which claim was asserted; (ii) the opportunity to correct and prevent any statement or omission; and (iii) any other equitable considerations appropriate in the circumstances. Lender and Borrower hereby agree that it would not be equitable if the amount of such contribution were determined solely by pro rata or per capita allocation.

(f) The liabilities and obligations of both Borrower and Lender under this Section 9.2 shall survive the termination of this Agreement and the satisfaction and discharge of the Debt.

Section 9.3 Servicer. At the option of Lender, the Loan may be serviced by a servicer/trustee (the “Servicer”) selected by Lender, and Lender may delegate all or any portion of its responsibilities under this Agreement and the other Loan Documents to the Servicer pursuant to a servicing agreement (the “Servicing Agreement”) between Lender and Servicer. Borrower shall not be responsible for any set-up fees or any regular monthly servicing fee due to the Servicer under the Servicing Agreement.

Section 9.4 Exculpation. (a) Except as otherwise provided herein, in the Security Instrument or in the other Loan Documents, Lender shall not enforce the liability and obligation of Borrower to perform and observe the obligations contained in this Agreement, the Note, the Security Instrument or the other Loan Documents (other than the Environmental Indemnity and the Guaranty) by any action or proceeding wherein a money judgment shall be sought against Borrower, except that Lender may bring a foreclosure action, action for specific performance or other appropriate action or proceeding to enable Lender to enforce and realize upon this Agreement, the Note, the Security Instrument, the other Loan Documents, and the interest in the Property, the Rents and any other collateral given to Lender created by this Agreement, the Note, the Security Instrument and the other Loan Documents; provided, however, that any judgment in any such action or proceeding shall be enforceable against Borrower only to the extent of Borrower’s interest in the Property, in the Rents and in any other collateral given to Lender. Lender, by accepting this Agreement, the Note and the Security Instrument, agrees that it shall not, except as otherwise provided in the Security Instrument, sue for, seek or demand any deficiency judgment against Borrower in any such action or proceeding, under or by reason of or under or in connection with this Agreement, the Note, the other Loan Documents or the Security Instrument. The provisions of this Section shall not, however, (i) constitute a waiver, release or impairment of any obligation evidenced or secured by this Agreement, the Note, the other Loan Documents or the Security Instrument; (ii) impair the right of Lender to name Borrower as a party defendant in any action or suit for judicial foreclosure and sale under the Security Instrument; (iii) affect the validity or enforceability of any indemnity (including, without limitation, the Environmental Indemnity), guaranty (including, without limitation, the Guaranty), master lease or similar instrument made in connection with this Agreement, the Note, the Security Instrument, or the other Loan Documents; (iv) impair the right of Lender to obtain the appointment of a receiver; (v) impair the enforcement of the Assignment of Leases and Rents executed in connection herewith; (vi) impair the right of Lender to enforce the provisions of Sections 9.9 and 10.2 of the Security Instrument (to the extent of Borrower’s interest in the Property) or Sections 4.1.8, 4.1.28, 5.1.9 and 5.2.8 hereof (to the extent of Borrower’s interest in the Property); or (vii) impair the right of Lender to obtain a deficiency judgment or other judgment on the Note against Borrower if necessary to obtain any Insurance Proceeds or Awards to which Lender would otherwise be entitled under the Security Instrument; provided however, Lender shall only enforce such judgment to the extent of the Insurance Proceeds and/or Awards.

(b) Notwithstanding the provisions of this Section 9.4 to the contrary, Borrower shall be personally liable to Lender for the Losses it incurs due to: (i) fraud or intentional misrepresentation by Borrower or its Affiliates in connection with the execution and the delivery of this Agreement, the Note, the Security Instrument or the other Loan Documents; (ii) Borrower’s misappropriation of Rents received by Borrower during the continuance of an Event of Default; (iii) Borrower’s misappropriation of Security Deposits or Rents collected more than thirty (30) days in advance; (iv) Borrower’s misappropriation of insurance proceeds or condemnation awards; (v) Borrower’s failure to pay Taxes, Other Charges or Lien Charges (except to the extent that sums sufficient to pay such amounts have been deposited in escrow or reserved pursuant to the terms of Section 7.2 hereof and except to the extent that such failure to pay such Taxes, Other Charges or Lien Charges is due solely to the failure of the Property to generate Gross Income from Operations sufficient to pay such Taxes, Other Charges or Lien Charges when due); (vi) Borrower’s failure to return or to reimburse Lender for all material Personal Property taken from the Property by or on behalf of Borrower and not replaced with Personal Property of the same utility and of the same or greater value (provided the replacement shall not be required if such Personal Property is no longer required for the operation of the Property); (vii) any act of intentional physical waste or arson by Borrower, or Principal, or any Affiliate thereof or by Guarantor; (viii) any Event of Default under Article 7 of the Security Instrument or any material Event of Default under Sections 4.1.35 (but excluding Sections 4.1.35(g) and (r) hereof), or in the event of Principal’s material default under Section 4.1.35 (but excluding Sections 4.1.35(g) and (r)) of this Agreement; or (ix) the breach or inaccuracy of any representation or warranty contained in, or Borrower’s failure to comply with the provisions of, Sections 4.1.39 or 5.1.19 hereof; and (ix) Borrower’s indemnification of Lender set forth in Section 9.2 hereof.

(c) Notwithstanding the foregoing, the agreement of Lender not to pursue recourse liability as set forth in Subsection (a) above SHALL BECOME NULL AND VOID and shall be of no further force and effect (i) in the event of the existence of an Event of Default under Section 5.2.10 hereof or in the event of an Event of Default under Section 5.2.1 of this Agreement arising out of a voluntary Lien, (ii) Borrower fails to obtain Lender’s prior consent to any subordinate financing or other voluntary Lien encumbering the Property, (iii) Borrower files a voluntary petition under the Bankruptcy code or any other Federal or state bankruptcy or insolvency law; (iv) an Affiliate, officer, director, or representative which controls, directly or indirectly, Borrower files, or joins in the filing of, an involuntary petition against Borrower under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law, or solicits or causes to be solicited petitioning creditors for any involuntary petition against Borrower from any Person; (v) Borrower files an answer consenting to or otherwise acquiescing in or joining in any involuntary petition filed against it, by any other Person under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law, or solicits or causes to be solicited petitioning creditors for any involuntary petition from any Person; (vi) any Affiliate, officer, director, or representative which controls Borrower consents to or acquiesces in or joins in an application for the appointment of a custodian, receiver, trustee, or examiner for Borrower or any portion of the Property; or (vii) Borrower makes an assignment for the benefit of creditors, or admits, in writing or in any legal proceeding, its insolvency or inability to pay its debts as they become due.

(d) Nothing herein shall be deemed to be a waiver of any right which Lender may have under Section 506(a), 506(b), 1111 (b) or any other provision of the U.S. Bankruptcy Code to file a claim for the full amount of the indebtedness secured by the Security Instrument or to require that all collateral shall continue to secure all of the indebtedness owing to Lender in accordance with this Agreement, the Note, the Security Instrument and the other Loan Documents.

(e) Notwithstanding anything to the contrary contained in this Agreement the Note, the Security Instrument, or the other Loan Documents, no direct or indirect, parent, shareholder, partner, members, principal, affiliate, employee, officer, director, agent or representative of Borrower (excluding the Guarantor and Indemnitors in their respective capacities as guarantors/indemnitors under the Loan but including the direct or indirect shareholders, partners, members, principals, affiliates, employees, officers, directors, agents or representatives of the Guarantor and Indemnitors) (each a “Related Party”) shall have any personal liability for, nor be joined as a party to any action (except as required by any Legal Requirement) with respect to (i) the payment of any sum of money which is or may be payable hereunder or under the Security Instrument or the other Loan Documents, including, but not limited to, the repayment of the Debt, or (ii) the performance or discharge of any covenants, obligations or undertakings of Borrower or any Related Party with respect thereto. In addition to the foregoing, anything in the Note, the Security Instrument, this Agreement or the other Loan Documents to the contrary notwithstanding, in no event will the assets of any Related Party (including any distributions made by Borrower or the Guarantor to their direct or indirect members, partners or shareholders) be available to satisfy any obligation of Borrower in respect of the Debt or other obligations secured by the Property.

Section 9.5 Resizing. Borrower further agrees that if, in connection with the Securitization or Syndication, it is determined by the Rating Agencies or Lender that a portion of the Securitization would not receive an “investment grade” rating unless the principal amount of the Loan were to be decreased and, as a result, the principal amount of the Loan is decreased, then, at Lender’s sole cost and expense, (i) Borrower shall take all actions as are reasonably necessary to effect the “resizing” of the Mezzanine Loan and the Loan, including creating one or more additional mezzanine loans secured by the direct or indirect ownership interests in Borrower (collectively, “Resizing Mezzanine Loan”), (ii) Borrower shall exercise commercially reasonable efforts to cause the Mezzanine Borrower to comply with its agreements to effect a “resizing”, and (iii) Lender shall on the date of the “resizing” of the Loan lend to Mezzanine Borrower or the holder or holders of the direct or indirect ownership interests of Mezzanine Borrower (collectively, “Resizing Mezzanine Borrower”) such additional amount equal to the amount of the principal reduction of the Loan provided that Borrower and Mezzanine Borrower execute and deliver any and all reasonably necessary amendments or modifications to the Loan Documents and the Mezzanine Loan Documents and Resizing Mezzanine Borrower executes and delivers any and all reasonably necessary documents to evidence such Resizing Mezzanine Loans, which documents shall be on substantially the same forms as the Mezzanine Loan Documents with such changes or modifications thereto as the parties may reasonably agree upon. In addition, Borrower and Lender agree that if, in connection with the Securitization, it is determined by the Rating Agencies or Lender that, if the principal amount of the Mezzanine Loan was decreased and, as a result the principal amount of the Loan was increased, more “investment grade” rated securities could be issued, then (i) each of them shall take all actions provided for in the documentation for the Loan as are reasonably necessary to effect the “resizing” of the Loan and the Mezzanine Loan, (ii) Borrower shall exercise commercially reasonable efforts to cause the Mezzanine Borrower to comply with its agreements to effect a “resizing” and (iii) Lender shall on the date of the “resizing” of the Loan lend to the Borrower (by way of a reallocation of the principal amount of the Loan and the Mezzanine Loan) an additional amount equal to the amount of principal reduction of the Mezzanine Loan, provided that Borrower and Mezzanine Borrower execute and deliver any and all reasonably necessary modifications to the Loan Documents and Mezzanine Loan Documents, which modifications will be substantially on the same forms as similar transactions between Lender and Affiliates of Broadway Partners. In connection with the foregoing, Borrower agrees, at Lender’s sole cost and expense other than Borrower’s attorneys’ fees with respect to Lender’s exercise of its rights under this Section 9.5, to execute and deliver such documents and other agreements reasonably required by Mezzanine Lender and/or Lender to “re-size” the Loan and the Mezzanine Loan, including, without limitation, an amendment to this Agreement, the Note, the Security Instrument and the other Loan Documents, amendments to, or replacements of, the Interest Rate Cap Agreement modifying the notional amounts to reflect the “re-sized” loan, and, if the principal amount of the Loan is increased an endorsement to the Title Policy reflecting an increase in the insured amount thereunder, provided, however, that Borrower shall not be required to execute and deliver any documents or agreements which would (i) change the weighted average interest rate on the then outstanding principal balances of the Note and the Mezzanine Note immediately prior to such resizing, the stated maturity or the amortization of principal set forth in the Note, (ii) modify or amend any other material or economic term of the Loan in a manner that has a material adverse effect on Borrower, or (iii) materially increase Borrower’s obligations and liabilities under the Loan Documents or materially decrease the rights of Borrower under the Loan Documents. All costs and expenses incurred by Borrower and Lender in connection with compliance with this Section 9.5 shall be paid by Lender other than Borrower’s legal fees and expenses which shall be paid by Borrower.

Section 9.6 Replacement Guarantor. Upon the occurrence of any of the events set forth in Sections 8.1(a)(vi), (vii), (xiv) or (xvii) hereof, Borrower may cause the applicable Guarantor to be substituted or replaced by a Replacement Guarantor prior to the time that the occurrence of any of the foregoing events becomes an Event of Default or if the occurrence of any of the foregoing events is an immediate Event of Default, within ten (10) days following such occurrence. Borrower (a) shall deliver or cause to be delivered to Lender, (i) financial statements or other information reasonably required by Lender with respect to such proposed Replacement Guarantor and (ii) such legal opinions as Lender may reasonably require, including but not limited to an Insolvency Opinion and (b) shall cause such proposed Replacement Guarantor to assume all of the obligations of the applicable Guarantor under the Guaranty and Environmental Indemnity, in a manner reasonably satisfactory to Lender, including, without limitation, by entering into an assumption agreement in form and substance satisfactory to Lender.

Section 9.7 Syndication.

9.7.1 Syndication. The provisions of this Section 9.7 shall only apply in the event that the Loan is syndicated in accordance with the provisions of this Section 9.7 set forth below.

9.7.2 Sale of Loan, Co-Lenders, Participations and Servicing. (a) Lender and any Co-Lender may, at their option, without Borrower’s consent (but with notice to Borrower, which Lender or such Co-Lender shall endeavor (with no obligation to do so) to give to Borrower prior to such sale), sell with novation all or any part of their right, title and interest in, and to, and under the Loan (the “Syndication”), to one or more additional lenders (each a “Co-Lender”). Each additional Co-Lender shall enter into an assignment and assumption agreement (the “Assignment and Assumption”) assigning a portion of Lender’s or Co-Lender’s rights and obligations under the Loan, and pursuant to which the additional Co-Lender accepts such assignment and assumes the assigned obligations. From and after the effective date specified in the Assignment and Assumption (i) each Co-Lender shall be a party hereto and to each Loan Document to the extent of the applicable percentage or percentages set forth in the Assignment and Assumption and, except as specified otherwise herein, shall succeed to the rights and obligations of Lender and the Co-Lenders hereunder and thereunder in respect of the Loan, and (ii) Lender, as lender and each Co-Lender, as applicable, shall, to the extent such rights and obligations have been assigned by it pursuant to such Assignment and Assumption, relinquish its rights and be released from its obligations hereunder and under the Loan Documents.

(b) The liabilities of Lender and each of the Co-Lenders shall be several and not joint, and Lender’s and each Co-Lender’s obligations to Borrower under this Agreement shall be reduced by the amount of each such Assignment and Assumption. Neither Lender nor any Co-Lender shall be responsible for the obligations of any other Co-Lender. Lender and each Co-Lender shall be liable to Borrower only for their respective proportionate shares of the Loan. If for any reason any of the Co-Lenders shall fail or refuse to abide by their obligations under this Agreement, Lender and the other Co-Lenders shall not be relieved of their obligations, if any, hereunder; notwithstanding the foregoing, Lender and the Co-Lenders shall have the right, but not the obligation, at their sole option, to make the defaulting Co-Lender’s pro rata share of such advance pursuant to the Co-Lending Agreement.

(c) Borrower agrees that it shall, in connection with any sale of all or any portion of the Loan, whether in whole or to an additional Co-Lender or Participant, within ten (10) Business Days after requested by Agent, furnish Agent with the certificates required under Sections 5.1.10 and 5.1.13 hereof and such other information as reasonably requested by any additional Co-Lender or Participant in performing its due diligence in connection with its purchase of an interest in the Loan. Lender shall pay for any third party costs and expenses incurred by Borrower in connection with Borrower’s complying with the requests made under this Section 9.7 other than Borrower’s legal fees and expenses.

(d) Lender (or an Affiliate of Lender) shall act as administrative agent for itself and the Co-Lenders (together with any successor administrative agent, the “Agent”) pursuant to this Section 9.7. Borrower acknowledges that Lender, as Agent, shall have the sole and exclusive authority to execute and perform this Agreement and each Loan Document on behalf of itself, as Lender and as agent for itself and the Co-Lenders subject to the terms of the Co-Lending Agreement. Lender acknowledges that Lender, as Agent, shall retain the exclusive right to grant approvals and give consents with respect to the operating budgets required to be delivered hereunder and with respect to matters concerning the establishment and administration of the Lockbox Account and the other Reserve Funds. Except as otherwise provided herein, Borrower shall have no obligation to recognize or deal directly with any Co-Lender, and no Co-Lender shall have any right to deal directly with Borrower with respect to the rights, benefits and obligations of Borrower under this Agreement, the Loan Documents or any one or more documents or instruments in respect thereof. Borrower may rely conclusively on the actions of Lender as Agent to bind Lender and the Co-Lenders, notwithstanding that the particular action in question may, pursuant to this Agreement or the Co-Lending Agreement be subject to the consent or direction of some or all of the Co-Lenders. Lender may resign as Agent of the Co-Lenders, in its sole discretion or if required to by the Co-Lenders in accordance with the term of the Co-Lending Agreement, in each case without the consent of Borrower. Upon any such resignation, a successor Agent shall be determined pursuant to the terms of the Co-Lending Agreement. The term Agent shall mean any successor Agent.

(e) Notwithstanding any provision to the contrary in this Agreement, the Agent shall not have any duties or responsibilities except those expressly set forth herein (and in the Co-Lending Agreement) and no covenants, functions, responsibilities, duties, obligations or liabilities of Agent shall be implied by or inferred from this Agreement, the Co-Lending Agreement, or any other Loan Document, or otherwise exist against Agent.

(f) Except to the extent its obligations hereunder and its interest in the Loan have been assigned pursuant to one or more Assignments and Assumption, Lender, as Agent, shall have the same rights and powers under this Agreement as any other Co-Lender and may exercise the same as though it were not Agent, respectively. The term “Co-Lender” or “Co-Lenders” shall, unless otherwise expressly indicated, include Lender in its individual capacity. Lender and the other Co-Lenders and their respective Affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, Borrower, or any Affiliate of Borrower and any Person who may do business with or own securities of Borrower or any Affiliate of Borrower, all as if they were not serving in such capacities hereunder and without any duty to account therefor to each other.

(g) If required by any Co-Lender, Borrower hereby agrees to execute supplemental notes in the principal amount of such Co-Lender’s pro rata share of the Loan substantially in the form of the Note, provided any such supplemental note does not represent any new indebtedness and a copy of the existing Note is returned to Borrower with a notation reflecting that such supplemental note has been issued, and such supplemental note shall (i) be payable to order of such Co-Lender, (ii) be dated as of the Closing Date, and (iii) mature on the Maturity Date. Such supplemental note shall provide that it evidences a portion of the existing indebtedness hereunder and under the Note and not any new or additional indebtedness of Borrower. The term “Note” as used in this Agreement and in all the other Loan Documents shall include all such supplemental notes. Such supplemental notes shall not increase any obligations or liabilities, or decrease any rights, of Borrower under the Loan Documents.

(h) Lender, as Agent, shall maintain at its domestic lending office or at such other location as Lender, as Agent, shall designate in writing to each Co-Lender and Borrower a copy of each Assignment and Assumption delivered to and accepted by it and a register for the recordation of the names and addresses of the Co-Lenders, the amount of each Co-Lender’s proportionate share of the Loan and the name and address of each Co-Lender’s agent for service of process (the “Register”). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and Borrower, Lender, as Agent, and the Co-Lenders may treat each Person whose name is recorded in the Register as a Co-Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection and copying by Borrower or any Co-Lender during normal business hours upon reasonable prior notice to the Agent. A Co-Lender may change its address and its agent for service of process upon written notice to Lender, as Agent, which notice shall only be effective upon actual receipt by Lender, as Agent, which receipt will be acknowledged by Lender, as Agent, upon request.

(i) Notwithstanding anything herein to the contrary, any financial institution or other entity may be sold a participation interest in the Loan by Lender or any Co-Lender without Borrower’s consent (such financial institution or entity, a “Participant”) (x) if such sale is without novation and (y) if the other conditions set forth in this paragraph are met. No Participant shall be considered a Co-Lender hereunder or under the Note or the Loan Documents. No Participant shall have any rights under this Agreement, the Note or any of the Loan Documents and the Participant’s rights in respect of such participation shall be solely against Lender or Co-Lender, as the case may be, as set forth in the participation agreement executed by and between Lender or Co-Lender, as the case may be, and such Participant. No participation shall relieve Lender or Co-Lender, as the case may be, from its obligations hereunder or under the Note or the Loan Documents and Lender or Co-Lender, as the case may be, shall remain solely responsible for the performance of its obligations hereunder. A Participant shall not be entitled to receive any greater payment under Sections 2.2.3 and 2.2.8 than the Lender or Co-Lender, as applicable, would have been entitled to receive with respect to the participation interest sold to such Participant, unless the sale of the participation interest to such Participant is made with Borrower’s prior written consent. A Participant would not be entitled to the benefits of Section 2.2.8 unless Borrower is notified of the participation interest sold to such Participant and such Participant agrees, for the benefit of Borrower, to comply with Section 2.2.8 as though it were a Lender or a Co-Lender.

(j) Notwithstanding any other provision set forth in this Agreement, Lender or any Co-Lender may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, amounts owing to it in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System), provided that no such security interest or the exercise by the secured party of any of its rights thereunder shall release Lender or Co-Lender from its funding obligations hereunder.

ARTICLE X

MISCELLANEOUS

Section 10.1 Survival. This Agreement and all covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the making by Lender of the Loan and the execution and delivery to Lender of the Note, and shall continue in full force and effect so long as all or any of the Debt is outstanding and unpaid unless a longer period is expressly set forth herein or in the other Loan Documents. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party. All covenants, promises and agreements in this Agreement, by or on behalf of Borrower, shall inure to the benefit of the successors and assigns of Lender.

Section 10.2 Lender’s Discretion. Whenever pursuant to this Agreement, Lender exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Lender, the decision of Lender to approve or disapprove or to decide whether arrangements or terms are satisfactory or not satisfactory shall (except as is otherwise specifically herein provided) be in the sole discretion of Lender and shall be final and conclusive.

Section 10.3 Governing Law. (a) THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT ENTERED INTO PURSUANT TO THE LAWS OF THE STATE OF NEW YORK AND SHALL IN ALL RESPECTS BE GOVERNED, CONSTRUED, APPLIED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS), PROVIDED HOWEVER, THAT WITH RESPECT TO THE CREATION, PERFECTION, PRIORITY AND ENFORCEMENT OF THE LIENS AND SECURITY INTERESTS CREATED BY THIS AGREEMENT, THE SECURITY INSTRUMENT AND THE OTHER LOAN DOCUMENTS, AND THE DETERMINATION OF DEFICIENCY JUDGMENTS, THE LAWS OF THE STATE WHERE THE PROPERTY IS LOCATED SHALL APPLY EXCEPT AS OTHERWISE PROVIDED IN THE APPLICABLE UNIFORM COMMERCIAL CODE.

(b) WITH RESPECT TO ANY CLAIM OR ACTION ARISING HEREUNDER OR UNDER THIS AGREEMENT, THE NOTE, OR THE OTHER LOAN DOCUMENTS, BORROWER (A) IRREVOCABLY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED

STATES DISTRICT COURT LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK, NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF, AND (B) IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY HAVE AT ANY TIME TO THE LAYING ON VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTE OR THE OTHER LOAN DOCUMENTS BROUGHT IN ANY SUCH COURT, IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING IN THIS AGREEMENT, THE NOTE OR THE OTHER LOAN DOCUMENTS INSTRUMENT WILL BE DEEMED TO PRECLUDE LENDER FROM BRINGING AN ACTION OR PROCEEDING WITH RESPECT HERETO IN ANY OTHER JURISDICTION.

Section 10.4 Modification, Waiver in Writing. No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement, the Note, or of any other Loan Document, nor consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to, or demand on Borrower, shall entitle Borrower to any other or future notice or demand in the same, similar or other circumstances.

Section 10.5 Delay Not a Waiver. Neither any failure nor any delay on the part of Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder, or under the Note or under any other Loan Document, or any other instrument given as security therefor, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under this Agreement, the Note or any other Loan Document, Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Agreement, the Note or the other Loan Documents, or to declare a default for failure to effect prompt payment of any such other amount.

Section 10.6 Notices. All notices or other written communications hereunder shall be deemed to have been properly given (i) upon delivery, if delivered in person or by facsimile transmission with receipt acknowledged by the recipient thereof and confirmed by telephone by sender, (ii) one (1) Business Day after having been deposited for overnight delivery with any reputable overnight courier service, or (iii) three (3) Business Days after having been deposited in any post office or mail depository regularly maintained by the U. S. Postal Service and sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

If to Borrower:

Addressed to Borrower

c/o Broadway Partners

375 Park Avenue, Suite 2107

New York, New York 10152

Attention:       Jason P. Semmel, Esq. (Fax No. (212) 658-9379) and

    Alan Rubenstein ((Fax No. (646) 224-8145),

    by separate notice to each

With a copy to:

Seyfarth Shaw LLP

1270 Avenue of the Americas

New York, New York 10020

Attention:       Stephen Epstein, Esq.

Facsimile:      (212) 218-5526

After July 30, 2007:

620 Eighth Avenue

New York, New York 10018

And a copy to:

Broadway Real Estate Services, LLC

One Penn Plaza, Suite 3915

New York, New York 10119

Attention:       Renee Regensberg

Facsimile:      (646) 514-7470

If to Lender:

Morgan Stanley Mortgage Capital Holdings, LLC

1221 Avenue of the Americas

New York, New York 10020

Attention:       James Flaum & Kevin Swartz

Facsimile:      (212) 507-4139/4146

With a copy to:

Cadwalader Wickersham & Taft LLP

One World Financial Center

New York, New York 10281

Attention:       John M. Zizzo, Esq.

Facsimile:      (212) 504-6666

or addressed as such party may from time to time designate by written notice to the other parties.

Either party by notice to the other may designate additional or different addresses for subsequent notices or communications.

Section 10.7 Trial by Jury. BORROWER AND LENDER HEREBY AGREE NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVE ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWER AND LENDER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. LENDER AND BORROWER ARE HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY BORROWER.

Section 10.8 Headings. The Article and/or Section headings and the Table of Contents in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

Section 10.9 Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under Applicable Law, but if any provision of this Agreement shall be prohibited by or invalid under Applicable Law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

Section 10.10 Preferences. In the event any payment by Borrower to Lender is deemed, or would be deemed, usurious, Lender shall have the continuing and exclusive right to apply or reverse and reapply any and all payments by Borrower to any portion of the obligations of Borrower hereunder. To the extent Borrower makes a payment or payments to Lender, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, State or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the obligations hereunder or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Lender.

Section 10.11 Waiver of Notice. Borrower shall not be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which this Agreement or the other Loan Documents specifically and expressly provide for the giving of notice by Lender to Borrower and except with respect to matters for which Borrower is not, pursuant to applicable Legal Requirements, permitted to waive the giving of notice. Borrower hereby expressly waives the right to receive any notice from Lender with respect to any matter for which this Agreement or the other Loan Documents do not specifically and expressly provide for the giving of notice by Lender to Borrower.

Section 10.12 Remedies of Borrower. In the event that a claim or adjudication is made that Lender or its agents have acted unreasonably or unreasonably delayed acting in any case where by law or under this Agreement or the other Loan Documents, Lender or such agent, as the case may be, has an obligation to act reasonably or promptly, Borrower agrees that neither Lender nor its agents shall be liable for any monetary damages, and Borrower’s sole remedies shall be limited to commencing an action seeking injunctive relief or declaratory judgment. The parties hereto agree that any action or proceeding to determine whether Lender has acted reasonably shall be determined by an action seeking declaratory judgment.

Section 10.13 Expenses; Indemnity. (a) Borrower covenants and agrees to pay or, if Borrower fails to pay, to reimburse, Lender within five (5) days of receipt of written notice from Lender for all reasonable out of pocket costs and expenses (including reasonable attorneys’ fees and disbursements) actually incurred by Lender in connection with (i) the preparation, negotiation, execution and delivery of this Agreement and the other Loan Documents and the consummation of the transactions contemplated hereby and thereby and all the costs of furnishing all opinions by counsel for Borrower as more particularly set forth in the closing statement prepared in connection with the closing of the Loan; (ii) Borrower’s ongoing performance of and compliance with Borrower’s respective agreements and covenants contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date; (iii) intentionally deleted; (iv) the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications to this Agreement and the other Loan Documents and any other documents or matters requested by Borrower; (v) securing Borrower’s compliance with any requests made pursuant to the provisions of this Agreement; (vi) the filing and recording fees and expenses, title insurance and reasonable fees and expenses of counsel incurred in creating and perfecting the Liens in favor of Lender pursuant to this Agreement and the other Loan Documents; (vii) enforcing or preserving any rights, in response to third party claims or the prosecuting or defending of any action or proceeding or other litigation, in each case against, under or affecting Borrower, this Agreement, the other Loan Documents, the Property or any other security given for the Loan; and (viii) enforcing any obligations of or collecting any payments due from Borrower under this Agreement, the other Loan Documents or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a “work out” or of any insolvency or bankruptcy proceedings; provided, however, that Borrower shall not be liable for the payment of any such costs and expenses to the extent the same arise by reason of the gross negligence, illegal acts, fraud or willful misconduct of Lender. Any cost and expenses due and payable to Lender may be paid from any amounts in the Lockbox Account.

(b) Intentionally deleted.

(c) Borrower shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless Lender and the Indemnified Parties from and against any and all Losses (including, without limitation, reasonable attorneys’ fees and costs incurred in the investigation, defense, and settlement of Losses incurred in correcting any prohibited transaction or in the sale of a prohibited loan, and in obtaining any individual prohibited transaction exemption under ERISA, the Code, any state statute or other similar law that may be required, in Lender’s sole discretion) that Lender may incur, directly or indirectly, as a result of a default under Sections 4.1.8 or 5.2.8 hereof.

(d) Borrower covenants and agrees to pay for or, if Borrower fails to pay, to reimburse Lender for any reasonable out of pocket fees and expenses actually incurred by any Rating Agency in connection with any consent, approval, waiver or confirmation obtained from such Rating Agency pursuant to the terms and conditions of this Agreement or any other Loan Document after a Securitization has occurred, and Lender shall be entitled to require payment of such fees and expenses as a condition precedent to the obtaining of any such consent, approval, waiver or confirmation.

Section 10.14 Schedules and Exhibits Incorporated. The Schedules and Exhibits annexed hereto are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.

Section 10.15 Offsets, Counterclaims and Defenses. Any assignee of Lender’s interest in and to this Agreement, the Note and the other Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to such documents which Borrower may otherwise have against any assignor of such documents, and no such unrelated counterclaim or defense shall be interposed or asserted by Borrower in any action or proceeding brought by any such assignee upon such documents and any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Borrower.

Section 10.16 No Joint Venture or Partnership; No Third Party Beneficiaries. (a) Borrower and Lender intend that the relationships created hereunder and under the other Loan Documents be solely that of borrower and lender. Nothing herein or therein is intended to create a joint venture, partnership, tenancy in common, or joint tenancy relationship between Borrower and Lender nor to grant Lender any interest in the Property other than that of mortgagee, beneficiary or lender.

(b) This Agreement and the other Loan Documents are solely for the benefit of Lender and Borrower and nothing contained in this Agreement or the other Loan Documents shall be deemed to confer upon anyone other than Lender and Borrower any right to insist upon or to enforce the performance or observance of any of the obligations contained herein or therein. All conditions to the obligations of Lender to make the Loan hereunder are imposed solely and exclusively for the benefit of Lender and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lender will refuse to make the Loan in the absence of strict compliance with any or all thereof and no other Person shall under any circumstances be deemed to be a beneficiary of such conditions, any or all of which may be freely waived in whole or in part by Lender if, in Lender’s sole discretion, Lender deems it advisable or desirable to do so.

Section 10.17 Publicity. All news releases, publicity or advertising by Borrower or their Affiliates through any media intended to reach the general public which refers to the Loan Documents or the financing evidenced by the Loan Documents, to Lender, Morgan Stanley, or any of their Affiliates shall be subject to the prior written approval of Lender, which shall not be unreasonably withheld. Notwithstanding the foregoing, disclosure required by any federal or State securities laws, rules or regulations, as determined by Borrower’s counsel, shall not be subject to the prior written approval of Lender.

Section 10.18 Waiver of Marshalling of Assets. To the fullest extent permitted by Applicable Law, Borrower, for itself and its successors and assigns, waives all rights to a marshalling of the assets of Borrower, Borrower’s partners and others with interests in Borrower, and of the Property, or to a sale in inverse order of alienation in the event of foreclosure of all or part of the Security Instrument, and agrees not to assert any right under any laws pertaining to the marshalling of assets, the sale in inverse order of alienation, homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of Lender under the Loan Documents to a sale of the Property for the collection of the Debt without any prior or different resort for collection or of the right of Lender to the payment of the Debt out of the net proceeds of the Property in preference to every other claimant whatsoever.

Section 10.19 Waiver of Counterclaim. Borrower hereby waives the right to assert a counterclaim, other than a compulsory counterclaim, in any action or proceeding brought against it by Lender or its agents.

Section 10.20 Conflict; Construction of Documents; Reliance. In the event of any conflict between the provisions of this Agreement and any of the other Loan Documents, the provisions of this Agreement shall control. The parties hereto acknowledge that they were represented by competent counsel in connection with the negotiation, drafting and execution of the Loan Documents and that such Loan Documents shall not be subject to the principle of construing their meaning against the party which drafted same. Borrower acknowledges that, with respect to the Loan, Borrower shall rely solely on its own judgment and advisors in entering into the Loan without relying in any manner on any statements, representations or recommendations of Lender or any parent, subsidiary or Affiliate of Lender. Lender shall not be subject to any limitation whatsoever in the exercise of any rights or remedies available to it under any of the Loan Documents or any other agreements or instruments which govern the Loan by virtue of the ownership by it or any parent, subsidiary or Affiliate of Lender of any equity interest any of them may acquire in Borrower, and Borrower hereby irrevocably waives the right to raise any defense or take any action on the basis of the foregoing with respect to Lender’s exercise of any such rights or remedies. Borrower acknowledges that Lender engages in the business of real estate financings and other real estate transactions and investments which may be viewed as adverse to or competitive with the business of Borrower or its Affiliates.

Section 10.21 Brokers and Financial Advisors. Borrower hereby represents that it has dealt with no financial advisors, brokers, underwriters, placement agents, agents or finders other than Eastdil Secured L.L.C. (“Eastdil”) in connection with the transactions contemplated by this Agreement. Borrower hereby agrees to indemnify, defend and hold Lender harmless from and against any and all claims, liabilities, costs and expenses of any kind (including Lender’s attorneys’ fees and expenses) in any way relating to or arising from a claim by any Person (including, without limitation, Eastdil) that such Person acted on behalf of Borrower or Lender in connection with the transactions contemplated herein. Lender hereby represents that it has dealt with no financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by this Agreement. Borrower shall be liable to pay all fees and commissions owed to Eastdil in connection with the Loan. The provisions of this Section 10.21 shall survive the expiration and termination of this Agreement and the payment of the Debt.

Section 10.22 Prior Agreements. This Agreement and the other Loan Documents contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements among or between such parties, whether oral or written, between Borrower and/or its Affiliates and Lender are superseded by the terms of this Agreement and the other Loan Documents.

Section 10.23 Counterparts. Duplicate counterparts of any of the Loan Documents, other than the Note, may be executed and together will constitute a single instrument.

[NO FURTHER TEXT ON THIS PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.

BORROWER:

BROADWAY 500 WEST MONROE FEE LLC, a Delaware limited liability company

BY:	/s/ Illegible
Name:
Title:

LENDER:

MORGAN STANLEY MORTGAGE CAPITAL HOLDINGS LLC, a New York limited liability company

By:	/s/ Jonathan L. Frey
	Name:	Jonathan L. Frey
	Title:	Vice President

SCHEDULE I

Rent Roll / Leases

(see attached)

SCH. I-1

Report Date: 06/26/2007 8:14AM

500 West Monroe
Floor-by-Floor Detail Rent Roll
As of July 1, 2007

Page 1
Project B500WM01
Report ID: CM RNTROL

							Current Charges				Rent Increases			
Name	Floor	Unit	Type	Sq Ft	Begin Date	Expir. Date	Chg Code		Monthly Amt	Annual PSF	Charge Date	Monthly Amt	Annual PSF	Lease ID
Vacant - R001				-					0.00	0.00				
ROOF				0		Monthly Amt:			0.00					
						Annual Amt:			0.00	0.00				
Cypress Communications, Inc.	LL02	0001	OTH	-	06/01/05	09/30/07								LCYPRCO01
LL02				0		Monthly Amt:								
						Annual Amt:								
Vacant - 0916				468					0.00	0.00				
Marsh USA Inc.	FG09	0910	OTH	291	01/01/06	12/31/09	RNS	M	315.25	13.00				LMARSUS01
							RNS	M			01/01/08	327.38	13.50	
							RNS	M			01/01/09	339.50	14.00	
Marsh USA Inc.	FG09	PM908	OTH	468	01/01/06	12/31/09	RNS	M	507.00	13.00				LMARSUS01
							RNS	M			01/01/08	526.50	13.50	
							RNS	M			01/01/09	546.00	14.00	
Marsh USA Inc.	FG09	PM910	OTH	450	01/01/06	12/31/09	RNS	M	487.50	13.00				LMARSUS01
							RNS	M			01/01/08	506.25	13.50	
							RNS	M			01/01/09	525.00	14.00	
FG09				1,677		Monthly Amt:			1,309.75					
						Annual Amt:			15,717.00	13.00				
Federal Deposit Insurance Corp	FG07	0710	OTH	284	08/01/04	MTM	RNS	M	295.83	12.50				LFEDEDE02
GATX Corporation	FG07	0716	OTH	468	11/20/03	11/15/08	RNS	M	390.00	10.00				LGATXCO01
FG07				752		Monthly Amt:			685.83					
						Annual Amt:			8,229.96	10.94				
TNS NFO WorldGroup (dba)	FG06	0600	OTH	144	05/01/02	04/30/09	RNS	M	144.00	12.00				LNFOIRE02

Report Date: 06/26/2007 8:14AM

Page 2
Project B500WM01
Report ID: CM RNTROL

500 West Monroe
Floor-by-Floor Detail Rent Roll
As of July 1, 2007

Name	Floor	Unit	Type	Sq Ft	Begin Date	Expir. Date	Chg Code	Current Charges Monthly Amt	Current Charges Annual PSF	Rent Increases Charge Date	Rent Increases Monthly Amt	Rent Increases Annual PSF	Lease ID
FG06				144			Monthly Amt:	144.00					
							Annual Amt:	1,728.00	12.00				
Grubb & Ellis Company	FG05	0512	OTH	310	10/15/06	MTM	RNS O						LGRUBEL03
Grubb & Ellis Company	FG05	0512	OTH	310	10/15/06	MTM	RNS M	310.00	12.00				LGRUBEL03
GATX Corporation	FG05	0516	OTH	468	11/20/93	11/19/08	RNS M	390.00	10.00				LGATXCO01
Marsh USA Inc.	FG05	0510	OTH	291	01/01/06	12/31/09	RNS M	315.25	13.00				LMARSUS01
							RNS M			01/01/08	327.38	13.50	
							RNS M			01/01/09	339.50	14.00	
FG05				1,069			Monthly Amt:	1,015.25					
							Annual Amt:	12,183.00	11.40				
Grubb & Ellis Company	FG04	0412	OTH	144	10/15/06	MTM	RNS O						LGRUBEL02
Grubb & Ellis Company	FG04	0412	OTH	144	10/15/06	MTM	RNS M	144.00	12.00				LGRUBEL02
GATX Corporation	FG04	0410	OTH	291	11/20/93	11/19/08	RNS M	242.50	10.00				LGATXCO01
Marsh USA Inc.	FG04	0416	OTH	488	01/01/06	12/31/09	RNS M	528.67	13.00				LMARSUS01
							RNS M			01/01/08	549.00	13.50	
							RNS M			01/01/09	569.33	14.00	
FG04				923			Monthly Amt:	915.17					
							Annual Amt:	10,982.04	11.90				
Vacant - 0300				240				0.00	0.00				
Vacant - 0310				291				0.00	0.00				
GATX Corporation	FG03	0316	OTH	468	11/20/93	11/19/08	RNS M	390.00	10.00				LGATXCO01
Marsh USA Inc.	FG03	0312	OTH	324	01/01/06	12/31/09	RNS M	351.00	13.00				LMARSUS01
							RNS M			01/01/08	364.50	13.50	
							RNS M			01/01/09	378.00	14.00

Report Date: 06/26/2007 8:14AM

Page 3
Project B500WM01
Report ID: CM RNTROL

500 West Monroe
Floor-by-Floor Detail Rent Roll
As of July 1, 2007

Name	Floor	Unit	Type	Sq Ft	Begin Date	Expir. Date	Current Charges: Chg Code		Current Charges: Monthly Amt	Current Charges: Annual PSF	Rent Increases: Charge Date	Rent Increases: Monthly Amt	Rent Increases: Annual PSF	Lease ID
FG03				1,323			Monthly Amt:		741.00					
							Annual Amt:		8,892.00	11.23				
Vacant - 0220				-					0.00	0.00				
Captivate Network	FG02	0200	OTH	-	09/22/04	04/12/15	RSI	M						LCAPTNE01
Marsh USA Inc.	FG02	0210	OTH	291	01/01/06	12/31/09	RNS	M	315.25	13.00				LMARSUS01
							RNS	M			01/01/08	327.38	13.50	
							RNS	M			01/01/09	339.50	14.00	
FG02				291			Monthly Amt:		315.25					
							Annual Amt:		3,783.00	12.96				
Vacant - 0101				2,363					0.00	0.00				
First American Bank	FF01	0102	OTH	-	05/29/98	MTM	RNR	M	500.00	6,000.00				LFIRSAM01
Children First Inc.	FF01	0105	RET	2,603	08/01/05	07/31/15	RNT	M	4,057.71	18.71				LCHILFI02
							RNT	M			08/01/07	4,158.14	19.17	
							RNT	M			08/01/08	4,263.11	19.65	
							RNT	M			08/01/09	4,369.68	20.14	
							RNT	M			08/01/10	4,478.94	20.65	
							RNT	M			08/01/11	4,589.96	21.16	
							RNT	M			08/01/12	4,705.68	21.69	
							RNT	M			08/01/13	4,823.32	22.24	
							RNT	M			08/01/14	4,943.90	22.79	
							EST	M	1,985.71	9.15				
							ESO	M	1,879.54	8.66

Report Date: 06/26/2007 8:14AM

Page 4
Project B500WM01
Report ID: CM RNTROL

500 West Monroe
Floor-by-Floor Detail Rent Roll
As of July 1, 2007

Name	Floor	Unit	Type	Sq Ft	Begin Date	Expir. Date	Chg Code		Current Charges Monthly Amt	Current Charges Annual PSF	Rent Increases Charge Date	Rent Increases Monthly Amt	Rent Increases Annual PSF	Lease ID
Children First Inc.	FF01	0106	RET	2,757	08/01/05	07/31/15	RNT	M	4,297.77	18.71				LCHILF102
							RNT	M			08/01/07	4,405.20	19.17	
							RNT	M			08/01/08	4,515.32	19.65	
							RNT	M			08/01/09	4,628.20	20.14	
							RNT	M			08/01/10	4,743.92	20.65	
							RNT	M			08/01/11	4,861.51	21.16	
							RNT	M			08/01/12	4,984.08	21.69	
							RNT	M			08/01/13	5,108.67	22.24	
							RNT	M			08/01/14	5,236.39	22.79	
							EST	M	2,109.82	9.18				
							ESO	M	1,997.02	8.69				
General Electric Capital Corp	FF01	0100	OTH	2,400	04/01/06	11/30/12	RNS	M	2,531.25	12.66				LGENEEL01
Marsh USA Inc.	FF01	LL106	OTH	312	01/01/06	12/31/09	RNS	M	338.00	13.00				LMARSUS01
							RNS	M			01/01/08	351.00	13.50	
							RNS	M			01/01/09	364.00	14.00	
MCImetro Access Transmission	FF01	0107	OTH	-	10/01/01	06/30/08	RNA	M	540.31	6,483.72				LMCIMAC01
Riverside Newsstand (dba)	FF01	0104	RET	728	06/01/02	05/31/12	RNR	M	2,338.70	38.55				LKANTAN01
							RNR	M			06/01/08	2,409.07	39.71	
							RNR	M			06/01/09	2,481.27	40.90	
							RNR	M			06/01/10	2,555.89	42.13	
							RNR	M			06/01/11	2,632.33	43.39	
							EST	M	282.53	4.66				
							ESO	M	262.37	4.32				
UPS	FF01	DROP	OTH	-	04/28/06	04/30/08	RNR	A		500.00				LUNITPA01
Venice Cafe	FF01	0103	RET	5,082	10/26/04	05/31/15	RNR	M	7,801.06	18.42				LBAGCO001
							RNR	M			06/01/08	7,959.32	18.79	
							RNR	M			06/01/09	8,117.58	19.17	
							RNR	M			06/01/10	8,279.70	19.55	
							RNR	M			06/01/11	8,445.68	19.94	
							RNR	M			06/01/12	8,615.52	20.34	
							RNR	M			06/01/13	8,789.22	20.75	
							RNR	M			06/01/14	8,962.82	21.16

Report Date: 06/26/2007 8:14AM

Page 5
Project B500WM01
Report ID: CM RNTROL

500 West Monroe
Floor-by-Floor Detail Rent Roll
As of July 1, 2007

Name	Floor	Unit	Type	Sq Ft	Begin Date	Expir. Date	Current Charges: Chg Code		Current Charges: Monthly Amt	Current Charges: Annual PSF	Rent Increases: Charge Date	Rent Increases: Monthly Amt	Rent Increases: Annual PSF	Lease ID
FF01				16,245			Monthly Amt:		30,921.79					
							Annual Amt:		371,061.48	26.76				
GATX Corporation	F044	4400	OFF	23,477	11/20/93	11/19/08	RNT	M	46,954.00	24.00				LGATXCO01
							ESO	M	14,872.87	7.60				
F044				23,477			Monthly Amt:		61,826.87					
							Annual Amt:		741,922.44	31.60				
GATX Corporation	F043	4300	OFF	23,371	11/20/93	11/19/08	RNT	M	46,742.00	24.00				LGATXCO01
							ESO	M	14,811.58	7.61				
F043				23,371			Monthly Amt:		61,553.58					
							Annual Amt:		738,642.96	31.61				
GATX Corporation	F042	4200	OFF	23,371	11/20/93	11/19/08	RNT	M	46,742.00	24.00				LGATXCO01
							ESO	M	14,811.58	7.61				
F042				23,371			Monthly Amt:		61,553.58					
							Annual Amt:		738,642.96	31.61				
GATX Corporation	F041	4100	OFF	25,923	11/20/93	11/19/08	RNT	M	51,846.00	24.00				LGATXCO01
							ESO	M	16,424.91	7.60				
F041				25,923			Monthly Amt:		68,270.91					
							Annual Amt:		819,250.92	31.60				
GATX Corporation	F040	4000	OFF	26,243	11/20/93	11/19/08	RNT	M	52,486.00	24.00				LGATXCO01
							ESO	M	16,633.79	7.61				
F040				26,243			Monthly Amt:		69,119.79					
							Annual Amt:		829,437.48	31.61

Report Date: 05/26/2007 8:14AM

Page 6
Project B500WM01
Report ID: CM RNTROL

500 West Monroe
Floor-by-Floor Detail Rent Roll
As of July 1, 2007

Name	Floor	Unit	Type	Sq Ft	Begin Date	Expir. Date	Current Charges: Chg Code		Current Charges: Monthly Amt	Current Charges: Annual PSF	Rent Increases: Charge Date	Rent Increases: Monthly Amt	Rent Increases: Annual PSF	Lease ID
GATX Corporation	F039	3900	OFF	26,532	11/20/93	11/19/08	RNT	M	53,064.00	24.00				LGATXCO01
							ESO	M	16,805.78	7.60				
Marsh USA Inc.	F039	3900	OFF	26,532	11/20/08	12/31/09	RNT	M			11/20/08	49,747.50	22.50	LMARSUS01
							EST	M			11/20/08			
							ESO	M			11/20/08			
F039				26,532			Monthly Amt:		69,869.78					
							Annual Amt:		838,437.36	31.60				
GATX Corporation	F038	3800	OFF	12,981	11/20/93	11/19/08	RNT	M	25,962.00	24.00				LGATXCO01
							ESO	M	8,224.36	7.60				
GATX Corporation	F038	3810	OFF	13,470	04/25/94	11/19/08	RNT	M	18,858.00	16.80				LGATXCO01
							ESO	M	8,532.03	7.60				
Marsh USA Inc.	F038	3800	OFF	5,523	11/20/08	12/31/09	RNT	M			11/20/08	10,355.62	22.50	LMARSUS01
							EST	M			11/20/08			
							ESO	M			11/20/08			
Marsh USA Inc.	F038	3810	OFF	13,470	11/20/08	12/31/09	RNT	M			11/20/08	25,256.25	22.50	LMARSUS01
							EST	M			11/20/08			
							ESO	M			11/20/08			
F038				26,451			Monthly Amt:		61,576.39					
							Annual Amt:		738,916.68	27.94				
Vacant - 3710				4,124					0.00	0.00				
GATX Corporation	F037	3700	OFF	12,844	02/11/98	11/19/08	RNT	M	20,871.50	19.50				LGATXCO01
							RNT	M			05/01/08	21,406.67	20.00	
							ESO	M	8,142.23	7.61				
Lee Hecht Harrison LLC	F037	3720	OFF	7,754	01/01/94	09/30/10	RNT	M	12,349.50	19.11				LLEEHE01
							RNT	M			08/01/07	12,729.87	19.70	
							RNT	M			08/01/08	14,306.17	22.14	
							RNT	M			08/01/09	14,729.98	22.80	
							EST	M	6,027.23	9.33				
							ESO	M	5,597.30	8.66

Report Date: 06/26/2007 8:14AM

Page 7
Project B500WM01
Report ID: CM RNTROL

500 West Monroe
Floor-by-Floor Detail Rent Roll
As of July 1, 2007

Name	Floor	Unit	Type	Sq Ft	Begin Date	Expir. Date	Current Charges: Chg Code		Current Charges: Monthly Amt	Current Charges: Annual PSF	Rent Increases: Charge Date	Rent Increases: Monthly Amt	Rent Increases: Annual PSF	Lease ID
Lee Hecht Harrison LLC	F037	3730	OFF	1,959	08/01/03	09/30/10	RNT	M	3,120.02	19.11				LLEEHE01
							RNT	M			08/01/07	3,215.37	19.70	
							RNT	M			08/01/08	3,614.37	22.14	
							RNT	M			08/01/09	3,721.44	22.80	
							EST	M	1,522.87	9.33				
							ESO	M	1,414.24	8.66				
Marsh USA Inc.	F037	3700	OFF	12,844	11/20/08	12/31/09	RNT	M			11/20/08	24,082.50	22.50	LMARSUS01
							EST	M			11/20/08			
							ESO	M			11/20/08			
F037				26,581			Monthly Amt:		59,044.89					
							Annual Amt:		708,538.68	31.41				
Marsh USA Inc.	F036	3600	OFF	26,692	05/30/98	12/31/09	RNT	M	50,047.50	22.50				LMARSUS01
							RNT	M			05/01/08	51,159.68	23.00	
							RNT	M			05/01/09	52,271.82	23.50	
							EST	M	20,757.29	9.33				
							ESO	M	19,474.30	8.76				
F036				26,692			Monthly Amt:		90,279.09					
							Annual Amt:		1,083,349.08	40.59				
Federal Deposit Insurance Corp	F035	3500	OFF	25,998	03/18/94	08/31/09	RNT	M	55,245.75	25.50				LFEDEDE01
							ESO	M	2,171.61	1.00				
F035				25,998			Monthly Amt:		57,417.36					
							Annual Amt:		689,008.32	26.50				
UNUM Provident Corp	F034	3400	OFF	25,651	09/22/00	12/31/07	RNT	M	57,458.24	26.88				LUNUMPR01
							RNT	M			09/22/07	59,183.68	27.69	
							EST	M	19,938.91	9.33				
							ESO	M	18,889.80	8.84

Report Date: 05/26/2007 8:14AM

Page 8
Project: B500WM01
Report ID: CM RNTROL

500 West Monroe
Floor-by-Floor Detail Rent Roll
As of July 1, 2007

Name	Floor	Unit	Type	Sq Ft	Begin Date	Expir. Date	Chg Code (Current Charges)	Monthly Amt (Current Charges)	Annual PSF (Current Charges)	Charge Date (Rent Increases)	Monthly Amt (Rent Increases)	Annual PSF (Rent Increases)	Lease ID
F034				25,651			Monthly Amt:	96,286.95					
							Annual Amt:	1,155,443.40	45.04				
Federal Deposit Insurance Corp	F033	3300	OFF	26,478	03/18/94	08/31/09	RNT M	56,265.75	25.50				LFEDEDE01
							ESO M	2,211.63	1.00				
F033				26,478			Monthly Amt:	58,477.38					
							Annual Amt:	701,728.56	26.50				
Vacant - 3200				27,082				0.00	0.00				
F032				27,082			Monthly Amt:	0.00					
							Annual Amt:	0.00	0.00				
Vacant - 3100				26,966				0.00	0.00				
F031				26,966			Monthly Amt:	0.00					
							Annual Amt:	0.00	0.00				
Marsh USA Inc.	F030	3000	OFF	26,745	04/01/04	12/31/09	RNT M	40,117.50	18.00				LMARSUS01
							RNT M			05/01/08	41,231.88	18.50	
							RNT M			05/01/09	42,346.25	19.00	
							EST M	20,501.77	9.20				
							ESO M	19,234.58	8.63				
F030				26,745			Monthly Amt:	79,853.85					
							Annual Amt:	958,246.20	35.83

Report Date: 06/26/2007 8:14AM

Page 9
Project: B500WM01
Report ID: CM RNTROL

500 West Monroe
Floor-by-Floor Detail Rent Roll
As of July 1, 2007

Name	Floor	Unit	Type	Sq Ft	Begin Date	Expir. Date	Current Charges: Chg Code		Current Charges: Monthly Amt	Current Charges: Annual PSF	Rent Increases: Charge Date	Rent Increases: Monthly Amt	Rent Increases: Annual PSF	Lease ID
Grubb & Ellis Company	F029	2900	OFF	26,538	10/01/06	01/31/17	RNT	M	37,737.17	17.00				LGRUBEL01
							RNT	M			02/01/08	38,869.28	17.51	
							RNT	M			02/01/09	40,035.36	18.04	
							RNT	M			02/01/10	41,236.42	18.58	
							RNT	M			02/01/11	42,473.51	19.13	
							RNT	M			02/01/12	43,747.72	19.71	
							RNT	M			02/01/13	45,060.15	20.30	
							RNT	M			02/01/14	46,411.96	20.91	
							RNT	M			02/01/15	47,804.31	21.54	
							RNT	M			02/01/16	49,238.44	22.18	
							EST	M	20,441.18	9.21				
							ESO	M	19,177.73	8.64				
F029				26,638			Monthly Amt:		77,356.08					
							Annual Amt:		928,272.96	34.85				
Grubb & Ellis Company	F028	2800	OFF	26,538	01/17/06	01/31/17	RNT	M	38,869.28	17.51				LGRUBEL01
							RNT	M			05/01/08	40,035.36	18.04	
							RNT	M			05/01/09	41,236.42	18.58	
							RNT	M			05/01/10	42,473.51	19.13	
							RNT	M			05/01/11	43,747.72	19.71	
							RNT	M			05/01/12	45,060.15	20.30	
							RNT	M			05/01/13	46,411.96	20.91	
							RNT	M			05/01/14	47,804.31	21.54	
							RNT	M			05/01/15	49,238.44	22.18	
							RNT	M			05/01/16	50,715.60	22.85	
							EST	M	20,441.18	9.21				
							ESO	M	19,177.73	8.64				
F028				26,638			Monthly Amt:		78,488.19					
							Annual Amt:		941,858.28	35.36

Report Date: 06/26/2007 8:14AM

Page 10
Project B500WM01
Report ID: CM RNTROL

500 West Monroe
Floor-by-Floor Detail Rent Roll
As of July 1, 2007

									Current Charges		Rent Increases			
Name	Floor	Unit	Type	Sq Ft	Begin Date	Expir. Date	Chg Code		Monthly Amt	Annual PSF	Charge Date	Monthly Amt	Annual PSF	Lease ID
Grubb & Ellis Company	F027	2700	OFF	10,212	01/23/06	01/31/17	RNT	M	14,901.01	17.51				LGRUBEL01
							RNT	M			06/01/08	15,348.04	18.04	
							RNT	M			06/01/09	15,808.48	18.58	
							RNT	M			06/01/10	16,282.74	19.13	
							RNT	M			06/01/11	16,771.22	19.71	
							RNT	M			06/01/12	17,274.35	20.30	
							RNT	M			06/01/13	17,792.59	20.91	
							RNT	M			06/01/14	18,326.36	21.54	
							RNT	M			06/01/15	18,876.15	22.18	
							RNT	M			06/01/16	19,442.44	22.85	
							EST	M	6,205.36	7.29				
							ESO	M	5,821.81	6.84				
Grubb & Ellis Company	F027	2730	OFF	3,922	11/01/06	01/31/17	RNT	M	5,556.17	17.00				LGRUBEL01
							RNT	M			02/01/08	5,722.85	17.51	
							RNT	M			02/01/09	5,896.07	18.04	
							RNT	M			02/01/10	6,072.56	18.58	
							RNT	M			02/01/11	6,252.32	19.13	
							RNT	M			02/01/12	6,441.89	19.71	
							RNT	M			02/01/13	6,634.72	20.30	
							RNT	M			02/01/14	6,834.09	20.91	
							RNT	M			02/01/15	7,038.59	21.54	
							RNT	M			02/01/16	7,249.16	22.18	
							EST	M	2,993.17	9.16				
							ESO	M	2,808.17	8.59				
TNS NFO WorldGroup (dba)	F027	2710	OFF	7,691	05/01/02	04/30/12	RNT	M	13,188.22	20.58				LNFO/RE02
							RNT	M			05/01/08	13,583.86	21.19	
							RNT	M			05/01/09	13,581.02	21.19	
							RNT	M			05/01/10	13,901.48	21.69	
							RNT	M			05/01/11	14,221.94	22.19	
							EST	M	5,895.82	9.20				
							ESO	M	5,475.26	8.54				
TNS NFO WorldGroup (dba)	F027	2720	OFF	2,159	07/26/04	04/30/12	RNT	M	2,752.73	15.30				LNFO/RE02
							RNT	M			05/01/08	2,835.49	15.76	
							RNT	M			05/01/09	2,920.05	15.23	
							RNT	M			05/01/10	3,008.21	15.72	
							RNT	M			05/01/11	3,098.17	17.22	
							EST	M	1,678.37	9.33				
							ESO	M	1,558.05	8.66

Report Date: 06/26/2007 6:14AM

Page 11
Project: 8500WM01
Report ID: CM RNTROL

500 West Monroe
Floor-by-Floor Detail Rent Roll
As of July 1, 2007

Name	Floor	Unit	Type	Sq Ft	Begin Date	Expir. Date	Current Charges: Chg Code		Current Charges: Monthly Amt	Current Charges: Annual PSF	Rent Increases: Charge Date	Rent Increases: Monthly Amt	Rent Increases: Annual PSF	Lease ID
TNS NFO WorldGroup (dba)	F027	2740	OFF	2,726	04/20/04	04/30/12	RNT	M	3,475.65	15.30				LNFO/RE02
							RNT	M			05/01/08	3,580.15	15.76	
							RNT	M			05/01/09	3,686.92	16.23	
							RNT	M			05/01/10	3,798.23	16.72	
							RNT	M			05/01/11	3,911.81	17.22	
							EST	M	2,119.31	9.33				
							ESO	M	1,968.14	8.66				
F027				26,710			Monthly Amt:		76,397.84					
							Annual Amt:		916,774.08	34.32				
C.V. Starr & Co.	F026	2600	OFF	16,434	05/01/06	04/30/13	RNT	M	24,651.00	18.00				LCVIIST01
							RNT	M			05/01/08	25,335.75	18.50	
							RNT	M			05/01/09	26,020.50	19.00	
							RNT	M			05/01/10	26,705.25	19.50	
							RNT	M			05/01/11	27,390.00	20.00	
							RNT	M			05/01/12	28,074.75	20.50	
							EST	M	12,629.72	9.22				
							ESO	M	11,728.83	8.56				
CMT Derivatives, LLC	F026	2630	OFF	2,673	08/01/00	11/30/12	RNT	M	4,428.05	19.88				LCMT/DE01
							RNT	M			08/01/07	4,562.01	20.48	
							RNT	M			08/01/08	4,566.38	20.50	
							RNT	M			08/01/09	4,704.48	21.12	
							RNT	M			08/01/10	4,844.81	21.75	
							RNT	M			08/01/11	4,989.60	22.40	
							RNT	M			08/01/12	5,138.84	23.07	
							EST	M	2,077.70	9.33				
							ESO	M	1,964.82	8.82				
CMT Derivatives, LLC	F026	2650	OFF	2,196	06/01/03	11/30/12	RNT	M	3,637.87	19.88				LCMT/DE01
							RNT	M			08/01/07	3,747.92	20.48	
							RNT	M			08/01/08	3,751.50	20.50	
							RNT	M			08/01/09	3,864.96	21.12	
							RNT	M			08/01/10	3,980.25	21.75	
							RNT	M			08/01/11	4,099.20	22.40	
							RNT	M			08/01/12	4,221.81	23.07	
							EST	M	1,706.84	9.33				
							ESO	M	1,614.11	8.82

Report Date: 06/05/2007 8:14AM

Page 12
Project B500WM01
Report ID: CM RNTROL

500 West Monroe
Floor-by-Floor Detail Rent Roll
As of July 1, 2007

Name	Floor	Unit	Type	Sq Ft	Begin Date	Expir. Date	Chg Code		Current Charges: Monthly Amt	Current Charges: Annual PSF	Rent Increases: Charge Date	Rent Increases: Monthly Amt	Rent Increases: Annual PSF	Lease ID
James J. Glasser	F026	2680	OFF	901	05/01/07	11/30/12	RNT	M	1,426.58	19.00				LJAMEJG01
							RNT	M			05/01/08	1,469.38	19.57	
							RNT	M			05/01/09	1,513.45	20.16	
							RNT	M			05/01/10	1,558.87	20.76	
							RNT	M			05/01/11	1,605.63	21.38	
							RNT	M			05/01/12	1,653.80	22.03	
							EST	M	693.15	9.23				
							ESO	M	655.49	8.73				
Shorenstein Realty Services LP	F026	2620	OFF	4,084	01/20/06	07/31/07	RNT	M	6,636.50	19.50				LSHORRE01
							EST	M	3,139.18	9.22				
							ESO	M	2,968.63	8.72				
Shorenstein Realty Services LP	F026	2626	OFF	875	05/01/06	07/31/07	RNT	M	1,421.88	19.50				LSHORRE01
							EST	M	655.89	9.00				
							ESO	M	620.26	8.51				
F026				27,163			Monthly Amt:		82,656.51					
							Annual Amt:		991,878.12	36.52				
Marsh USA Inc.	F024	2400	OFF	26,318	05/01/92	12/31/09	RNT	M	39,477.00	18.00				LMARSUS01
							RNT	M			05/01/08	40,573.58	18.50	
							RNT	M			05/01/09	41,670.17	19.00	
							EST	M	20,451.40	9.33				
							ESO	M	19,187.32	8.75				
F024				26,318			Monthly Amt:		79,115.72					
							Annual Amt:		949,388.64	36.07				
Marsh USA Inc.	F023	2300	OFF	26,318	05/01/92	12/31/09	RNT	M	39,477.00	18.00				LMARSUS01
							RNT	M			05/01/08	40,573.58	18.50	
							RNT	M			05/01/09	41,670.17	19.00	
							EST	M	20,451.40	9.33				
							ESO	M	19,187.32	8.75				
F023				26,318			Monthly Amt:		79,115.72					
							Annual Amt:		949,388.64	36.07

Report Date: 06/05/2007 8:14AM

Page 13
Project: 8500WM01
Report ID: CM RNTROL

500 West Monroe
Floor-by-Floor Detail Rent Roll
As of July 1, 2007

Name	Floor	Unit	Type	Sq Ft	Begin Date	Expir. Date	Chg Code		Current Charges Monthly Amt	Current Charges Annual PSF	Rent Increases Charge Date	Rent Increases Monthly Amt	Rent Increases Annual PSF	Lease ID
Marsh USA Inc.	F022	2200	OFF	26,318	05/01/92	12/31/09	RNT	M	39,477.00	18.00				LMARSUS01
							RNT	M			05/01/08	40,573.58	18.50	
							RNT	M			05/01/09	41,670.17	19.00	
							EST	M	20,451.40	9.33				
							ESO	M	19,187.32	8.75				
F022				26,318		Monthly Amt:			79,115.72					
						Annual Amt:			949,388.64	36.07				
Marsh USA Inc.	F021	2100	OFF	26,318	05/01/92	12/31/09	RNT	M	39,477.00	18.00				LMARSUS01
							RNT	M			05/01/08	40,573.58	18.50	
							RNT	M			05/01/09	41,670.17	19.00	
							EST	M	20,451.40	9.33				
							ESO	M	19,187.32	8.75				
F021				26,318		Monthly Amt:			79,115.72					
						Annual Amt:			949,388.64	36.07				
Vacant - 2030				5,836					0.00	0.00				
Vacant - 2040				1,848					0.00	0.00				
Arbour Group L.L.C.	F020	2020	OFF	6,040	11/01/02	04/30/08	RNT	M	5,285.00	10.50				LARBOGR01
							EST	M	4,629.93	9.20				
							ESO	M	4,378.36	8.70

Report Date: 06/26/2007 8:14AM

Page 14
Project $500WM01
Report ID: CM RNTROL

500 West Monroe
Floor-by-Floor Detail Rent Roll
As of July 1, 2007

Name	Floor	Unit	Type	Sq Ft	Begin Date	Expir. Date	Chg Code		Current Charges Monthly Amt	Current Charges Annual PSF	Rent Increases Change Date	Rent Increases Monthly Amt	Rent Increases Annual PSF	Lease ID
CraftMaster Manufacturing, Inc	F020	2010	OFF	3,258	08/01/02	07/31/17	RNT	M	5,424.57	19.98				LCRAFMA01
							RNT	M			08/01/08	6,152.10	22.66	
							RNT	M			08/01/09	6,336.75	23.34	
							RNT	M			08/01/10	6,526.86	24.04	
							RNT	M			08/01/11	6,722.66	24.76	
							RNT	M			08/01/12	6,924.34	25.50	
							RNT	M			08/01/13	7,132.07	26.27	
							RNT	M			08/01/14	7,346.04	27.06	
							RNT	M			08/01/15	7,566.41	27.87	
							RNT	M			08/01/16	7,793.41	28.71	
							RNF	M			08/01/07			
							EST	M	2,482.14	9.14				
							EST	M			08/01/08			
							ESO	M	2,347.28	8.65				
							ESO	M			08/01/08			
CraftMaster Manufacturing, Inc	F020	2015	OFF	1,342	12/01/02	07/31/17	RNT	M	2,178.51	19.48				LCRAFMA01
							RNT	M			08/01/08	2,534.14	22.66	
							RNT	M			08/01/09	2,610.17	23.34	
							RNT	M			08/01/10	2,688.47	24.04	
							RNT	M			08/01/11	2,769.13	24.76	
							RNT	M			08/01/12	2,852.20	25.50	
							RNT	M			08/01/13	2,937.77	26.27	
							RNT	M			08/01/14	3,025.90	27.06	
							RNT	M			08/01/15	3,116.68	27.87	
							RNT	M			08/01/16	3,210.18	28.71	
							RNF	M			08/01/07			
							EST	M	1,022.06	9.14				
							EST	M			08/01/08			
							ESO	M	966.53	8.64				
							ESO	M			08/01/08			
Informatica Corporation	F020	2000	OFF	7,413	07/15/05	10/31/12	RNT	M	8,648.50	14.00				LINFOCO01
							RNT	M			11/01/07	8,957.38	14.50	
							RNT	M			11/01/08	9,266.25	15.00	
							RNT	M			11/01/09	9,575.13	15.50	
							RNT	M			11/01/10	9,884.00	16.00	
							RNT	M			11/01/11	10,192.88	16.50	
							EST	M	5,681.82	9.20				
							ESO	M	5,373.22	8.70

Report Date: 06/26/2007 8:14AM

500 West Monroe
Floor-by-Floor Detail Rent Roll
As of July 1, 2007

Page 15
Project 8500WM01
Report ID: CM RNTROL

							Current Charges				Rent Increases			
Name	Floor	Unit	Type	Sq Ft	Begin Date	Expir. Date	Chg Code		Monthly Amt	Annual PSF	Charge Date	Monthly Amt	Annual PSF	Lease ID
F020				25,737		Monthly Amt:			48,418.04					
						Annual Amt:			581,016.48	32.18				
General Electric Capital Corp	F019	1900	OFF	26,318	12/01/91	11/30/12	RNT	M	38,380.42	17.50				LGENEEL01
							RNT	M			06/01/08	40,573.58	18.50	
							RNT	M			06/01/09	42,766.75	19.50	
							RNT	M			06/01/10	43,863.33	20.00	
							RNT	M			06/01/11	44,959.92	20.50	
							ESO	M	18,650.41	8.50				
F019				26,318		Monthly Amt:			57,030.83					
						Annual Amt:			684,369.96	26.00				
Vacant - 1918				5,842					0.00	0.00				
C.V. Starr & Co.	F018	1875	OTH	500	05/01/06	04/30/13	RNS	M	541.67	13.00				LCVWST01
							RNS	M			05/01/08	562.50	13.50	
							RNS	M			05/01/09	583.33	14.00	
							RNS	M			05/01/10	604.17	14.50	
							RNS	M			05/01/11	625.00	15.00	
							RNS	M			05/01/12	645.83	15.50	
General Electric Capital Corp	F018	1800	OFF	21,033	12/01/91	11/30/12	RNT	M	30,673.12	17.50				LGENEEL01
							RNT	M			06/01/08	32,425.87	18.50	
							RNT	M			06/01/09	34,178.62	19.50	
							RNT	M			06/01/10	35,055.00	20.00	
							RNT	M			06/01/11	35,931.37	20.50	
							ESO	M	14,834.85	8.46				
F018				27,375		Monthly Amt:			46,048.64					
						Annual Amt:			552,595.68	25.66

Report Date: 06/26/2007 8:14AM

Page 16
Project 8500WM01
Report ID: CM RNTROL

500 West Monroe
Floor-by-Floor Detail Rent Roll
As of July 1, 2007

							Current Charges				Rent Increases			
Name	Floor	Unit	Type	Sq Ft	Begin Date	Expir. Date	Chg Code		Monthly Amt	Annual PSF	Charge Date	Monthly Amt	Annual PSF	Lease ID
General Electric Capital Corp	F017	1700	OFF	28,048	12/01/91	11/30/12	RNT	M	40,903.33	17.50				LGENEEL01
							RNT	M			06/01/08	43,240.67	18.50	
							RNT	M			06/01/09	45,578.00	19.50	
							RNT	M			06/01/10	46,746.67	20.00	
							RNT	M			06/01/11	47,915.33	20.50	
							ESO	M	19,782.45	8.46				
F017				28,048			Monthly Amt:		60,685.78					
							Annual Amt:		728,229.36	25.96				
General Electric Capital Corp	F016	1600	OFF	28,128	12/01/91	11/30/12	RNT	M	41,020.00	17.50				LGENEEL01
							RNT	M			06/01/08	43,364.00	18.50	
							RNT	M			06/01/09	45,708.00	19.50	
							RNT	M			06/01/10	46,880.00	20.00	
							RNT	M			06/01/11	48,052.00	20.50	
							ESO	M	19,838.75	8.46				
F016				28,128			Monthly Amt:		60,858.75					
							Annual Amt:		730,305.00	25.96				
General Electric Capital Corp	F015	1500	OFF	28,128	12/01/91	11/30/12	RNT	M	41,020.00	17.50				LGENEEL01
							RNT	M			06/01/08	43,364.00	18.50	
							RNT	M			06/01/09	45,708.00	19.50	
							RNT	M			06/01/10	46,880.00	20.00	
							RNT	M			06/01/11	48,052.00	20.50	
							ESO	M	19,838.75	8.46				
F015				28,128			Monthly Amt:		60,858.75					
							Annual Amt:		730,305.00	25.96				
General Electric Capital Corp	F014	1400	OFF	28,128	12/01/91	11/30/12	RNT	M	41,020.00	17.50				LGENEEL01
							RNT	M			06/01/08	43,364.00	18.50	
							RNT	M			06/01/09	45,708.00	19.50	
							RNT	M			06/01/10	46,880.00	20.00	
							RNT	M			06/01/11	48,052.00	20.50	
							ESO	M	19,838.75	8.46

Report Date: 06/26/2007 8:14AM

Page 17
Project B500WM01
Report ID: CM RNTROL

500 West Monroe
Floor-by-Floor Detail Rent Roll
As of July 1, 2007

Name	Floor	Unit	Type	Sq Ft	Begin Date	Expir. Date	Chg Code		Current Charges Monthly Amt	Current Charges Annual PSF	Rent Increases Charge Date	Rent Increases Monthly Amt	Rent Increases Annual PSF	Lease ID
F014				28,128			Monthly Amt:		60,858.75					
							Annual Amt:		730,305.00	25.96				
General Electric Capital Corp	F013	1300	OFF	28,128	12/01/91	11/30/12	RNT	M	41,020.00	17.50				LGENEEL01
							RNT	M			06/01/08	43,364.00	18.50	
							RNT	M			06/01/09	45,708.00	19.50	
							RNT	M			06/01/10	46,880.00	20.00	
							RNT	M			06/01/11	48,052.00	20.50	
							ESO	M	19,838.75	8.46				
F013				28,128			Monthly Amt:		60,858.75					
							Annual Amt:		730,305.00	25.96				
General Electric Capital Corp	F012	1200	OFF	28,208	12/01/91	11/30/12	RNT	M	41,136.67	17.50				LGENEEL01
							RNT	M			06/01/08	43,487.33	18.50	
							RNT	M			06/01/09	45,838.00	19.50	
							RNT	M			06/01/10	47,013.33	20.00	
							RNT	M			06/01/11	48,188.67	20.50	
							ESO	M	19,895.72	8.46				
F012				28,208			Monthly Amt:		61,032.39					
							Annual Amt:		732,388.68	25.96				
General Electric Capital Corp	F011	1100	OFF	46,314	12/01/91	11/30/12	RNT	M	67,541.25	17.50				LGENEEL01
							RNT	M			06/01/08	71,400.75	18.50	
							RNT	M			06/01/09	75,260.25	19.50	
							RNT	M			06/01/10	77,190.00	20.00	
							RNT	M			06/01/11	79,119.75	20.50	
							ESO	M	32,665.81	8.46				
F011				46,314			Monthly Amt:		100,207.06					
							Annual Amt:		1,202,484.72	25.96

Report Date: 06/26/2007 8:14AM

Page 18
Project B500WM01
Report ID: CM RNTROL

500 West Monroe
Floor-by-Floor Detail Rent Roll
As of July 1, 2007

Name	Floor	Unit	Type	Sq Ft	Begin Date	Expir. Date	Current Charges: Chg Code		Current Charges: Monthly Amt	Current Charges: Annual PSF	Rent Increases: Charge Date	Rent Increases: Monthly Amt	Rent Increases: Annual PSF	Lease ID
General Electric Capital Corp	F010	1000	OFF	46,554	12/01/91	11/30/12	RNT	M	67,891.25	17.50				LGENEEL01
							RNT	M			06/01/08	71,773.75	18.50	
							RNT	M			06/01/09	75,650.25	19.50	
							RNT	M			06/01/10	77,590.00	20.00	
							RNT	M			06/01/11	79,529.75	20.50	
							ESO	M	32,835.39	8.46				
F010				46,554			Monthly Amt:		100,726.64					
							Annual Amt:		1,208,719.68	25.96				

Active Leases	888,512	Monthly Amt:	2,280,125.34	
Vacancy	75,060	Annual Amt:	27,362,084.08	30.80
Total Sq Ft	963,572			

Charge Code Frequencies:
M - Monthly A - Annual
Q - Quarterly O - One-time
S - Semi-annual

Tenants shown in italics represent leased spaces with future start dates. SF is not included in totals.

SCHEDULE II

[Reserved]

(Attached)

SCH. II-1

SCHEDULE III

Required Repairs

SCH. III-l

SCHEDULE IV

Organizational Chart of Borrower

(see attached)

SCH. IV-1

500 West Monroe Ownership Structure Chart

(Draft June 20, 2007)

Dated as of June 19, 2007

Broadway Partners Value-Added Fund III

Structure Chart

SCHEDULE V

Forms of Certificates for Financial Reporting

SCH. V-l

SCHEDULE V-A

Form of Certificate with respect to Annual and Quarterly Financials

SCH. V-A-l

[Mortgage]

SCHEDULE V-A

CERTIFICATE WITH RESPECT TO ANNUAL AND QUARTERLY FINANCIALS

This Certificate with Respect to Annual or Quarterly Financials (this “Certificate”) dated                      , 20     is given to Morgan Stanley Mortgage Capital Holdings LLC (together with its successors and assigns, “Lender”) by Broadway 500 West Monroe Fee LLC (“Borrower”) in connection with that certain Loan Agreement between Lender and Borrower dated July 11, 2007 (the “Loan Agreement”). The capitalized terms not defined in this Certificate shall have the definitions ascribed to them in the Loan Agreement.

Borrower hereby certifies to Lender as follows:

1.	To the best of Borrower’s knowledge:

(a) The attached financial statement presents fairly the financial condition and the results of operations of Borrower and the Property being reported upon and has been prepared in accordance with [GAAP/another accounting basis].

(b) as of the date hereof [select one of the following options]:

             there exists no Event of Default under the Loan Documents executed and delivered by, or applicable to, Borrower,

             there exists an Event of Default under the Loan Documents executed and delivered by, or applicable to, Borrower, described as follows: [Describe the nature of the Event of Default, the period of time it has existed and the action being taken as of the date hereof to remedy same.]

BORROWER:

BROADWAY 500 WEST MONROE FEE LLC,
a Delaware limited liability company

By:
Name:
	Title:	Authorized Signatory

SCHEDULE V-B

Form of Certificate with respect to Monthly Financials

SCH. V-B-l

SCHEDULE V-B

CERTIFICATE WITH RESPECT TO MONTHLY FINANCIALS

This Certificate with Respect to Monthly Financials (this “Certificate”) dated                    , 20     is given to Morgan Stanley Mortgage Capital Holdings LLC (together with its successors and assigns, “Lender”) by Broadway 500 West Monroe Fee LLC (“Borrower”) in connection with that certain Loan Agreement between Lender and Borrower dated July 11, 2007 (the “Loan Agreement”). The capitalized terms not defined in this Certificate shall have the definitions ascribed to them in the Loan Agreement.

Borrower hereby certifies to Lender that the information contained in (a) the rent roll attached hereto as Exhibit V-B-l and (b) to the best of Borrower’s knowledge, the Net Cash Flow Schedule attached hereto as Exhibit V-B-2 is true, correct, accurate and complete and that the attached Net Cash Flow Schedule fairly presents the financial condition and results of the operations of Borrower and the Property (subject to normal year-end adjustments).

BORROWER:

BROADWAY 500 WEST MONROE FEE LLC,
a Delaware limited liability company

By:
Name:
	Title:	Authorized Signatory

SCHEDULE VI

Litigation

SCH. VI-1

SCHEDULE VII

Intentionally Deleted

SCH. VII-1

SCHEDULE VIII

Intentionally Deleted

SCH. VIII-1

SCHEDULE IX

Standard Form of Lease

(Attached)

SCH. IX-1

SCHEDULE X

Form of Draw Request

SCH. X-l

[Mortgage]

SCHEDULE X

DRAW REQUEST

The undersigned, pursuant to that certain Loan Agreement dated July 11, 2007 between Morgan Stanley Mortgage Capital Holdings LLC (together with its successors and assigns, “Lender”) and Broadway 500 West Monroe Fee LLC (“Borrower”) (the “Loan Agreement”) hereby requests a disbursement in the amount of $             from the Rollover/Replacement Reserve Fund.

The capitalized terms not defined herein shall have the definitions ascribed to them in the Loan Agreement.

Date:                     , 20

BORROWER:

BROADWAY 500 WEST MONROE FEE LLC,
a Delaware limited liability company

By:
Name:
	Title:	Authorized Signatory

[Mortgage]

OFFICER’S CERTIFICATE

WITH RESPECT TO LEASING EXPENSES

FROM THE ROLLOVER/REPLACEMENT RESERVE FUND

(to be attached)

SCHEDULE XI

Tenant Direction Letter

                         , 2007

                                              CERTIFIED MAIL,

                                              RETURN RECEIPT REQUESTED

Re:	[ ]
[ ]

Dear Tenant:

This letter shall constitute notice to you that the undersigned has granted a security interest in the captioned lease and all rents, additional rent and all other monetary obligations to landlord thereunder (collectively, “Rent”) in favor of Morgan Stanley Mortgage Capital Holdings LLC, as lender (“Lender”), to secure certain of the undersigned’s obligations to Lender. The undersigned hereby irrevocably instructs and authorizes you to disregard any and all previous notices sent to you in connection with instructions for the payment of Rent and hereafter to deliver all Rent to the following address:

[                             ]

Lockbox Account

[                             ]

[                             ]

or by wire transfer to:

Key Bank

ABA No.: [                            ]

Account No.: [                            ]

Account Name: [                            ]

These payment instructions cannot be withdrawn or modified without the prior written consent of Lender or its agent (“Servicer”), or pursuant to a joint written instruction from Borrower and Lender or Servicer. Until you receive written instructions from Lender or Servicer, continue to send all rent payments due under the Lease to [                            ]. All rent payments must be delivered to [                            ] no later than the day on which such amounts are due under the Lease.

If you have any questions concerning this letter, please contact Bill Culkin of Borrower at (212) 319-7100 x18 or                      of Lender at (    )              or              of Servicer at                    .

We appreciate your cooperation in this matter. We look forward to working with you in the operation of this Property.

SCH XI-1

[SEE SIGNATURES ON THE FOLLOWING PAGES]

SCH XI-2

Very truly yours,

BROADWAY 500 WEST MONROE FEE LLC,
a Delaware limited liability company

By:
Name:
Title:

SCH XI-3

SCHEDULE XII

[Reserved]

SCH. XII-1

SCHEDULE XIII

Intentionally Deleted

SCH. XIII-1

SCHEDULE XIV

Form of Certificate for Required Repair

or

for Replacements from the Rollover/Replacement Reserve Funds

SCH. IV-1

[Mortgage]

SCHEDULE XIV

CERTIFICATE FOR REPAIRS OR FOR REPLACEMENTS FROM THE

ROLLOVER/REPLACEMENT RESERVE FUNDS

This Certificate for Repairs or for Replacements from the Rollover/Replacement Reserve Funds (this “Certificate”) dated                    , 20     is given to Morgan Stanley Mortgage Capital Holdings LLC (together with its successors and assigns, “Lender”) by Broadway 500 West Monroe Fee LLC (“Borrower”) in connection with that certain Loan Agreement between Lender and Borrower dated July 11, 2007 (the “Loan Agreement”). The capitalized terms not defined in this Certificate shall have the definitions ascribed to them in the Loan Agreement.

Borrower hereby certifies to Lender that:

1. All Replacements at the Property to be funded by the disbursement requested the date hereof in the amount of $             have been or will be completed in good and workmanlike manner and, to the best of Borrower’s knowledge, in accordance with all Legal Requirements and Environmental Laws. This Certificate is accompanied by a copy of any license, permit or other approval by any Governmental Authority, if required, to commence and/or complete the Replacements

2. Exhibit XIV-A attached hereto identifies each Person that supplied or will supply materials or labor in connection with the Replacements performed or to be performed at the Property with respect to the payments or reimbursement to be funded by the requested disbursement, and each such Person has been or will be paid in full (for all sums due and payable) upon such disbursement.

3. This Certificate is accompanied by lien waivers or, to the extent final payment has not been made to a Person, other evidence that all sums due and payable will be paid.

BORROWER:

BROADWAY 500 WEST MONROE FEE LLC,
a Delaware limited liability company

By:
Name:
	Title:	Authorized Signatory

Exhibit XIV-A

2

SCHEDULE XV

Form of Certificate with Respect to Disposition of Cash Security Deposit

SCH. IV-2

[Mortgage]

SCHEDULE XV

CERTIFICATE WITH RESPECT TO DISPOSITION OF CASH SECURITY DEPOSIT

This Certificate with Respect to Disposition of Cash Security Deposit (this “Certificate”) dated                    , 20     is given to Morgan Stanley Mortgage Capital Holdings LLC (together with its successors and assigns, “Lender”) by Broadway 500 West Monroe Fee LLC (“Borrower”) in connection with that certain Loan Agreement between Lender and Borrower dated July 11, 2007 (the “Loan Agreement”). The capitalized terms not defined herein shall have the definitions ascribed to them in the Loan Agreement.

Borrower hereby certifies to Lender that Borrower is herewith delivering to Lender the following (the “Cash Security”) with respect to the terms of the Lease Agreement between                                     , as Landlord, and                             , as Tenant (“Tenant”), dated                                :

[Recite check endorsed to the order of Lender or, if cash, state Cash] in the amount of $            .

Attached hereto is a written direction with respect to the Cash Security. The action requested pursuant to such written direction is [if a refund to Tenant] required or [if a transfer to the Rollover/Replacement Fund] authorized, as the case may be.

BORROWER:

BROADWAY 500 WEST MONROE FEE LLC,
a Delaware limited liability company

By:
Name:
	Title:	Authorized Signatory

Direction to Deliver Cash Security

Pursuant to that certain Loan Agreement between Lender and the undersigned dated July 11, 2007 (the “Loan Agreement”), the undersigned hereby directs Lender to take the following action:

[Deposit the Cash Security to the Rollover/Replacement/Reserve Fund]

[Cause there to be issued a check in the amount of the Cash Security to the order of [Tenant] and deliver same to the undersigned for forwarding to [Tenant].

Date:

BROADWAY 500 WEST MONROE FEE LLC,
a Delaware limited liability company

By:
Name:
	Title:	Authorized Signatory

2

SCHEDULE XVI

Form of Certificate with Respect to Disposition of Letter of Credit Security Deposit

SCH. IV-3

[Mortgage]

SCHEDULE XVI

CERTIFICATE WITH RESPECT TO DISPOSITION OF LETTER OF CREDIT SECURITY DEPOSIT

This Certificate with Respect to Disposition of Letter of Credit Security Deposit (this “Certificate”) dated                     , 20     is given to Morgan Stanley Mortgage Capital Holdings LLC (together with its successors and assigns, “Lender”) by Broadway 500 West Monroe Fee LLC (“Borrower”) in connection with that certain Loan Agreement between Lender and Borrower dated July 11, 2007 (the “Loan Agreement”). The capitalized terms not defined herein shall have the definitions ascribed to them in the Loan Agreement.

Borrower hereby certifies to Lender that Letter of Credit number         , dated                     , issued by                              for the account of                     , may be drawn upon pursuant to the terms of the Lease Agreement between                                         , as Landlord, and                                 , as Tenant, dated                                     , in accordance with the written direction dated                     , a copy of which written direction is attached hereto.

BORROWER:

BROADWAY 500 WEST MONROE FEE LLC, a Delaware limited liability company

By:
Name:
	Title:	Authorized Signatory

Direction to Draw Upon Letter of Credit

Pursuant to that certain Loan Agreement between Lender and the undersigned dated July 11, 2007 (the “Loan Agreement”), the undersigned hereby directs Lender to draw $             under Letter of Credit number         , dated                     , issued by                                  for the account of                         , and to deposit the proceeds of such draw into the Rollover/Replacement Reserve Account.

Date:

BROADWAY 500 WEST MONROE FEE LLC, a Delaware limited liability company

By:
Name:
	Title:	Authorized Signatory

2

SCHEDULE XVII

Form of Form of Non-disturbance Agreement

(Lender)

- and -

(Tenant)

SUBORDINATION, NON-DISTURBANCE

AND ATTORNMENT AGREEMENT

Dated:

Location:

Section:

Block:

Lot:

County:

PREPARED BY AND UPON

RECORDATION RETURN TO:

Cadwalader, Wickersham & Taft LLP

One World Financial Center

New York, New York 10281

Attention: John M. Zizzo, Esq.

File No.:

Title No.:

SCH. IV-4

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (this “Agreement”) is made as of the          day of                     , 20     by and between [LENDER], having an address at [LENDER’S ADDRESS] (“Lender”) and                                                                  , having an address at                                                                                        (“Tenant”).

RECITALS:

A. Lender has made a loan in the approximate amount of $             to Landlord (defined below), which Loan is given pursuant to the terms and conditions of that certain Loan Agreement dated                     , 20    , between Lender and Landlord (the “Loan Agreement”). The Loan is evidenced by a certain Promissory Note dated                     , 20    , given by Landlord to Lender (the “Note”) and secured by a certain [Mortgage] [Deed of Trust] and Security Agreement dated                     , 20    , given by Landlord to Lender (the “Mortgage”), which encumbers the fee estate of Landlord in certain premises described in Exhibit A attached hereto (the “Property”);

B. Tenant occupies a portion of the Property under and pursuant to the provisions of a certain lease dated                     ,          , between                     , as landlord (“Landlord”) and Tenant, as tenant (the “Lease”); and

C. Tenant has agreed to subordinate the Lease to the Mortgage and to the lien thereof and Lender has agreed to grant non-disturbance to Tenant under the Lease on the terms and conditions hereinafter set forth.

AGREEMENT:

For good and valuable consideration, Tenant and Lender agree as follows:

1. Subordination. Tenant agrees that the Lease and all of the terms, covenants and provisions thereof and all rights, remedies and options of Tenant thereunder are and shall at all times continue to be subject and subordinate in all respects to the Mortgage and to the lien thereof and all terms, covenants and conditions set forth in the Mortgage and the Loan Agreement including without limitation all renewals, increases, modifications, spreaders, consolidations, replacements and extensions thereof and to all sums secured thereby with the same force and effect as if the Mortgage and Loan Agreement had been executed, delivered and (in the case of the Mortgage) recorded prior to the execution and delivery of the Lease.

2. Non-Disturbance. Lender agrees that if any action or proceeding is commenced by Lender for the foreclosure of the Mortgage or the sale of the Property, Tenant shall not be named as a party therein unless such joinder shall be required by law, provided, however, such joinder shall not result in the termination of the Lease or disturb the Tenant’s possession or use of the premises demised thereunder, and the sale of the Property in any such action or proceeding shall be made subject to all rights of Tenant under the Lease except as set forth in Section 3 below, provided that at the time of the commencement of any such action or

SCH. IV-5

proceeding or at the time of any such sale or exercise of any such other rights the following conditions (the “Conditions”) exist: (a) the term of the Lease shall have commenced pursuant to the provisions thereof, (b) Tenant shall be in possession of the premises demised under the Lease, (c) the Lease shall be in full force and effect and (d) Tenant shall not be in default under any of the terms, covenants or conditions of the Lease or of this Agreement on Tenant’s part to be observed or performed beyond the expiration of any applicable notice or grace periods.

3. Attornment. Lender and Tenant agree that upon the conveyance of the Property by reason of the foreclosure of the Mortgage or the acceptance of a deed or assignment in lieu of foreclosure or otherwise, the Lease shall not be terminated or affected thereby (at the option of the transferee of the Property (the “Transferee”) if the Conditions above have not been met at the time of such transfer) but shall continue in full force and effect as a direct lease between the Transferee and Tenant upon all of the terms, covenants and conditions set forth in the Lease and in that event, Tenant agrees to attorn to the Transferee and the Transferee shall accept such attornment, and the Transferee shall not be (a) obligated to complete any construction work required to be done by Landlord pursuant to the provisions of the Lease or to reimburse Tenant for any construction work done by Tenant, (b) liable (i) for Landlord’s failure to perform any of its obligations under the Lease which have accrued prior to the date on which the Transferee shall become the owner of the Property, or (ii) for any act or omission of Landlord, whether prior to or after such foreclosure or sale, (c) required to make any repairs to the Property or to the premises demised under the Lease required as a result of fire, or other casualty or by reason of condemnation unless the Transferee shall be obligated under the Lease to make such repairs and shall have received sufficient casualty insurance proceeds or condemnation awards to finance the completion of such repairs, (d) required to make any capital improvements to the Property or to the premises demised under the Lease which Landlord may have agreed to make, but had not completed, or to perform or provide any services not related to possession or quiet enjoyment of the premises demised under the Lease, (e) subject to any offsets, defenses, abatements or counterclaims which shall have accrued to Tenant against Landlord prior to the date upon which the Transferee shall become the owner of the Property, (f) liable for the return of rental security deposits, if any, paid by Tenant to Landlord in accordance with the Lease unless such sums are actually received by the Transferee, (g) bound by any payment of rents, additional rents or other sums which Tenant may have paid more than one (1) month in advance to any prior Landlord unless (i) such sums are actually received by the Transferee or (ii) such prepayment shall have been expressly approved of by the Transferee, (h) bound to make any payment to Tenant which was required under the Lease, or otherwise, to be made prior to the time the Transferee succeeded to Landlord’s interest, (i) bound by any agreement amending, modifying or terminating the Lease made without the Lender’s prior written consent prior to the time the Transferee succeeded to Landlord’s interest or (j) bound by any assignment of the Lease or sublease of the Property, or any portion thereof, made prior to the time the Transferee succeeded to Landlord’s interest other than if pursuant to the provisions of the Lease.

4. Notice to Tenant. After notice is given to Tenant by Lender that the Landlord is in default under the Note and the Mortgage and that the rentals under the Lease should be paid to Lender pursuant to the terms of the assignment of leases and rents executed and delivered by Landlord to Lender in connection therewith, Tenant shall thereafter pay to Lender or as directed by the Lender, all rentals and all other monies due or to become due to

SCH. IV-6

Landlord under the Lease and Landlord hereby expressly authorizes Tenant to make such payments to Lender and hereby releases and discharges Tenant from any liability to Landlord on account of any such payments.

5. Lender’s Consent. Tenant shall not, without obtaining the prior written consent of Lender, (a) enter into any agreement amending, modifying or terminating the Lease, (b) prepay any of the rents, additional rents or other sums due under the Lease for more than one (1) month in advance of the due dates thereof, (c) voluntarily surrender the premises demised under the Lease or terminate the Lease without cause or shorten the term thereof, or (d) assign the Lease or sublet the premises demised under the Lease or any part thereof other than pursuant to the provisions of the Lease; and any such amendment, modification, termination, prepayment, voluntary surrender, assignment or subletting, without Lender’s prior consent, shall not be binding upon Lender.

6. Lender to Receive Notices. Tenant shall provide Lender with copies of all written notices sent to Landlord pursuant to the Lease simultaneously with the transmission of such notices to the Landlord. Tenant shall notify Lender of any default by Landlord under the Lease which would entitle Tenant to cancel the Lease or to an abatement of the rents, additional rents or other sums payable thereunder, and agrees that, notwithstanding any provisions of the Lease to the contrary, no notice of cancellation thereof or of such an abatement shall be effective unless Lender shall have received notice of default giving rise to such cancellation or abatement and shall have failed within sixty (60) days after receipt of such notice to cure such default, or if such default cannot be cured within sixty (60) days, shall have failed within sixty (60) days after receipt of such notice to commence and thereafter diligently pursue any action necessary to cure such default.

7. Notices. All notices or other written communications hereunder shall be deemed to have been properly given (i) upon delivery, if delivered in person or by facsimile transmission with receipt acknowledged by the recipient thereof and confirmed by telephone by sender, (ii) one (1) Business Day (hereinafter defined) after having been deposited for overnight delivery with any reputable overnight courier service, or (iii) three (3) Business Days after having been deposited in any post office or mail depository regularly maintained by the U.S. Postal Service and sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

If to Tenant:	_________________________________________
_________________________________________
_________________________________________
Attention: _________________________________
Facsimile No. ______________________________

If to Lender:	[Lender’s Notice]

SCH. IV-7

With a copy to:	Cadwalader, Wickersham & Taft LLP
One World Financial Center
New York, New York 10281
Attention: John M. Zizzo, Esq.
Facsimile No. (212) 504-6666

or addressed as such party may from time to time designate by written notice to the other parties. For purposes of this Section, the term “Business Day” shall mean a day on which commercial banks are not authorized or required by law to close in New York, New York.

Either Party by notice to the other may designate additional or different addresses for subsequent notices or communications.

8. Joint and Several Liability. If Tenant consists of more than one person, the obligations and liabilities of each such person hereunder shall be joint and several. This Agreement shall be binding upon and inure to the benefit of Lender and Tenant and their respective successors and assigns.

9. Definitions. The term “Lender” as used herein shall include the successors and assigns of Lender and any person, party or entity which shall become the owner of the Property by reason of a foreclosure of the Mortgage or the acceptance of a deed or assignment in lieu of foreclosure or otherwise. The term “Landlord” as used herein shall mean and include the present landlord under the Lease and such landlord’s predecessors and successors in interest under the Lease, but shall not mean or include Lender. The term “Property” as used herein shall mean the Property, the improvements now or hereafter located thereon and the estates therein encumbered by the Mortgage.

10. No Oral Modifications. This Agreement may not be modified in any manner or terminated except by an instrument in writing executed by the parties hereto.

11. Governing Law. This Agreement shall be deemed to be a contract entered into pursuant to the laws of the State where the Property is located and shall in all respects be governed, construed, applied and enforced in accordance with the laws of the State where the Property is located.

12. Inapplicable Provisions. If any term, covenant or condition of this Agreement is held to be invalid, illegal or unenforceable in any respect, this Agreement shall be construed without such provision.

13. Duplicate Originals; Counterparts. This Agreement may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original. This Agreement may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single Agreement. The failure of any party hereto to execute this Agreement, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder.

SCH. IV-8

14. Number and Gender. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

15. Transfer of Loan. Lender may sell, transfer and deliver the Note and assign the Mortgage, this Agreement and the other documents executed in connection therewith to one or more investors in the secondary mortgage market (“Investors”). In connection with such sale, Lender may retain or assign responsibility for servicing the loan, including the Note, the Mortgage, this Agreement and the other documents executed in connection therewith, or may delegate some or all of such responsibility and/or obligations to a servicer including, but not limited to, any subservicer or master servicer, on behalf of the Investors. All references to Lender herein shall refer to and include any such servicer to the extent applicable.

16. Further Acts. Tenant will, at the cost of Tenant, and without expense to Lender, do, execute, acknowledge and deliver all and every such further acts and assurances as Lender shall, from time to time, require, for the better assuring and confirming unto Lender the property and rights hereby intended now or hereafter so to be, or for carrying out the intention or facilitating the performance of the terms of this Agreement or for filing, registering or recording this Agreement, or for complying with all applicable laws.

17. Limitations on Lender’s Liability. Tenant acknowledges that Lender is obligated only to Landlord to make the Loan upon the terms and subject to the conditions set forth in the Loan Agreement. In no event shall Lender or any purchaser of the Property at foreclosure sale or any grantee of the Property named in a deed-in-lieu of foreclosure, nor any heir, legal representative, successor, or assignee of Lender or any such purchaser or grantee (collectively the Lender, such purchaser, grantee, heir, legal representative, successor or assignee, the “Subsequent Landlord”) have any personal liability for the obligations of Landlord under the Lease and should the Subsequent Landlord succeed to the interests of the Landlord under the Lease, Tenant shall look only to the estate and property of any such Subsequent Landlord in the Property for the satisfaction of Tenant’s remedies for the collection of a judgment (or other judicial process) requiring the payment of money in the event of any default by any Subsequent Landlord as landlord under the Lease, and no other property or assets of any Subsequent Landlord shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant’s remedies under or with respect to the Lease; provided, however, that the Tenant may exercise any other right or remedy provided thereby or by law in the event of any failure by Subsequent Landlord to perform any such material obligation.

SCH. IV-9

IN WITNESS WHEREOF, Lender and Tenant have duly executed this Agreement as of the date first above written.

LENDER: [Lender]

By:
Name: Title:

TENANT:

__________________________________
a ___________________________

By:
Name: Title:

The undersigned accepts and agrees to

the provisions of Section 4 hereof:

LANDLORD:

_________________________, a
____________________________________________

By:
Name: Title:

SCH. IV-10

ACKNOWLEDGMENTS

[INSERT STATE SPECIFIC ACKNOWLEDGMENT]

SCH.IV-11

EXHIBIT A

LEGAL DESCRIPTION

SCH. XIV-1

SCHEDULE XVIII

Form of Officer’s Certificate with respect to Leasing Expenses from the Rollover/Replacement

Reserve Funds

SCH. XIV-2

SCHEDULE XIX

[Reserved]

SCH. XIV-3

[Mortgage]

SCHEDULE XVIII

OFFICER’S CERTIFICATE WITH RESPECT TO LEASING EXPENSES FROM THE

ROLLOVER/REPLACEMENT RESERVE FUND

This Officer’s Certificate with respect to Leasing Expenses from the Rollover/Replacement Reserve Funds (this “Certificate”) dated                     , 20     is given to Morgan Stanley Mortgage Capital Holdings LLC (together with its successors and assigns, “Lender”) by Broadway 500 West Monroe Fee LLC (“Borrower”) in connection with that certain Loan Agreement between Lender and Borrower dated July 11, 2007 (the “Loan Agreement”). The capitalized terms not defined in this Certificate shall have the definitions ascribed to them in the Loan Agreement.

1. Borrower designates the following lease as the lease (“Lease”) with respect to which this certificate relates: Lease dated                      between                                      as landlord and                                      as tenant (as amended).

2. A disbursement in the amount of $                      from the Rollover/Replacement Reserve Fund is hereby requested.

3. Borrower certifies that the aforesaid Leasing Expenses have been incurred by Borrower.

BORROWER:

BROADWAY 500 WEST MONROE FEE LLC, a Delaware limited liability company

By:
Name:
Title: Authorized Signatory

[If disbursement relates to tenant improvement or leasing commission obligations, attach copies of paid or to be paid invoices.]